SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             HPL Technologies, Inc.
-------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[ ]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: common stock, par value $0.001 per share, of HPL Technologies, Inc. ("HPL").

         (2)      Aggregate number of securities to which transaction applies:
                  (i) 41,305,348 shares of HPL common stock (representing the number of shares of HPL common stock outstanding as of October 2, 2005) and (ii) 5,460,168 shares of HPL common stock issuable pursuant to stock options outstanding as of October 2, 2005 under HPL's stock option plans with exercise prices of less than $0.30 per share.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (i) $0.30 per share of HPL common stock and
                  (ii) $352,950.44 to be paid to the holders of HPL's stock options with exercise prices of less than $0.30 per share.

         (4)      Proposed maximum aggregate value of transaction: $12,744,554.

         (5)      Total fee paid: $2,549.

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:___________________________________________

         (2) Form, Schedule or Registration Statement No.:_____________________

         (3) Filing Party:_____________________________________________________

         (4) Date Filed:_______________________________________________________

                             HPL TECHNOLOGIES, INC.

                          2033 Gateway Place, Suite 400
                               San Jose, CA 95110

Dear Stockholder:

         We invite you to attend a special meeting of stockholders of HPL Technologies, Inc. ("HPL", or the "Company") to be held on December 6, 2005, at 10:00 a.m. PST, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California 95110. Holders of record of HPL common stock at the close of business on October 21, 2005 will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of that meeting.

         At the special meeting, we will ask you to adopt the merger agreement that we entered into on October 2, 2005 with Synopsys, Inc., a Delaware corporation ("Synopsys"), and Snap Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Synopsys ("Merger Sub"). As contemplated by the merger agreement, Merger Sub will merge with and into HPL, with HPL surviving the merger as a wholly-owned subsidiary of Synopsys. If we complete the merger, each stockholder of HPL will be entitled to receive $0.30 per share in cash for each outstanding share of HPL common stock held by such stockholder.

         We cannot complete the merger unless all of the conditions to closing are satisfied, including the adoption of the merger agreement by holders of a majority of the outstanding shares of HPL common stock. Assuming the merger agreement is adopted by the stockholders of HPL common stock and the other conditions to closing are satisfied, the merger will be completed promptly following the special meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

         Several HPL executive officers and all HPL directors, who collectively own approximately 12.4% of the outstanding shares of HPL common stock, have expressed their support for the merger and have entered into voting agreements and executed irrevocable proxies obligating them to vote their shares in favor of the adoption of the merger agreement. In addition, pursuant to the merger agreement, Synopsys, which owns approximately 15.1% of the outstanding shares of HPL common stock, has agreed to vote its shares in favor of the adoption of the merger agreement.

         The attached notice of special meeting and proxy statement explain the proposed merger and the merger agreement and provide detailed information concerning the special meeting. Please carefully read these materials, including the annexes.

         Your vote is very important. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                   Sincerely



                                   /s/ Cary D. Vandenberg
                                   -------------------------------------------
                                   Cary D. Vandenberg
                                   President and Chief Executive Officer


November 1, 2005

                             HPL TECHNOLOGIES, INC.
                          2033 Gateway Place, Suite 400
                               San Jose, CA 95110

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 6, 2005

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of HPL Technologies, Inc. ("HPL") will be held on December 6, 2005, at 10:00 a.m. PST, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California 95110, for the following purposes, as more fully described in the attached proxy statement:

         (1) To consider and vote upon a proposal to adopt the Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition, Inc. and HPL;

         (2) To vote to adjourn the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies; and

         (3) To consider such other business as may properly come before the special meeting and any adjournment or postponement thereof.

         The Board of Directors of HPL has unanimously determined that the merger is in the best interests of HPL and its stockholders and unanimously recommends that you vote to adopt the merger agreement. The merger agreement and the proposed merger are more fully described in the attached proxy statement, which we urge you to read carefully.

         Stockholders of record at the close of business on October 21, 2005 are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the special meeting in person. Adoption of the merger agreement will require the affirmative vote of the holders of a majority of outstanding shares of HPL common stock. Holders of HPL common stock are entitled to appraisal rights under the General Corporation Law of the State of Delaware, if they meet certain conditions. See "The Merger - Appraisal Rights of Stockholders" on page 28 of the attached proxy statement.

                             YOUR VOTE IS IMPORTANT.

         Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

         If you sign, date and mail your proxy card without indicating how you wish to vote, the shares represented by that proxy card will be voted in favor of all of the proposals, including the adoption of the merger agreement. If you fail to return your proxy card and do not vote in person at the special meeting, your shares cannot be counted for the purposes of determining whether a quorum is present at the special meeting. If a quorum is not present at the special meeting, the merger agreement cannot be adopted and the merger will be delayed or, at worst, may be canceled. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person at the meeting.


                          BY ORDER OF THE BOARD OF DIRECTORS


                          /s/ Michael P. Scarpelli
                          -----------------------------------------------------
                          Michael P. Scarpelli
                          Secretary

San Jose, California
November 1, 2005

                            2.HPL TECHNOLOGIES, INC.

                                 PROXY STATEMENT
                             DATED NOVEMBER 1, 2005

                         SPECIAL MEETING OF STOCKHOLDERS
                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the proposed merger. A more detailed description of these matters can be found elsewhere in this proxy statement. We urge you to read the entire proxy statement carefully.

Q: When and where is the special meeting?

A: HPL will hold a special meeting of its stockholders on December 6, 2005, at 10:00 a.m. PST, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California 95110.

Q: What is the purpose of the special meeting?

A: At the special meeting, you will be asked to adopt the Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc. ("Synopsys"), Snap Acquisition, Inc. ("Merger Sub") and HPL Technologies, Inc. ("HPL"). Only HPL stockholders as of the close of business on October 21, 2005 (the "Record Date") will be entitled to notice of and to vote at the special meeting.

Q: What effect will the merger have on HPL?

A: Pursuant to the merger agreement, Snap Acquisition, Inc., a wholly-owned subsidiary of Synopsys, will be merged with and into HPL, with HPL surviving the merger as a wholly-owned subsidiary of Synopsys.

Q: What will I be entitled to receive pursuant to the merger?

A: As a result of the merger, HPL stockholders (other than stockholders who have perfected their appraisal rights) will be entitled to receive $0.30 in cash for each share of HPL common stock they own. For example, if you own 1,000 shares of HPL common stock, you will be entitled to receive $300.00 in cash in exchange for all of your HPL shares.

Q: Will I own any shares of HPL common stock or Synopsys common stock after completion of the merger?

A: No. You are entitled only to be paid cash for your shares of HPL common stock.

Q: What do I need to do now?

A: HPL urges you to read this proxy statement carefully, including the annexes, and consider how the merger affects you. After reading this proxy statement carefully, you should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible, even if you plan to attend the meeting in person, so that your shares may be represented at the special meeting. Unless contrary instructions are indicated on your proxy card, all of your shares of HPL common stock represented by your proxy card will be voted "FOR" the adoption of the merger agreement.

Q: How do HPL's Board of Directors recommend I vote?

A: At a meeting held on October 2, 2005, HPL's Board of Directors (the "Board") unanimously approved, adopted and declared advisable the merger agreement and the merger and recommended that HPL stockholders adopt the merger agreement.

Q: What happens if I do not return a proxy card?

A: If you fail to return a proxy card and do not vote in person at the special meeting (or by Internet or phone as discussed below), your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption of the merger agreement.

Q: May I vote in person?

A: Yes. If your shares are not held by a broker or bank, you may vote your shares in person at the special meeting. If your shares are held by a broker or bank, you must obtain a proxy card from your broker or bank in order to vote in person at the special meeting.

Q: May I submit a proxy via the Internet or telephone?

A: Yes, if your shares are held by a broker or bank and such a service is provided by your broker or bank, you may submit a proxy by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank. To submit a proxy via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank. If your shares are registered in your name, you may vote your shares only by returning a signed proxy card or voting in person at the special meeting - you will not be able to submit a proxy via the Internet or telephone.

Q: May I change my vote after I have submitted my proxy card?

A: Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of several ways. First, you can send a written, dated notice to the secretary of HPL stating that you revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, if you submitted a proxy via the Internet or telephone, you can submit a revised proxy through the Internet or telephone prior to the close of the Internet or telephone proxy submission facility. Fourth, you can attend the special meeting and vote in person. Your attendance at the meeting alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my broker holds my shares, will my broker vote my shares for me?

A: Yes, but only if your broker receives instructions from you. Otherwise, your broker will not be able to vote your shares on the proposal to adopt the merger agreement and the proposal to grant discretionary authority to adjourn the special meeting for the purpose of soliciting additional proxies. You should instruct your broker to vote your shares, following the procedures provided by your broker. Without instructions, your shares will not be voted on such matters, the effect of which will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will effectively be counted as a vote against adoption of the merger agreement, and will not be counted as a vote for or against the adjournment proposal.

Q: Should I send in my stock certificates now?

A: No. If the merger is completed, each share of HPL common stock issued and outstanding immediately prior to the completion of the merger will be canceled and will be automatically converted into the right to receive the cash merger consideration provided in the merger agreement. After the merger is completed, Synopsys will send you written instructions for exchanging your HPL stock certificates for the cash merger consideration.

Q: When do you expect the merger to be completed?

A: Assuming the merger agreement is adopted by the holders of a majority of the outstanding shares of HPL common stock, the merger is expected to be completed promptly following the special meeting. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q: Am I entitled to appraisal rights?

A: Appraisal rights entitle, under certain circumstances, stockholders of Delaware corporations to receive a cash payment equal to the fair value of their shares as determined by the Delaware Court of Chancery. Holders of HPL common stock who do not vote in favor of adoption of the merger agreement, who timely submit a written demand for appraisal of their shares, who continuously hold such shares through the effective time of the merger and who otherwise comply with the procedures of Section 262 of the General Corporation Law of the State of Delaware, have appraisal rights. A detailed description of the appraisal rights and procedures available to HPL stockholders is included in "The Merger--Appraisal Rights of Stockholders" beginning on page 28. The full text of
Section 262 of the General Corporation Law of the State of Delaware is included as Annex D to this proxy statement.

Q: Will I be taxed on the merger consideration?

A: Yes. Stockholders will generally recognize capital gain or capital loss equal to the difference between the cash received pursuant to the merger agreement and their adjusted tax basis in their shares of HPL common stock.

Q: Who should I contact if I have more questions about the merger?


If you have questions about the merger or would like additional copies of this proxy statement, you should contact Michael P. Scarpelli, Chief Financial Officer of HPL, at (408) 501-9281.

                                     SUMMARY


         This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger and related transactions fully and for a more complete description of the legal terms of the merger agreement, you should read carefully this entire proxy statement and the documents we refer to herein. See "Where You Can Find More Information." A copy of the merger agreement is attached as Annex A to this proxy statement. HPL encourages you to read the merger agreement as it is the legal document that governs the merger. HPL has included page references to other sections of this proxy statement in parentheses to direct you to a more complete description of the topics presented in this summary.


Forward-Looking Statements


         This proxy statement contains "forward-looking statements," as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "1934 Act"), that are based on HPL's current expectations, assumptions, estimates and projections about HPL and its industry. The forward-looking statements are subject to various risks and uncertainties. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "intend," "project," "should" and similar expressions. Those statements include, among other things, the risk that the merger may not be completed in a timely manner, if at all, risks regarding employee retention and other risks detailed in HPL's current filings with the SEC, including HPL's most recent filings on Form 10-K and Form 10-Q which discuss these and other important risk factors concerning HPL and HPL's operations. HPL cautions you that reliance on any forward-looking statement involves risks and uncertainties, and that although HPL believes that the assumptions on which its forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that HPL will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. HPL does not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.


The Companies


         HPL Technologies, Inc.
         2033 Gateway Place, Suite 400
         San Jose, CA  95110
         Telephone: (408) 501-9281

         HPL supplies the software, services and technology necessary for semiconductor companies to streamline their design process and optimize product yields. Integrated device manufacturers, fab-less semiconductor companies and foundries utilize HPL's comprehensive portfolio of silicon-proven intellectual property, highly flexible data analysis platforms, factory floor systems and professional services to facilitate product development from design through manufacturing and test phases.

         Synopsys, Inc.
         700 E. Middlefield Road
         Mountain View, CA 94043
         Telephone: (650) 584-5000


         Synopsys is a world leader in electronic design automation software for semiconductor design. Synopsys delivers semiconductor design and verification software platforms and integrated circuit manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips. Synopsys also provides intellectual property and design services to help simplify the design process, reduce design costs and accelerate time to market for its customers.

         Snap Acquisition, Inc.
         700 E. Middlefield Road
         Mountain View, CA 94043
         Telephone: (650) 584-5000


         Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Synopsys. Merger Sub was organized solely for the purpose of entering into the merger agreement and completing the merger with HPL and has not conducted any business operations.


Conversion of Shares; Procedures for Exchange of Common Stock Certificates (Page 27)


         Upon the completion of the merger, each issued and outstanding share of HPL common stock (other than shares held by Synopsys or stockholders who have perfected their appraisal rights) will be canceled and will be automatically converted into the right to receive $0.30 in cash.


         Upon the completion of the merger, you will have the right to receive the merger consideration described above, but you will no longer have any rights as a HPL stockholder. You will receive the merger consideration after exchanging your HPL stock certificates in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.


Treatment of Stock Options and ESPP (Page 31)


         In connection with the merger, Synopsys will not assume any outstanding options to acquire HPL common stock. Prior to the effective time of the merger, HPL will cause all of the outstanding options to be accelerated and converted into the right to receive cash in the amount equal to the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of the shares subject to such option. If the exercise price of an option exceeds $0.30, then the holder of such option will not receive any cash consideration. All outstanding stock options will be terminated upon the effective time of the merger.


         HPL has previously suspended its employee stock purchase plans ("ESPPs"). As a result, there are no outstanding rights to purchase shares of HPL common stock under such plans.


         Subject to consummation of the Merger, HPL's stock option plans and ESPPs will be terminated.

Reasons for the Merger (Page 17)

         In the course of reaching its decision to adopt the merger agreement and recommend its adoption by HPL stockholders, the Board considered a number of factors in its deliberations, including, among others:

o HPL's distressed financial condition, including management's view that the near term cash and liquidity constraints are such that without an immediate infusion of capital, HPL's ability to continue as a going concern is in question;

o The Board's review of management's preliminary report on revenues and new bookings for HPL's fiscal quarter ended September 30, 2005, which are expected to fall significantly short of internal projections;

o HPL's recent inability to raise additional capital without substantial discount and dilution to existing stockholders due in part to HPL's inability to qualify for listing on a major exchange and to the lack of liquidity in its shares;

o HPL's diminished cash position and its inability to borrow to support operations, other than to bridge a transaction for HPL or another financing;

o The substantial efforts undertaken by HPL and its financial advisor to raise capital and/or find a merger partner for HPL;

o The terms of the merger agreement, including the ability of HPL to accept a superior offer and terminate the merger agreement, subject to payment of a termination fee; and

o The opinion of SVB Alliant, HPL's financial advisor, that the merger consideration to be received by HPL stockholders is fair from a financial point of view.

These factors and others are further described below in this proxy statement.

Recommendation of the Board of Directors (Page 17)

         The Board unanimously:

o approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement;

o determined and believed that the merger is advisable, and fair to and in the best interests of HPL's stockholders; and

o        recommended that HPL's stockholders adopt the merger agreement.

Opinion of Financial Advisor to HPL (Page 18)

         On October 2, 2005, SVB Alliant, HPL's financial advisor, delivered its written opinion to the Board that, as of the date of such opinion, and based upon the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, as set forth in such opinion, the merger consideration for HPL common stock is fair to HPL stockholders from a financial point of view.

         The full text of SVB Alliant's written opinion which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. The SVB Alliant opinion is addressed to the Board and is directed only to the fairness from a financial point of view of the consideration to be received in the merger by the holders of HPL common stock. The SVB Alliant opinion does not constitute a recommendation to any HPL stockholder as to how such stockholder should vote. HPL stockholders are urged to read the SVB Alliant opinion in its entirety.

Voting Agreements (Page 41)

         As a condition to Synopsys entering into the merger agreement, all of the members of the Board and certain of HPL's executive officers have entered into voting agreements with Synopsys, providing that they will vote all shares of HPL's common stock owned by them for the adoption of the merger agreement and against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of HPL under the merger agreement and certain other actions discussed further below in this proxy statement. The voting agreements terminate upon the earlier of the date upon which the merger becomes effective or the termination of the merger agreement.

Interests of Our Directors and Executive Officers in the Merger (Page 24)

         In considering the recommendation of the Board, you should be aware that the executive officers and directors of HPL have interests in the merger that may be different from, or in addition to, yours, including, among others, continuation of certain indemnification and insurance arrangements, acceleration of vesting in stock options and the right to receive a cash payment for the difference between the merger consideration and the exercise price for such options, opportunities for continued employment, and eligibility for certain severance benefits, bonus payments and other benefits.

Conditions to the Merger (Page 36)

         Completion of the merger is subject to the satisfaction or waiver of various conditions, including, among others, the following conditions to the obligations of one or both of HPL and Synopsys: (i) the adoption of the merger agreement by HPL stockholders, (ii) the accuracy of the representations and warranties of each of HPL and Synopsys made in the merger agreement, (iii) the performance by HPL and Synopsys of their respective covenants and obligations in all material respects, (iv) holders of no more than 10% of the shares of HPL common stock as of the date of the completion of the merger having demanded appraisal rights, (v) the absence of any material adverse change to HPL, (vi) the receipt of all approvals and consents of applicable governmental and regulatory agencies, (vii) certain employees of HPL having entered into offer letters with Synopsys and (viii) the absence of any legal restraint or prohibition that has the effect of preventing completion of the merger or related transactions.

Termination of the Merger Agreement (Page 38)

         Each of Synopsys and HPL has the right to terminate the merger agreement under the circumstances set forth in the merger agreement.

Expenses and Termination Fees (Page 40)

         The merger agreement provides that regardless of whether the merger is completed, all expenses incurred by the parties will be borne by the party incurring such expenses, provided, however, that HPL shall pay Synopsys' expenses up to $150,000 if the merger agreement is terminated because HPL's stockholders do not adopt the merger agreement. In addition, HPL has agreed to pay a termination fee of $500,000 if the merger agreement is terminated under certain circumstances set forth in the merger agreement.

No Solicitation of Other Transactions (Page 35)

         HPL has agreed it will not solicit or encourage the initiation of inquiries regarding any acquisition proposals by third parties, or take other actions with respect to such proposals that are prohibited by the merger agreement. HPL may, however, provide non-public information to, and enter into discussions with, another party or parties with respect to an acquisition proposal that constitutes or is likely to lead to a superior offer, subject to the provisions of the merger agreement.

Material United States Federal Income Tax Consequences of the Merger (Page26)

         The exchange of shares of HPL common stock for the cash merger consideration will be a taxable transaction to HPL's stockholders for United States federal income tax purposes.

         Because individual circumstances may differ, we urge you to consult your tax advisor with respect to the tax consequences of the merger to you.

Accounting Treatment (Page 28)

         The merger will be accounted for as a purchase transaction for financial accounting purposes.

Regulatory Filings and Approvals Required to Complete the Merger (Page 26)

         HPL is not aware of any material governmental or regulatory approval required for completion of the merger other than compliance with Delaware law.

Appraisal Rights of Stockholders (Page 28)

         HPL stockholders have the right under Delaware law to exercise appraisal rights and to receive payment in cash for the fair value of their shares of HPL common stock determined in accordance with Delaware law. The fair value of shares of HPL common stock as determined in accordance with Delaware law may be more or less than, or the same as, the merger consideration to be paid to non-dissenting stockholders pursuant to the merger agreement. Stockholders who wish to exercise appraisal rights must not vote in favor of the adoption of the merger agreement, must timely submit a written demand for appraisal of their shares, must continue to hold such shares through the effective time of the merger and must precisely follow other specific procedures, or their appraisal rights may be lost. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex D. HPL's stockholders are encouraged to read these provisions carefully and in their entirety.

                       RISK FACTORS RELATED TO PROPOSAL 1


         In connection with Proposal 1, you should consider the following factors in conjunction with the other information included in this proxy statement.


     HPL faces serious liquidity challenges and, as a result, if the proposed merger with Synopsys and Merger Sub were delayed or not completed, HPL expects that its business and future prospects would be materially and adversely affected and HPL might be forced to cease operations as a going concern.


         Due to a combination of factors, HPL currently anticipates that its available cash resources will be insufficient to meet HPL's obligations by some point in the fourth quarter of calendar year 2005. The factors contributing to this belief include softness in HPL's revenues in 2005, cash payment requirements under its existing bank credit facility with Silicon Valley Bank and costs associated with the merger. If HPL does not complete the merger or obtain additional financing prior to the time its cash resources become insufficient for its needs, HPL will be unable to meet all of its obligations, which would seriously harm its business and future prospects and could jeopardize its ability to complete the merger. HPL believes that it would be unable to obtain additional financing on acceptable terms under its existing bank credit facility or otherwise and HPL presently anticipates being unable to meet its obligations for the foreseeable future.

         In order to obtain financing from any other source, HPL would be required to obtain the approval of Synopsys and Merger Sub (assuming the merger agreement had not been terminated) and the lender under its existing bank credit facility. Even if HPL obtained the requisite consents, it is likely that HPL would be unable to procure additional financing, and if any financing were available, it would likely be on highly disadvantageous terms given HPL's financial condition. HPL believes such financing would merely postpone rather than avert its liquidity challenges. See "The Merger--Background of the Merger," "--Reasons for the Merger," and "--Opinion of Financial Advisor to HPL".

         HPL believe that its sale represents the only available strategic alternative to address HPL's urgent need for liquidity and capital resources. As a result, if the merger is not completed, HPL believes it would no longer be able to pursue its business strategy and would be forced to effect a liquidation or a comparable alternative and HPL believes its stockholders would receive no consideration for their shares in such a scenario. Upon termination of the merger agreement under certain specified conditions, HPL may be required to reimburse the documented transaction expenses of Synopsys up to a maximum of $150,000. Upon termination of the merger agreement under certain other specified conditions, HPL may be required to pay Synopsys a termination fee of $500,000. HPL believes that any obligation to pay such expenses or fees would further diminish its cash position.


     The fact that there is a merger pending could have an adverse effect on HPL's business, revenue and results of operations.


         While the merger is pending, it creates uncertainty about HPL's future. As a result of this uncertainty, customers may decide to delay, defer or cancel purchases of HPL products and services pending completion of the merger or termination of the merger agreement. If these decisions represent a significant portion of HPL's anticipated revenue, HPL's results of operations and quarterly revenues could be substantially below its expectations and internal projections.


         In addition, while the merger proposal is pending, HPL is subject to a number of risks that may adversely affect its business, revenue and results of operations, including:

o The diversion of management and employee attention and the unavoidable disruption to HPL's relationships with customers and vendors may detract from HPL's ability to grow revenues and minimize costs;

o HPL has and will continue to incur significant expenses related to the merger prior to its closing;

o HPL may be unable to respond effectively to competitive pressures, industry developments and future opportunities; and

o Under the terms of the merger agreement HPL is bound by a number of affirmative and negative covenants that restrict its ability to take certain actions, including, for example, (i) a covenant requiring HPL to obtain Synopsys' consent prior to obtaining any additional financing, and (ii) a covenant requiring HPL to attempt to renegotiate certain contracts, and these restrictions may impair HPL's relations with its customers or harm HPL's business.

                               THE SPECIAL MEETING


Date, Time and Place


         HPL will hold the special meeting on December 6, 2005, at 10:00 a.m. PST, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California 95110.


Purpose of Special Meeting


At the special meeting, HPL stockholders will be asked to:


(1) consider and vote upon a proposal to adopt the Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition, Inc. and HPL;

(2) vote to adjourn the special meeting, if necessary, to another time or place for the purpose of soliciting additional proxies; and

(3) consider such other business as may properly come before the special meeting and any adjournment or postponement thereof.


Record Date; Stock Entitled to Vote; Quorum

         Only holders of record of HPL common stock at the close of business on October 21, 2005, the Record Date, are entitled to notice of and to vote at the special meeting. At the close of business on the Record Date, 41,373,910 shares of HPL common stock were issued and outstanding and held by approximately 1,241 holders of record. The presence at the meeting, either in person or by proxy, of the holders of a majority of the total voting power of the shares of HPL common stock outstanding on the Record Date is necessary to constitute a quorum and to conduct business at the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

Votes Required

         The adoption of the merger agreement by HPL stockholders requires the affirmative vote of a majority of the outstanding shares of HPL common stock as of the close of business on the Record Date. If a stockholder fails to return his or her proxy card and does not vote in person at the special meeting, or otherwise cast a valid ballot at the special meeting in respect of the stockholder's shares, it will have the effect of a vote against adoption of the merger agreement. Holders of record of HPL common stock at the close of business on the Record Date are entitled to one vote per share at the special meeting on each of the proposals.

Voting by HPL's Directors, Executive Officers and Certain Stockholders

         HPL's directors and certain of its executive officers, in their capacity as stockholders, have agreed, pursuant to voting agreements with Synopsys, to vote their shares of HPL common stock in favor of the adoption of the merger agreement. As of the Record Date these stockholders held approximately 5,106,750 shares of HPL common stock, representing approximately 12.4% of the outstanding shares of HPL common stock as of the close of business on the Record Date. The voting agreements do not assure that the required vote will be obtained.

         Synopsys has also agreed to vote the 6,239,128 shares of common stock it holds as of the Record Date, representing approximately 15.1% of the outstanding shares of HPL common stock as of the close of business on the Record Date, in favor of adoption of the merger agreement.

Voting of Proxies

         All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" each of the proposals to be voted upon at the special meeting, including the adoption of the merger agreement.

         Shares of HPL common stock represented at the special meeting but not voting, including shares of HPL common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

         If a stockholder abstains from voting or fails to return his or her proxy card and does not vote in person at the special meeting in respect of the stockholder's shares, it will have the effect of a vote against adoption of the merger agreement. Brokers who hold shares of HPL common stock in street name for customers who are the beneficial owners of such shares may not give a proxy to vote their customers' shares on the adoption of all proposals, including the adoption of the merger agreement and the adjournment proposal in the absence of specific instructions from those customers. These non-voted shares will have the effect of votes against the adoption of all proposals, including the adoption of the merger agreement.

         HPL does not expect that any matters other than the proposals to (i) adopt the merger agreement and (ii) grant discretionary authority to adjourn the special meeting for the purpose of soliciting additional proxies, will be brought before the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of HPL and its stockholders.

Revocability of Proxies

         The grant of a proxy on the enclosed proxy card does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time before the proxy card is voted by:


o filing with the secretary of HPL a duly executed revocation of proxy at any time before the commencement of the special meeting;

o submitting a revised proxy through the Internet or by telephone prior to the close of the Internet or telephone proxy submission facility, respectively, if a stockholder initially submitted a proxy through the Internet or by telephone;

o submitting a duly executed proxy card to the secretary of HPL bearing a later date; or

o appearing at the special meeting and voting in person. (Attendance at the special meeting will not in and of itself constitute revocation of a proxy.)


         If you have instructed your broker to vote your shares, you must follow directions received from your broker to change these instructions.

Solicitation of Proxies

         HPL will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to stockholders by HPL. Certain of HPL's directors, officers and other employees, without commission or other remuneration, may also solicit proxies personally or in writing, by telephone, e-mail or otherwise. You should send in your proxy card by mail without delay. HPL will reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and obtaining your voting instructions.

         You should not send stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of HPL common stock certificates will be mailed to you as soon as practicable after completion of the merger.

         The attached proxy statement is first being mailed to the HPL stockholders on or about November 2, 2005.

THE MERGER

         This section describes the proposed merger and the merger agreement. While HPL believes that the description covers the material terms of the proposed merger, this summary may not contain all of the information that is important to you. Stockholders should carefully read this entire document and the other documents referred to in this proxy statement, such as the merger agreement, for a more complete understanding of the merger.

Background of the Merger

         HPL has been involved in litigation since reporting financial irregularities on July 19, 2002, which led to the restatement of its financial statements for the years ended March 31, 2001 and 2002. Since that time, HPL's operating results have declined, primarily as a result of litigation and the uncertainty of HPL's future, and its financial condition has continuously deteriorated.

         On June 22, 2004, Synopsys purchased 6,239,128 shares of HPL common stock from UBS Financial Services, Inc. ("UBS") for investment purposes. Concurrently with Synopsys' purchase, HPL granted board observer rights to Synopsys. This acquisition of shares enabled HPL to settle its litigation with UBS.

         On November 4, 2004, a motion for preliminary approval of the settlement of a federal securities class action lawsuit brought against HPL and other defendants in connection with the financial irregularities was heard in the United States District Court for the Northern District of California. The motion was granted in an order issued on November 5, 2004, with final approval of the settlement being set for February 24, 2005. The preliminary approval made it feasible for HPL to begin to assess viable financing alternatives. Following approval of the order, HPL commenced discussions with various investment banks to help raise capital for HPL.

         On December 14, 2004, HPL retained SVB Alliant as its exclusive financial advisor to assist in raising additional capital for HPL. SVB Alliant contacted 62 potential investors (none of whom were Synopsys), 24 of whom agreed to meet with HPL. Twelve of these potential investors had follow-on meetings and discussions with HPL. Of these potential investors, five discussed terms of a potential transaction and one delivered a draft term sheet to HPL on April 20, 2005 that was subject to completion of due diligence by the potential investor. The Board found the terms of each potential transaction unacceptable for a number of reasons, including valuation, dilution and preferential rights for the new investors.

         In March 2005, SVB Alliant informed the Board that several potential investors it had contacted displayed more interest in a possible acquisition of HPL than a financing transaction. As a result, the Board authorized management to instruct SVB Alliant to solicit bids for HPL. SVB Alliant notified eight potential bidders, including Synopsys, and asked them to submit indications of interest.

         On April 1, 2005, Randy Tinsley, Vice President of Synopsys, contacted Michael Scarpelli, Chief Financial Officer and Senior Vice President, Administration of HPL, and indicated that he was interested in meeting with Mr. Scarpelli on April 6, 2005.

         On April 6, 2005, Mr. Tinsley and other technical personnel from Synopsys met with Cary Vandenberg, Chief Executive Officer of HPL and Mr. Scarpelli. Synopsys executed a confidentiality agreement and the parties discussed whether Synopsys was interested in exploring a possible acquisition transaction.

         During the period from April 6, 2005 to April 27, 2005, representatives from HPL and Synopsys met to discuss various aspects of HPL's business and operations.

         Between April 6, 2005 and May 24, 2005, HPL also entered into confidentiality agreements with seven other companies that expressed an interest in discussing an acquisition transaction with HPL. Thereafter, HPL entered into discussions and preliminary due diligence with each of the interested parties.

         On June 3, 2005, the Board met to review the status of negotiations with potential acquirors. SVB Alliant reported to the Board that three of the potential acquirors had decided to cease discussions at the present time, while five, including Synopsys, expressed an interest in continuing discussions.

         On June 4, 2005, representatives from HPL and Synopsys met to discuss further various aspects of HPL's business and operations.

         On June 9, 2005, HPL received a written nonbinding term sheet from one party ("Party A"), subject to further due diligence. Also, a second party had indicated that it was preparing to submit a written term sheet to HPL.

         On June 10, 2005, the Board met to review Party A's term sheet and the status of pending negotiations. The Board determined that it was in the best interests of HPL to solicit term sheets from other potential acquirors before Party A's term sheet expired. Although Synopsys had indicated that it remained interested in discussing a possible acquisition transaction, possibly at a higher price than the price offered in Party A's term sheet, Synopsys had not delivered a written offer prior to the Board meeting. The Board again instructed management to continue negotiations with each potential bidder so that all proposals could be evaluated before expiration of Party A's term sheet. The Board also instructed management to negotiate alternative financing to bridge HPL through the sale process.

         On June 13, 2005, the Board met with management, SVB Alliant and HPL's counsel, Heller Ehrman LLP ("Heller Ehrman"), to review the status of potential offers to acquire HPL. SVB Alliant indicated that one of the potential bidders had decided to withdraw from the process and a second would be unable to present an offer during the prescribed time frame. SVB Alliant also advised the Board that it was expecting to receive a term sheet from another potential acquiror ("Party B"). Later that day HPL received a term sheet from Party B. At that time, Synopsys had not expressed any commitment to make an offer for HPL.

         On June 15, 2005, the Board met with management, SVB Alliant and Heller Ehrman to review the status of the discussions with potential acquirors and Party B's term sheet. The Board rejected Party B's term sheet because of the structure of the proposed transaction and the price offered. SVB Alliant reported that Party A was unwilling to increase its initial offer. SVB Alliant also reported that it was continuing discussions with Synopsys. In the following weeks, HPL continued to negotiate with Synopsys and Party A.

         On June 22, 2005, Mr. Vandenberg and Mr. Scarpelli met with Mr. Tinsley and various Synopsys personnel to discuss HPL's products and business outlook. In the following weeks, HPL and Synopsys were unable to reach an agreement on how to proceed with a possible acquisition of HPL by Synopsys.

         On July 14, 2005, the Board met to review the status of the pending negotiations. SVB Alliant reported that Party A had decided to disengage from the process and the third potential acquiror had advised SVB Alliant that it would not submit a proposal. However, SVB Alliant reported that Party B remained interested in the possible acquisition of HPL. The Board instructed management to continue negotiations with Party B.

         On July 21, 2005, the Board met with management and SVB Alliant to review the status of pending negotiations and the terms of various bridge financing alternatives which Mr. Scarpelli obtained from three sources. Mr. Scarpelli updated the Board on the status of the various acquisition proposals and the Board authorized management to enter into an exclusivity arrangement with Party B. The Board also authorized HPL to enter into a financing facility with Silicon Valley Bank that HPL deemed to be more competitive than other alternatives it had reviewed. The bridge financing facility enabled HPL to borrow up to $3.0 million to bridge HPL through a merger, sale or other financing transaction.

         On July 25, 2005, HPL received a new term sheet from Party B and entered into an exclusivity agreement with that party, pursuant to the Board's prior authorization, and ceased discussions with other potential bidders. From July 25, 2005 to August 25, 2005, Party B undertook a due diligence review of HPL and its operation, and began negotiating the terms of a potential acquisition of HPL. The parties were unable to come to an understanding on the structure or price of a transaction and, on August 25, 2005, the parties terminated discussions and Party B released HPL from the exclusivity agreement. On August 31, 2005 HPL received another term sheet from Party B which it rejected because of the structure and price of the proposed transaction.

         On August 31, 2005, Mr. Scarpelli had two conversations with Mr. Tinsley to determine whether Synopsys might still be interested in exploring a transaction with HPL.

         On September 1, 2005, Mr. Scarpelli again spoke with Mr. Tinsley regarding Synopsys' interest in a possible transaction with HPL. Mr. Tinsley indicated that Synopsys would commence preliminary due diligence provided that HPL would not expect Synopsys to offer a purchase price of more than $15 million in the aggregate.

         During the period from September 2, 2005 to September 9, 2005, HPL provided Synopsys with preliminary information regarding HPL's business and operations.

         On September 9, 2005, Synopsys delivered a due diligence request list and a draft exclusivity agreement.

         On September 12, 2005, Mr. Tinsley contacted Mr. Scarpelli and informed him that Synopsys would only be interested in continuing with its preliminary due diligence review of HPL's business and operations provided that HPL would not expect Synopsys to offer a purchase price of more than $0.30 per share of HPL common stock.

         On September 13, 2005, HPL and Synopsys entered into an exclusivity agreement, with an expiration date of September 26, 2005. During the next two weeks, Synopsys, its legal counsel, Cooley Godward LLP, and its accounting advisor, KPMG LLP, conducted due diligence on HPL's business and operations.

         On September 23, 2005, the Board met with management, SVB Alliant and Heller Ehrman to review the status of discussions with Synopsys. Management and SVB Alliant briefed the board on the due diligence process undertaken by Synopsys and outlined the terms of a proposed transaction with Synopsys. The Board then instructed management to negotiate a definitive agreement with Synopsys as soon as possible.

         On September 26, 2005, Synopsys delivered a letter to HPL expressing its interest in engaging in negotiations with HPL regarding a possible acquisition of HPL by Synopsys. The letter specified that Synopsys was interested in engaging in negotiations with HPL regarding a possible transaction based on certain key terms, including the acquisition by Synopsys of all of the outstanding capital stock of HPL at a price of approximately $0.30 per share, payable in cash, with no assumption of HPL stock options. The parties entered into a new exclusivity agreement with an expiration date of October 3, 2005.

         On September 28, 2005, Synopsys delivered to HPL and its counsel a draft merger agreement. From September 28, 2005 through October 1, 2005, HPL, with assistance of Heller Ehrman, negotiated the terms of the merger agreement with Synopsys and its counsel.

         On October 2, 2005, the Board met to consider the merger agreement with Synopsys and the transactions contemplated thereby, including the voting agreements. At this meeting, HPL's counsel advised the Board regarding its fiduciary duties in connection with the proposed transaction and reviewed the terms of the merger agreement. Messrs. Vandenberg and Scarpelli reviewed the history of the bidding process for HPL and HPL's current financial condition and business prospects, the anticipated revenues for the quarter ended September 30, 2005, the trend in bookings during the quarter and growing customer concerns due to their perceptions of HPL's financial condition. SVB Alliant reviewed with the Board the efforts it had undertaken to raise capital for HPL and then, to solicit offers for the acquisition of HPL. SVB Alliant then reviewed with the Board the financial analysis it performed in connection with its fairness opinion, entertained questions from the directors and delivered its written opinion to the Board. The Board then unanimously determined that the merger agreement and the merger were advisable and fair to and in the best interest of HPL and its stockholders and unanimously approved the merger agreement and the merger. Later that evening, the parties executed and delivered the merger agreement. On October 3, 2005, HPL and Synopsys issued press releases announcing the signing of the merger agreement.

Purpose of the Merger; Certain Effects of the Merger

         The purpose of the merger is to provide liquidity to HPL stockholders and to enable HPL to meet its obligations as they mature. The merger will be accomplished by a merger of Merger Sub with and into HPL, with HPL surviving the merger as a wholly-owned subsidiary of Synopsys. In the merger, each of the outstanding shares of HPL common stock, other than shares held by Synopsys or dissenting stockholders who perfect their appraisal rights, will be converted into the right to receive the merger consideration. Based on 41,305,348 shares of common stock outstanding on October 2, 2005, the aggregate merger consideration will be approximately $12.4 million.

         Prior to the effective time of the merger, all of HPL's outstanding stock options will be canceled and terminated upon completion of the merger and holders of stock options that are in-the-money will be entitled to receive a cash amount equal to the excess of the merger consideration over the exercise price per share of HPL common stock for each underlying share. The total amount of such payment is approximately $0.36 million.

         The merger will terminate all equity interests in HPL held by its stockholders and Synopsys will become the sole stockholder of HPL following the merger. HPL common stock is currently registered under the 1934 Act, and traded over-the-counter and reported on the "pink sheets" under the symbol "HPLA.PK." Upon the completion of the merger, HPL common stock will no longer be publicly traded and registration of HPL common stock under the 1934 Act will be terminated.

Recommendation of the Board of Directors

         On October 2, 2005, the Board unanimously determined that the terms of the merger agreement and the merger are advisable and are fair to and in the best interests of HPL and its stockholders and unanimously approved the merger agreement and the merger. Accordingly, the Board unanimously recommends that HPL stockholders vote "FOR" the adoption of all proposals, including the adoption of the merger agreement.

Reasons for the Merger

         In determining to adopt and recommend the merger agreement for adoption by HPL's stockholders, and in reaching its determination that the merger agreement and the merger are advisable and are fair to and in the best interests of HPL and its stockholders, the Board consulted with HPL's financial and legal advisors, and considered, among other things, the following factors:

o Historical information concerning HPL's business, financial performance and condition, operations, technologies, management and competitive position including signs of continuing deterioration in its operations and financial condition;

o HPL's distressed financial condition, including management's view that the near term cash and liquidity constraints are such that without an immediate infusion of capital HPL's ability to continue as a going concern is in question;

o The Board's review of management's preliminary report on revenues and new bookings for HPL's fiscal quarter ended September 30, 2005, which are expected to fall significantly short of internal projections;

o HPL's recent inability to raise additional capital without substantial discount and dilution to existing stockholders due in part to HPL's inability to qualify for listing on a major exchange and to the lack of liquidity of its shares;

o HPL's diminished cash position and its inability to borrow to support operations, other than to bridge a transaction for HPL or another financing;

o HPL's need to meet its obligations under its existing bank credit facility with Silicon Valley Bank on or prior to the maturity date of November 30, 2005;

o Increasing reluctance among customers to do business with HPL due to HPL's financial condition;

o The substantial efforts undertaken by HPL and its financial advisor to raise capital and/or find a merger partner for HPL;

o The terms of the merger agreement, including the ability of HPL to accept a superior offer and terminate the merger agreement, subject to payment of a termination fee;

o Current financial market conditions and historical market prices, significant price volatility and limited trading volume with respect to HPL common stock;

o The view of the Board that, based on the level of interest shown by other potential acquirors, the merger agreement and the transactions contemplated thereby represent the most attractive alternative available to maximize stockholder value;

o The opinion of SVB Alliant, HPL's financial advisor, that the merger consideration to be received by HPL stockholders is fair from a financial point of view; and

o The reasonable likelihood of completion of the transactions contemplated by the merger agreement.

The Board also took into account:

o The limitations in the merger agreement on the operation of HPL's business pending the completion of the merger;

o HPL's ability to obtain the consent of third parties and to renegotiate various business relationships of HPL;

o The closing conditions to the merger, including the performance of HPL `s covenants;

o        The time necessary to obtain stockholder approval;

o        The adequacy of available cash resources;

o The challenge of retaining key personnel pending the completion of the merger; and

o The fact that HPL's stockholders will not be able to participate in the success of HPL as a subsidiary of Synopsys.

         The above discussion concerning the information and factors considered by the Board includes many of the factors considered by the Board in making its determination. In view of the variety of factors considered in connection with its evaluation of the merger agreement and the proposed merger, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors. The interests of HPL directors and executive officers may be different from, or in addition to, the interests of HPL stockholders generally as described under "The Merger - Interests of Our Directors and Executive Officers in the Merger" beginning on page 24.

Opinion of Financial Advisor to HPL

         HPL retained SVB Alliant as its financial advisor to assist it and its board of directors (i) initially in raising capital for HPL, (ii) subsequently, in identifying parties interested in acquiring HPL and assisting HPL in soliciting and evaluating offers by potential acquirors, and (iii) in the consideration of valuation, financial and other matters relating to the merger, including providing a fairness opinion to the Board in connection with the proposed merger with Synopsys.

         On October 2, 2005, SVB Alliant delivered its written opinion to the Board that, as of the date of such opinion, and based upon the assumptions made, general procedures followed, matters considered and limitations on the review undertaken, as set forth in such opinion, the merger consideration to be received by the holders of shares of common stock was fair to such holders from a financial point of view.

         The full text of the written opinion of SVB Alliant, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The SVB Alliant opinion is directed to the Board only and addresses only the fairness from a financial point of view of the consideration to be received in the merger by the holders of common stock. The SVB Alliant opinion does not address any other aspect of the merger and does not constitute a recommendation to any HPL stockholder as to how such stockholder should vote. HPL stockholders are urged to read the opinion in its entirety. The summary of the SVB Alliant opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

         In connection with rendering its financial opinion and performing its related financial analysis, SVB Alliant, among other things:

o discussed the past and current operations, financial condition, and prospects for HPL with senior executives of HPL;

o discussed with the senior executives of HPL the strategic objectives of the merger;

o reviewed certain financial statements and other financial and operating data concerning HPL prepared by HPL management and its representatives;

o analyzed certain financial projections for HPL prepared by HPL management;

o compared the financial performance of HPL with that of certain other comparable publicly-traded companies and the valuations for securities of those publicly-traded companies;

o reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions involving companies SVB Alliant believed to be comparable in whole or in part to HPL;

o assessed the value of HPL using a discounted cash flow analysis of projected future cash flows and rejected the use of that analysis;

o        reviewed HPL's trading history and relative stock price performance;

o reviewed a draft of the merger agreement and certain related documents and discussed the proposed terms of the merger with senior executives of HPL;

o reviewed with HPL management HPL's anticipated operating expenses, the potential for default under HPL's third-party secured line of credit, other cash needs and liquidity constraints, including the ability of HPL to secure alternative sources of financing; and

o performed such other financial studies, analyses and investigations and reviewed such other information and factors as SVB Alliant deemed appropriate.

         In its review and analysis and in formulating its opinion, SVB Alliant relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information publicly available or furnished or otherwise communicated to it. With respect to the financial projections of HPL, SVB Alliant assumed that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the future financial performance of HPL. The financial and other information regarding HPL reviewed by or discussed with SVB Alliant in connection with the rendering of its opinion was limited to publicly available information and that provided by HPL's management, and certain discussions with HPL's Board regarding HPL's financial condition and future prospects, as well as the strategic objectives of the merger, respectively.

         SVB Alliant also assumed that the merger would be consummated in a timely fashion in accordance with the terms set forth in the form of merger agreement reviewed by it. SVB Alliant did not make any independent valuation or appraisal of any of HPL's assets or liabilities (including any derivative or off-balance sheet assets or liabilities), and was not furnished with any such appraisals. SVB Alliant relied on HPL and its legal counsel as to all legal and tax matters.

         In formulating its opinion, SVB Alliant also relied on:

o the fact that HPL's decision to enter into the merger agreement was preceded by (i) a nine month engagement to obtain financing for HPL and
         (ii) a concurrent five month process to solicit bids for HPL from strategic partners or minority investors believed by HPL to be the most logical such partners or investors, and

o HPL's assessment that the merger represents the only currently available transaction that provides the necessary cash to fund its ongoing operations, liquidate its interim bridge financing, and provide a liquidity event for its stockholders at the best price available.

         In addition, in formulating its opinion, SVB Alliant assumed that:

o HPL would be unable to secure alternative financing in sufficient time to provide working capital to continue operations and avoid actions that would severely impair its future prospects;

o HPL would not be able to pay its obligations as they became due or continue its operations in the absence of consummation of the merger; and

o even with drastic measures, there would be no assurance that such measures would provide anything more than a temporary solution to HPL's working capital deficiency leading HPL ultimately to seek protection from creditors pursuant to a bankruptcy proceeding, a reasonably possible outcome that could produce no value to HPL's stockholders.

         The following is a brief summary of the material financial analyses performed by SVB Alliant in connection with its preliminary findings and the preparation of its opinion letter dated as of October 2, 2005. Some of the summaries of financial analyses below include information presented in tabular format. In order to understand fully the financial analyses used by SVB Alliant, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth below in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of SVB Alliant's financial analyses.

         Public Company Comparables Analysis - Ratios of a company's Common Stock Share Price and Equity Market Capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics indicate the value public equity markets place on companies. A handful of companies are comparable to HPL based on market focus and business model. SVB Alliant reviewed seven public company comparables in the electronic design automation ("EDA") industry from a financial point of view including last twelve month ("LTM") Revenue, Projected Calendar Year Revenue for the next year ("CY2005"); Cash; Debt; Current Share Price; Current Share Price as a Percent of 52-Week High; Equity Market Value; Enterprise Value ("EV") (defined as Equity Market Value plus debt minus cash and short term investments); Enterprise Value/Revenue (LTM and CY05E); and Revenue Growth from 2005 to 2006. The public company comparables were selected from SVB Alliant internal sources.

         In alphabetical order, the public EDA company comparables consist of:

                  1. Ansoft Corp.;
                  2. Cadence Design Systems Inc.;
                  3. Magma Design Automation Inc.;
                  4. Mentor Graphics Corp.;
                  5. PDF Solutions Inc.;
                  6. Synopsys, Inc.; and
                  7. Synplicity Inc.

         These EDA comparable companies exhibited the following medians and ranges for the applicable multiples:


                                                  Median Multiple                     Range of Multiples
                                                  ---------------                     ------------------

EV/LTM Revenue                                      2.34 x                             1.30 x - 5.87 x

EV/LTM Revenue                                      1.17 x                             0.65 x - 2.94 x
(with Going Concern Discount - see below)

HPL EV/LTM Revenue Multiple:                        1.24 x


These EDA comparable companies implied the following median and ranges of enterprise values for HPL (in millions):

                                                Median Implied Value                Range of Implied Values
                                                --------------------                -----------------------

Enterprise Value                                     $ 22.22                           $ 12.34 - $ 55.73

Enterprise Value                                     $ 11.11                           $ 6.17  - $ 27.86
(with Going Concern Discount - see below)

HPL Enterprise Value:                                $ 11.78

         In addition to company comparables in the EDA industry, SVB Alliant reviewed five comparable distressed financial public companies. The criteria for a distressed financial comparable included: industry classification of Software and Services as defined by Standard Industrial Classification ("SIC");, annual revenue greater than $8 million and less than $20 million; equity market capitalization greater than $5 million and less than $25 million; net cash to equity market capitalization less than 5%; and net income less than zero.

         In alphabetical order, the public distressed financial company comparables consist of:


                  1. Brainpower NV;
                  2. BVR Systems Ltd.;
                  3. Media Sciences International Inc.;
                  4. Onstream Media Corp.; and
                  5. Pipeline Data, Inc.

         These comparable distressed financial companies exhibited the following medians and range for the applicable multiples:

                                                  Median Multiple                     Range of Multiples
                                                  --------------                      ------------------

EV/LTM Revenue                                        1.66 x                            1.37 x - 2.41 x

HPL EV/LTM Revenue Multiple:                          1.24 x


These comparable distressed financial companies imply the following median and range of enterprise values (in millions):

                                                  Median Implied Value                Range of Implied Values
                                                  --------------------                -----------------------

EV/LTM Revenue                                          $ 15.76                           $ 13.01 - $ 22.88

HPL Enterprise Value:                                   $ 11.78

         Transaction Comparables Analysis - Ratios of Equity Purchase Price, adjusted for the seller's cash and debt if available, or Transaction Value, to selected historical operation metrics indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. A handful of companies involved in recent transactions are comparable to HPL based on market focus and business model. SVB Alliant reviewed nine comparable merger and acquisition transactions from September 23, 2003 thorough September 23, 2005 involving a seller in the EDA industry, from a financial point of view including each transaction's: Purchase Price/LTM Revenue ratio. Transactions were selected from SVB Alliant's proprietary database of published and confidential merger and acquisition transactions in the Software and Services Industries.

         In chronological order, the transactions used are the acquisitions of:


                 1.       Integrated Systems Engineering by Synopsys, Inc.;
                 2.       Confidential by Confidential;
                 3.       0-In Design Automation Inc. by Mentor Graphics Corp.;
                 4.       Mojave Inc. by Magma Design Automation Inc.;
                 5.       Axis Systems Inc. by Verisity Ltd.;
                 6.       Silicon Metrics Corp. by Magma Design Automation Inc.;
                 7.       Verplex Systems Inc. by Cadence Design Systems Inc.;
                 8.       IDS Software Systems Inc. by PDF Solutions Inc.; and
                 9.       WaferYield Inc. by PDF Solutions Inc.

         These EDA comparable transactions exhibited the following median and ranges for the applicable multiple:

                                                Median Multiple                     Range of Multiples
                                                ---------------                     ------------------

Transaction Value/LTM Revenue                       3.34 x                           1.66 x  -  5.39 x

Transaction Value /LTM Revenue                      1.67 x                           0.83 x  -  2.70 x
 (with Going Concern Discount - see below)

HPL Transaction Enterprise Value/LTM Revenue:       1.49 x

         These EDA comparables imply the following median and ranges of enterprise values (in millions):

                                                 Median Implied Values               Range of Implied Values
                                                 --------------------                -----------------------

Transaction Value                                      $ 31.71                           $ 15.76 - $ 51.17

Transaction Value                                      $ 15.85                           $ 7.88 -  $ 25.59
 (with Going Concern Discount - see below)

HPL Transaction Enterprise Value:                      $ 14.12

         In addition to comparable transactions in the EDA industry, SVB Alliant reviewed five comparable distressed financial transactions from August 1, 1998 to September 23, 2005. The criteria for a distressed financial transaction comparable included: industry classification of Software and Services as defined by SIC; revenue less than $100 million; market capitalization greater than $5 million and less than $100 million; net cash to market capitalization less than 5%; and net income less than zero.

         In chronological order, the transactions used are the acquisitions of:

                  1. nStor Technologies by Xyratex;
                  2. Alphawest by Optus Networks;
                  3. Intelidata Technologies by Corillian Corp;
                  4. Sensory Science by SonicBlue; and
                  5. Conversion Sciences International by Elligent Consulting
                     Group.

         These distressed financial comparable transactions exhibited the following median and range for the applicable multiple:

                                                Median Multiple                     Range of Multiples
                                                ---------------                     ------------------

Transaction Value /LTM Revenue                       0.93 x                          0.11 x  -  1.44 x

HPL Transaction Value/LTM Revenue:                   1.49 x

These distressed financial comparables implied the following median and range of transaction value (in millions):

                                            Median Implied Values                  Range of Implied Values
                                            ---------------------                  -----------------------

Transaction Value                                 $  8.83                              $ 1.04 - $ 13.67

HPL Transaction Enterprise Value:                 $ 14.12

         Going Concern Discount - HPL management has represented that the near term cash and liquidity constraints are such that without an immediate injection of capital, HPL's ability to continue as a going concern is in question. Furthermore, management has indicated that it is unlikely that HPL would be able to secure alternative financing in sufficient time to provide working capital necessary to continue operations and avoid actions that would severely impair its future prospects. In order to assess the impact of this distressed financial position on HPL's valuation, SVB Alliant conducted an analysis that examined (a) the trading values for other similarly distressed public companies and (b) the change in market value for companies during the 60 days prior to filing for bankruptcy protection. Based on this analysis, SVB Alliant determined that the median going concern discount was approximately 60% and it established a going concern discount of 50% which has been used in assessing the value of HPL.

         Consideration of the Discounted Cash Flow Valuation Methodology - While discounted cash flow is a commonly used valuation methodology, SVB Alliant did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as HPL, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of the company. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for HPL, SVB Alliant considered a discounted cash flow analysis inappropriate for valuing HPL.

         The preparation of a fairness opinion is a complex process and, because of this, a fairness opinion is not easily summarized. SVB Alliant believes that selecting any portion of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying its opinion. In addition, SVB Alliant may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of purchase price resulting from any particular analysis described above should not be taken to be SVB Alliant's view of the actual value of HPL. In performing its analyses, SVB Alliant made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these matters are beyond the control of HPL and any estimates contained in SVB

Alliant's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.


         SVB Alliant conducted the analyses described above solely as part of its analysis of the fairness of the purchase price to be received by holders of shares of HPL common stock pursuant to the merger from a financial point of view and in connection with the delivery of its opinion to HPL's board. These analyses do not purport to be appraisals or to reflect the prices at which HPL might actually be sold.

         The type and amount of consideration payable in the merger were determined through arm's-length negotiations between HPL and Synopsys and were approved by HPL's board of directors. SVB Alliant provided advice to HPL during these negotiations. SVB Alliant did not, however, recommend any specific purchase price to HPL or that any specific purchase price constituted the only appropriate purchase price for the merger.

         HPL's board retained SVB Alliant based upon SVB Alliant's qualifications, experience and expertise in investment banking. As part of SVB Alliant's investment banking services, it is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, and private placements. SVB Alliant and its affiliates have provided, and may in the future provide, financial advisory and financing services for HPL or Synopsys or their affiliates for which SVB Alliant has received or would expect to receive customary fees for the rendering of these services. As of October 2, 2005, Silicon Valley Bank, a subsidiary of SVB Financial Group and parent company of SVB Alliant, had a loan in the amount of $3.0 million extended to HPL. On October 18, 2005 the loan amount was increased to $4.0 million, of which $3.0 million was drawn as of November 1, 2005. Upon completion of the merger, the surviving corporation will succeed to the obligation to repay Silicon Valley Bank for such outstanding amounts plus any related fees, including a fee equal to five percent (5%) of the aggregate advances under the loan.

         In connection with SVB Alliant's engagement, HPL requested that SVB Alliant evaluate the fairness, from a financial point of view, to the holders of HPL common stock of the purchase price provided for in the merger. Under the terms of an engagement letter dated December 14, 2004, between HPL and SVB Alliant, HPL agreed to pay SVB Alliant a fee of $125,000 for rendering its fairness opinion, which fee was earned and payable in cash upon delivery of the opinion, but has not been paid as of November 1, 2005. This fee may be credited against the fee described below.

         Pursuant to the engagement letter with SVB Alliant, HPL agreed to pay SVB Alliant a fee of a minimum of $500,000 if a transaction, including the merger, is completed during the term of the letter agreement, which fee includes the fairness opinion fee described above. In addition to the above described compensation, HPL agreed to reimburse SVB Alliant for all of its reasonable out-of-pocket expenses incurred in connection with its engagement including, but not limited to, fees, disbursements and other charges of its legal counsel and travel-related expenses. In addition, HPL agreed to indemnify SVB Alliant and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling SVB Alliant or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of SVB Alliant's engagement and any related transactions.


Interests of Our Directors and Executive Officers in the Merger

         In considering the recommendation of the Board with respect to the merger, stockholders should be aware that the executive officers and directors of HPL have some interests in the merger that may be different from, or in addition to, the interests of HPL stockholders generally. The Board was aware of these interests and considered them, among other matters, in making its recommendation.

         Director and Officer Indemnification and Insurance.

         HPL's certificate of incorporation provides that HPL shall indemnify its directors and officers against proceedings brought against them as directors and officers of HPL. In addition, HPL has entered into indemnification agreements with each of the following officers and directors of HPL: Michael Scarpelli, Elias Antoun, Lawrence Kraus and Yervant Zorian. HPL also maintains directors' and officers' liability insurance policies to insure its risk that of its officers and directors.

         The merger agreement provides that all rights of indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger existing in favor of HPL's directors or officers as of the date of the merger agreement as provided in HPL's certificate of incorporation or bylaws, or as provided in any indemnification agreement in existence on that date, will survive the merger and continue in full force and effect in accordance with their terms. It shall, or shall cause the surviving corporation in the merger to, honor and fulfill the obligations of HPL in respect of the directors' and officers' rights to indemnification, advancement of expenses and exculpation.

         The merger agreement further provides that for six years after the completion of the merger, Synopsys will maintain, or cause the surviving corporation in the merger to, maintain directors' and officers' liability insurance for acts or omissions occurring prior to the completion of the merger covering those persons who were, as of the date of the merger agreement, covered by HPL's directors' and officers' liability insurance policies, on terms not materially less advantageous than those in effect on the date of the merger agreement. Synopsys' obligation to provide this insurance coverage is subject to an annual cap of 200% of the current annual premium paid by HPL for its existing directors' and officers' liability insurance policies. If Synopsys cannot maintain the existing or equivalent insurance coverage without exceeding the cap, Synopsys is required to maintain as much insurance coverage as can be obtained by paying an annual premium equal to the cap.

         Director and Officer Options to Purchase Shares of HPL Common Stock.

         In connection with the merger, Synopsys will not assume any outstanding options to acquire HPL common stock. Prior to the effective time of the merger, HPL will cause all of the outstanding options to be accelerated and converted into the right to receive cash in the amount equal of the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of the shares subject to such option. Such acceleration will result in payment to HPL option holders of approximately $0.36 million, of which officers and directors will receive approximately $0.12 million. If the exercise price of an option exceeds $0.30, then the holder of such option will not receive any cash consideration. All outstanding stock options will be terminated upon the effective time of the merger.

         Officers of HPL

         All executive officers and directors of HPL will resign their positions effective as of the completion of the merger.

         Pursuant to Cary D. Vandenberg's employment agreement, Mr. Vandenberg, the President and Chief Executive Officer of HPL, will receive a special one-time bonus equal to six months of his current salary, or $137,500, upon completion of the merger. Upon termination of Mr. Vandenberg's employment by HPL or its successor without "cause" (as defined in the employment agreement), Mr. Vandenberg is entitled to receive a lump sum severance payment equal to six months of his then-current salary and, commencing six months following the date of such termination, Mr. Vandenberg will receive six monthly payments at the rate of his salary at the time of termination. HPL also has agreed to pay for Mr. Vandenberg's COBRA benefits for the twelve month period following the date of such termination.

         Pursuant to Michael Scarpelli's employment agreement, Mr. Scarpelli, the Chief Financial Officer and Senior Vice President of Administration of HPL, will receive a special one-time bonus equal to nine months of his current salary, or $187,500, upon completion of the merger. Upon termination of Mr. Scarpelli's employment by HPL or its successor without "cause" (as defined in the employment agreement), Mr. Scarpelli is entitled to receive a lump sum severance payment equal to six months of his then-current salary and, commencing six months following the date of such termination, Mr. Scarpelli will receive twelve monthly payments at the rate of his salary at the time of termination. In addition, all outstanding principal (currently $300,000) and accrued interest on a loan made by HPL to Mr. Scarpelli in 2002 in connection with his original employment agreement will be forgiven.

         Upon completion of the merger, the following officers of HPL will receive bonuses in the following amounts:

o        Dr. Greg Yeric- $55,000

o        Dean Frazier- $33,300

o        Brian Gordon- $30,000

         In connection with the execution of the merger agreement, each member of the Board and each of Messrs. Vandenberg, Scarpelli, Gordon and Frazier entered into a voting agreement with Synopsys, in which such directors and executive officers agreed to vote their respective shares of HPL common stock in favor of the merger and granted Synopsys a proxy to vote their shares at any HPL stockholder meeting convened to consider the merger. A copy of the form of voting agreement is attached hereto as Annex C and is further described below in "Voting Agreements".

Merger Financing; Source of Funds

         Synopsys has informed HPL that the aggregate merger consideration of approximately $12.4 million to be paid to HPL stockholders and the cash payments of approximately $0.36 million to be paid to holders of HPL stock options will be financed through existing cash on hand.

Regulatory Filings and Approvals Required to Complete the Merger

         HPL is not aware of any material governmental or regulatory approval required for completion of the merger.

Material United States Federal Income Tax Consequences of the Merger

         This section discusses the material United States federal income tax consequences of the merger to HPL's stockholders who receive cash consideration of $0.30 per share pursuant to the merger, or who receive cash in respect of dissenting shares of HPL common stock by validly exercising appraisal rights under Delaware law. The discussion below applies only to HPL's stockholders that hold HPL common stock as capital assets at the time of the completion of the merger and does not apply to other transactions occurring prior to, at, or after the completion of the merger. In addition, this discussion may not apply to stockholders that are subject to special tax rules, including:

o financial institutions, insurance companies, dealers in securities, persons that mark-to-market their securities, or persons that hold common stock as part of a "straddle," "hedge" or "synthetic security transaction" (including a "conversion" transaction);

o persons with a "functional currency" other than the United States dollar;

o        investors in pass-through entities;

o        retirement plans and tax-exempt organizations;

o stockholders who acquired HPL common stock pursuant to the exercise of stock options pursuant to participation in an employee stock purchase plan or otherwise as compensation; or

o stockholders that are nonresident alien individuals, foreign corporations, foreign partnerships, foreign trusts or foreign estates.

         The discussion below is based upon United States federal income tax laws as in effect as of the date of this proxy statement and does not take into account possible changes in these tax laws or in the legislative, judicial or administrative interpretation of these tax laws, any of which may be applied retroactively. The discussion does not include any description of the tax laws of any state, local or foreign government that may be applicable to HPL's stockholders. No ruling from the Internal Revenue Service or opinion of counsel has been or will be obtained regarding the tax consequences described herein.

         The merger will be a fully taxable transaction for United States federal income tax purposes. Accordingly, a stockholder generally will recognize capital gain or capital loss equal to the difference between the cash received by the stockholder pursuant to the merger or in respect of dissenting shares, as the case may be, and the stockholder's adjusted tax basis in the shares of HPL common stock surrendered in the merger or in connection with the exercise of appraisal rights. Gain or loss will be calculated separately for each block of shares held by the stockholder (i.e., shares acquired at the same cost in a single transaction). Gain or loss will be long-term capital gain or loss if the shares of HPL common stock have been held for more than one year at the time of the completion of the merger. Long-term capital gain recognized by a non-corporate stockholder is currently taxed at a maximum United States federal income tax rate of 15%. If the non-corporate stockholder has a short-term capital gain, such gain will be subject to United States federal income tax at the same rate as ordinary income. There are limits on the deductibility of capital losses for non-corporate stockholders.

         For corporations, capital gain is currently taxed at the same rate as ordinary income, and capital loss in excess of capital gain is not deductible. Corporations, however, generally may carry back capital losses up to three taxable years and carry forward capital losses up to five taxable years.

         Cash received by HPL's non-corporate stockholders pursuant to the merger or in respect of dissenting shares of HPL common stock, as the case may be, may be subject to backup withholding at a 28% rate. Backup withholding generally will apply only if the stockholder fails to furnish a correct social security number or other taxpayer identification number, or otherwise fails to comply with applicable backup withholding rules and certification requirements. Corporations generally are exempt from backup withholding. Each non-corporate stockholder should complete and sign the substitute Form W-9 that will be part of the letter of transmittal to be returned to the payment agent in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is otherwise proved in a manner satisfactory to the payment agent. Persons not eligible to complete a Form W-9 (i.e. foreign stockholders) should supply the payment agent with the appropriate completed and executed Form W-8 BEN.

         Any amounts withheld under the backup withholding rules will be allowed as a credit against the stockholder's United States federal income tax liability and may entitle the stockholder to a refund, provided the stockholder timely furnishes specified required information to the Internal Revenue Service.

         The United States federal income tax consequences set forth above are for general informational purposes only and are not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of United States federal, state, local and foreign income and other tax laws.


Conversion of Shares; Procedures for Exchange of Common Stock Certificates

         The conversion of HPL common stock into the right to receive $0.30 per share in cash, without interest (subject to appraisal rights), will occur automatically upon the completion of the merger. The merger agreement provides that within five business days after the completion of the merger, the payment agent selected by Synopsys will send a letter of transmittal to each of HPL's former stockholders. The letter of transmittal will contain instructions for obtaining cash in exchange for shares of HPL common stock. Stockholders should not return stock certificates with the enclosed proxy card.

         Upon surrender of a stock certificate representing, immediately prior to the effective time of the merger, shares of HPL common stock, together with a duly completed and validly executed letter of transmittal and any other documents that may be reasonably required by the payment agent or Synopsys, the holder of that stock certificate will be entitled to receive $0.30 in cash for each share formerly represented by the stock certificate and that stock certificate will be canceled.

         No interest will be paid or accrue on any cash payable upon the surrender of stock certificates formerly representing shares of HPL common stock. The cash paid upon conversion of shares of HPL common stock will be issued in full satisfaction of all rights relating to the shares of HPL common stock.

Accounting Treatment

         The merger will be accounted for using the purchase method of accounting under generally accepted accounting principles. After the merger, the results of operations of HPL will be included in the consolidated financial statements of Synopsys. The purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets will be allocated to goodwill. A final determination of the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been made.

Appraisal Rights of Stockholders

         Holders of shares of HPL common stock who do not vote in favor of the adoption of the merger agreement and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under
Section 262 of the General Corporation Law of the State of Delaware ("Section 262"). Synopsys' obligations to close the merger are conditioned upon holders of 10% or less of the outstanding HPL common stock exercising these appraisal rights.

         The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement as Annex D. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of HPL common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of HPL common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

         Under Section 262, persons who hold shares of HPL common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of HPL common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by HPL's stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the applicable statutory provisions are attached to this proxy statement as Annex D. Any holder of HPL common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

         A holder of shares of HPL common stock wishing to exercise the holder's appraisal rights must deliver to HPL, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of their shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of HPL common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of
Section 262. The demand must reasonably inform HPL of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder.

         Only a holder of record of shares of HPL common stock is entitled to assert appraisal rights for the shares of HPL common stock registered in that

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

holder's name. A demand for appraisal in respect of shares of HPL common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the person intends thereby to demand appraisal of the holder's shares of HPL common stock in connection with the merger. If the shares of HPL common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of HPL common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds shares of HPL common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of HPL common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of HPL common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of HPL common stock as to which appraisal is sought and where no number of shares of HPL common stock is expressly mentioned the demand will be presumed to cover all shares of HPL common stock held in the name of the record owner. Stockholders who hold their shares of HPL common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees, as the case may be, to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         All written demands for appraisal pursuant to Section 262 should be sent or delivered to HPL at HPL Technologies, Inc., 2033 Gateway Place, Suite 400, San Jose, CA 95110, Attention: Secretary.

         Within 10 days after the effective time of the merger, the surviving corporation must notify each holder of HPL common stock who has complied with
Section 262 and who has not voted in favor of the adoption of the merger agreement that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation or any holder of HPL common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of HPL common stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of HPL common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of HPL common stock within the time prescribed in Section 262.

         Within 120 days after the effective time of the merger, any holder of HPL common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed by a holder of shares of HPL common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of HPL common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

         After determining the holders of HPL common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of HPL common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of HPL common stock considering seeking appraisal should be aware that the fair value of their shares of HPL common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of HPL common stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under
Section 262. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of HPL common stock have been appraised. The costs of the appraisal proceeding may be determined by the Court of Chancery and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

         Any holder of shares of HPL common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of HPL common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of HPL common stock (except dividends or other distributions payable to holders of record of HPL common stock as of a record date prior to the effective time of the merger).

         If any stockholder who demands appraisal of shares of HPL common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of HPL common stock of the stockholder will be converted into the right to receive $.30 per share in cash, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

         Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights.


                                 PROPOSAL NO. 1
                         ADOPTION OF AGREEMENT OF MERGER


                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement. You are urged to read the full text of the merger agreement attached as Annex A to this proxy statement. In addition, important information about the merger is provided in the section titled "The Merger" beginning on page 14.

Structure of the Merger

         The merger agreement provides that following the adoption of the merger agreement by HPL stockholders and the satisfaction or waiver of the other conditions to the merger, Merger Sub will be merged with and into HPL, with HPL surviving the merger as a wholly-owned subsidiary of Synopsys. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed to in writing by the parties and as specified in the certificate of merger. The filing of the certificate of merger and the closing of the merger will occur promptly following the special meeting if the merger agreement is adopted by the HPL stockholders at the meeting.


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

Conversion of Capital Stock

         At the effective time of the merger, pursuant to the merger agreement and the General Corporation Law of the State of Delaware, each issued and outstanding share of HPL common stock, other than any shares held by Synopsys or a dissenting stockholder that has exercised and perfected appraisal rights, will be canceled and will be automatically converted into the right to receive merger consideration, equal to $0.30 in cash, without interest.

         The cash paid to you upon conversion of your shares of HPL common stock will be issued in full satisfaction of all rights relating to the shares of HPL common stock.

Exchange of Common Stock Certificates

         At the effective time, each certificate representing shares of HPL common stock then outstanding, other than any shares held by Synopsys or a dissenting stockholder exercising appraisal rights, will represent the right to receive the merger consideration. At the effective time, all such shares of HPL common stock will be canceled and will cease to exist. As a result, each holder of a certificate representing any such shares will cease to have an equity interest in HPL and will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of such certificate the merger consideration payable under the merger agreement, without interest.

         Synopsys will designate a bank or trust company to act as payment agent and will deposit with the payment agent sufficient funds to pay the merger consideration payable to HPL stockholders who surrender their stock certificates. Synopsys will direct the payment agent to mail a letter of transmittal to the former HPL stockholders within five business days after the effective time of the merger. The letter of transmittal will provide instructions regarding how to surrender HPL stock certificates in exchange for the merger consideration payable for the HPL shares. You should not send in your stock certificates until you receive a letter of transmittal and you should only send your certificates as instructed in such letter of transmittal. In all cases, the merger consideration will only be paid in accordance with the procedures set forth in the merger agreement and the letter of transmittal mailed to you by Synopsys' payment agent.

         We strongly recommend that stock certificates and letters of transmittal be transmitted only by registered United States mail, return receipt requested, and appropriately insured. Holders of common stock whose stock certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by Synopsys or the payment agent, to post a bond in such amount as Synopsys or the paying agent may reasonably require to indemnify against any claim that may be made against Synopsys, the surviving corporation, or the payment agent with respect to such certificate or certificates.

         Any merger consideration payable in respect of stock certificates that have not been surrendered prior to one year after the effective time of the merger will be delivered to Synopsys upon its demand and thereafter holders shall look only to Synopsys for satisfaction of any claim to merger consideration.

Treatment of Stock Options and ESPP

         Prior to the effective time of the merger, HPL will use commercially reasonable efforts to cause each outstanding stock option to be canceled and converted at the effective time into the right to receive a cash amount equal to the excess, if any, of (i) the merger consideration over (ii) the exercise price payable in respect of the shares subject to such option. If the exercise price of an option exceeds $0.30, then the holder of such option will not receive any cash consideration. Immediately prior to the effective time, HPL shall terminate its stock option plans and its ESPPs. Prior to the effective time, Synopsys shall deposit with the payment agent an amount of cash equal to the sum of the aggregate amount payable in respect of the outstanding stock options (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the effective time to the holders of such options.

         HPL has previously suspended its ESPPs so there are no rights to purchase shares of HPL common stock outstanding under such plans.

Required Withholding

         The payment agent may deduct and withhold from the merger consideration or other consideration or amount deliverable or otherwise payable upon completion of the merger to any holder or former holder of HPL common stock or option to purchase HPL common stock any amounts as may be required to be deducted or withheld under applicable provisions of federal, state, local or foreign tax law or under any other applicable legal requirement. To the extent any amounts are so deducted or withheld by the paying agent, these amounts will be treated for all purposes under the merger agreement as having been delivered or otherwise paid to the person to whom those amounts would otherwise have been delivered or otherwise paid upon completion of the merger.

Representations and Warranties

     The merger agreement contains representations and warranties made by each of HPL, Synopsys and Merger Sub relating to, among other things, the following:

o corporate organization and corporate matters of HPL, Synopsys and Merger Sub;

o corporate authorization of the merger agreement and authorization to enter into and complete the transactions contemplated by the merger agreement;

o        the binding effect of the merger agreement; and

o conflicts or violations under its certificate of incorporation or bylaws as a result of the completion of the transactions contemplated by the merger agreement.

     In addition, the merger agreement contains representations and warranties by HPL, relating to, among other things:

o        its subsidiaries;

o        its capitalization;

o reports, registration statements and documents filed by HPL with the Securities and Exchange Commission (the "SEC"), including financial statements;

o        disclosure controls related to SEC filings;

o absence of specified material changes or events relating to HPL or its business since June 30, 2005;

o        ownership and condition of HPL's tangible assets;

o        property, equipment and leasehold matters;

o        intellectual property;

o        material contracts and the absence of defaults under such contracts;

o        absence of undisclosed liabilities;

o        compliance with laws;

o        governmental approvals and consents;

o        tax matters and compliance with relevant tax laws;

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

o        employee benefit plans;

o        insurance matters;

o        legal proceedings;

o finder's fees, brokerage commissions and legal, accounting or similar fees;

o        receipt of a fairness opinion from HPL's financial advisor; and

o accuracy of the information provided by HPL to Synopsys in connection with the merger agreement and this proxy statement.

Certain Covenants

         Under the merger agreement, HPL has agreed that from October 2, 2005 until the effective time of the merger, HPL will conduct its businesses in the ordinary course consistent with past practice and not take any action inconsistent with the merger agreement or the completion of the merger. In addition, except as expressly contemplated or allowed by the terms of the merger agreement and except as HPL has previously expressly disclosed to Synopsys, during the period from October 2, 2005 and continuing until the effective time of the merger, HPL has agreed not to take any of the following actions, among others, unless Synopsys agrees in writing:

o declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of common stock from employees pursuant to restricted stock purchase agreements);

o             sell, issue, grant or authorize the sale, issuance or grant of:
              (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that HPL may issue shares of common stock upon the valid exercise of options outstanding as of the date of the merger agreement;

o amend or waive any of HPL's rights under any other contract evidencing or relating to any equity award (whether payable in cash or stock);

o amend or permit the adoption of any amendment to HPL's certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

o form any subsidiary or acquire any equity interest or other interest in any other entity other than the purchase, in the ordinary course of business consistent with past practices, of marketable securities that would be classified as short-term investments on HPL's balance sheet;

o             make any capital expenditure (except a capital expenditure that:
              (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $30,000 individually; and (C) when added to all other capital expenditures made on behalf of the Acquired Corporations (as defined in the merger agreement) since the date of the merger agreement, does not exceed $100,000 in the aggregate);

o enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract (other than certain material contracts referenced in the merger agreement);

o enter into, amend or waive any right under any indemnification contract;

o acquire, lease or license any right or other asset from any other person or sell or otherwise dispose of, or lease or license, any right or other asset to any other person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by HPL in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

o other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

o make any pledge of any of its assets or permit any of its assets to become subject to any encumbrances, except for certain permitted encumbrances;

o make a loan to any person except for advances made to its employees in the ordinary course of business consistent with past practice (A) pursuant to HPL's policies in order to defray routine travel expenses or (B) as commission advances pursuant to HPL's sales commission plans;

o without limiting the ability of HPL and its subsidiaries to pay or accrue in accordance with applicable legal requirements its obligations for payroll taxes incurred in the ordinary course of business and in accordance with past practices, incur or guarantee any indebtedness in an amount in excess of $3,500,000 in the aggregate (including amounts incurred or guaranteed as of October 2, 2005), except that if the Acquired Corporations have reasonably incurred or guaranteed indebtedness in an amount in excess of $3,250,000, Synopsys shall not unreasonably withhold, delay or condition its consent to HPL incurring indebtedness in excess of $3,500,000 but in no event to exceed $4,000,000;

o establish, adopt, enter into or amend (except as may be required by applicable legal requirements) any HPL benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any HPL directors, officers or other employees (except that HPL may: (A) grant routine, reasonable salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with HPL's customary employee review process; and (B) make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans disclosed to Synopsys prior to or on October 2, 2005);

o hire any employee with an annual base salary greater than $100,000, hire any employee with an annual base salary greater than that paid to comparably situated (considering, among other things, title, experience and geographic location of employment) employees of HPL as of October 2, 2005, hire any employee such that the total number of HPL's employees exceeds 210, promote any employee except in order to fill a position vacated after October 2, 2005, or, except in the ordinary course of business, terminate the employment of any key employees or any employee with an annual base salary greater than $50,000;

o except in the ordinary course of business consistent with past practices or as required by applicable legal requirements (A) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (B) change any of its methods of accounting or accounting practices in any respect (other than as required by the rules and regulations of the SEC or by U.S. GAAP);

o             make any material tax election;

o commence or settle any legal proceeding, other than routine collection proceedings commenced in the ordinary course of business consistent with past practices and involving less than $200,000 in the aggregate;

o             purchase or renew any liability insurance of any nature;

o enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices; or

o             agree or commit to take any of the actions described above.

     The merger agreement also contains covenants by HPL relating to the following:


o             obtaining stockholder approval of the merger agreement;

o             filing of this proxy statement;

o             providing Synopsys with access to information about HPL;

o providing Synopsys with notice regarding the commencement by HPL of any litigation regarding its proprietary technology;

o providing Synopsys with notice upon discovery by HPL of information indicating that any of the representations and warranties provided by HPL in the merger agreement may be inaccurate or that an event has occurred that could reasonably be expected to make satisfaction of the merger covenants and completion of the merger impossible or unlikely or could reasonably be expected to result in a material adverse effect on HPL's business;

o            certain tax-related matters; and

o            HPL's filings with the Securities and Exchange Commission.

         The covenants contained in the merger agreement that relate to the conduct of HPL's business are complicated and are not easily summarized. You are urged to read carefully the sections of the merger agreement titled "Certain Covenants of the Company" and "Additional Covenants of the Parties."


No Solicitation of Other Transactions


Prior to the effective time of the merger and subject to the provisions of the following paragraph, HPL has agreed to not, and HPL will ensure that no director, officer, financial advisor, legal advisor or accounting advisor of or to any of HPL or HPL's subsidiaries will, and will use reasonable efforts to ensure that no representative of any of HPL or HPL's subsidiaries will, directly or indirectly:

o solicit, initiate, encourage, knowingly induce or knowingly facilitate the communication, submission or announcement of any "Acquisition Proposal" (as defined in the merger agreement) or inquiry;

o furnish any nonpublic information regarding HPL's or any of HPL's subsidiaries in connection with or in response to any Acquisition Proposal or inquiry;

o engage in discussions or negotiations with any person that has made, submitted or announced an Acquisition Proposal or inquiry, or with any of such person's representatives;

o             approve, endorse or recommend any Acquisition Proposal;

o execute or enter into any letter or intent or similar document contemplating or otherwise relating to any Acquisition Proposal; or

o release any person from, or waive any provision of or right under, any confidentiality, non-solicitation, no hire, standstill or similar agreement to which HPL or any of HPL's subsidiaries is a party or under which any of them has any rights.


         At any time prior to HPL stockholders' adoption of the merger agreement, if HPL has not otherwise violated the foregoing restrictions, HPL may, after complying with certain requirements set forth in the merger agreement, in response to an unsolicited bona fide written Acquisition Proposal that the Board determines in good faith, after having consulted with its outside legal counsel and financial advisor, that such Acquisition Proposal is or is likely to lead to the submission of a "Superior Offer" (as defined in the merger agreement) by the person making the acquisition proposal, (i) furnish to the person making the Acquisition Proposal nonpublic information regarding HPL and HPL's subsidiaries and (ii) engage in discussions or negotiations with the person making the acquisition proposal if the Board determines in good faith, after having consulted with its outside legal counsel, that such action is required in order for the Board to comply with its fiduciary obligations. HPL is required to provide written notice to Synopsys as set forth in the merger agreement upon receipt of such an unsolicited offer or any indications of interest from a third party.

Conditions to the Merger


         Each party's obligation to complete the merger is subject to the satisfaction, at or prior to the completion of the merger, of various conditions, which include the adoption of the merger agreement by the stockholders of HPL.

         Synopsys will not be obligated to complete the merger unless the following additional conditions are satisfied or waived by Synopsys:

o the representations and warranties of HPL contained in the merger agreement must have been accurate in all respects as of the date of the merger agreement and remain accurate in all respects as of the date of the completion of the merger as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all respects only as of the specified date), provided that any materiality qualifications that are contained in such representations and warranties will be disregarded, and this closing condition will be considered satisfied unless the circumstances giving rise to all inaccuracies contained in such representations and warranties (considered collectively) would constitute, or would reasonably be expected to have or to result in, a "Material Adverse Effect" (as defined in the merger agreement) on HPL;

o in addition to the condition described in the preceding paragraph, certain representations and warranties of HPL contained in the merger agreement relating to HPL capital stock, HPL's cash balance, the binding nature of the merger agreement and corporate authority to enter into the merger agreement, the inapplicability of certain anti-takeover restrictions under Delaware corporate law, financial advisory fees and the opinion provided to HPL by its financial advisor, must have been accurate in all material respects as of the date of the merger agreement and must be accurate in all material respects as of the date of the completion of the merger as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all material respects only as of the specified date);

o HPL must have performed in all material respects its covenants and obligations as set forth or referenced in the merger agreement;

o holders of no more than 10% of the shares of HPL common stock outstanding as of the date of the completion of the merger cannot have demanded appraisal of such shares in accordance with Section 262 of the General Corporation Law of the State of Delaware;

o all governmental approvals required to complete the merger shall have been obtained and remain in full force and effect and no such authorization shall impose or contain any term, limitation, condition or restriction that Synopsys determines in good faith to be materially burdensome;

o certain HPL employees identified by Synopsys and agreed to by HPL pursuant to the merger agreement shall have signed offer letters to continue their employment following consummation of the merger;

o since the date of the merger agreement, there must not have occurred any Material Adverse Effect on HPL, and no event must have occurred or circumstance must exist that, in combination with any other events that shall have occurred since the date of the merger agreement, or circumstances that shall have arisen since the date of the merger agreement, would reasonably be expected to have or to result in a Material Adverse Effect on HPL;

o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger must remain in effect, and there must not be any legal requirement enacted or deemed applicable to the merger or any of the other related transactions that makes completion of the merger or any of the other transactions illegal;

o there must not be any pending or threatened legal proceeding in which a governmental body is or is threatened to become a party that (i) challenges or seeks to restrain or prohibit the completion of the merger or any of the transactions contemplated by the merger agreement,
         (ii) relates to the merger or any of the transactions contemplated by the merger agreement and seeks to obtain from Synopsys or HPL any damages or other relief that may be material to Synopsys or HPL, (iii) seeks to limit in any material respect Synopsys' ability to exercise ownership rights with respect to HPL, (iv) would materially affect the right or ability of Synopsys or HPL to own the assets or operate the business of HPL or (v) seeks to compel Synopsys or HPL to dispose of or hold separate any material assets; and

o neither the chief executive officer nor the chief financial officer of HPL must have failed to provide, with respect to HPL's SEC filings, on or after the date of the merger agreement, any necessary certifications in the form required under Rule 13a-14 under the 1934 Act and 18 U.S.C.
         Section 1350.

         HPL will not be obligated to complete the merger unless the following additional conditions are satisfied or waived by HPL:

o the representations and warranties of Synopsys and Merger Sub contained in the merger agreement must have been accurate in all respects as of the date of the merger agreement and must be accurate in all respects as of the date the merger is completed as if made on and as of such date (except for representations and warranties that by their terms speak as of a specified date, which must be accurate in all respects only as of the specified date), and this closing condition will be considered satisfied unless the circumstances giving rise to all inaccuracies contained in such representations and warranties have a material adverse effect on the ability of Synopsys to complete the merger;

o Synopsys and Merger Sub must have performed in all material respects their respective covenants and obligations as set forth or referenced in the merger agreement, except where the failure to so comply or perform would not reasonably be expected to have or to result in a material adverse effect on the ability of Synopsys or Merger Sub to complete the merger; and

o no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the completion of the merger must remain in effect, and there must not be any legal requirement enacted or deemed applicable to the merger or any of the other related transactions that makes completion of the merger or any of the other transactions illegal.

Termination of the Merger Agreement

         The merger agreement may be terminated, at any time prior to the effective time of the merger, whether before or after receiving stockholder approval, under certain circumstances, including the following:

o   By the mutual written consent of the parties;

o   By HPL or Synopsys:

o if the merger is not completed by April 2, 2006 (except this right to terminate the merger agreement is not available to any party responsible for the delay);

o if a court of competent jurisdiction or other governmental body has issued a final and nonappealable order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

o if, at the special meeting, HPL stockholders fail to adopt the merger agreement, provided that (i) neither party will be permitted to terminate the merger agreement pursuant to this provision if the failure to have the merger agreement adopted and approved by the requisite HPL stockholder vote was attributable primarily to a failure on the part of such party to perform any covenant or obligation in the merger agreement that is required to be performed by such party at or prior to the completion of the merger, and (ii) HPL will not be permitted to terminate the merger agreement pursuant to this provision unless HPL makes a nonrefundable cash payment to Synopsys prior to such termination in an amount equal to the lesser of $150,000 or the aggregate amount of all fees and expenses that have been paid or that may become payable by Synopsys in connection with the preparation and negotiation of the merger agreement;

o By Synopsys, if HPL's board of directors takes any of the following actions (each referred to as an "adverse recommendation change"):

o if the Board fails unanimously to recommend that HPL stockholders vote to adopt the merger agreement, or the Board withdraws or modifies in a manner adverse to Synopsys its recommendation that HPL stockholders vote to adopt the merger agreement;

o HPL fails to include in this proxy statement the recommendation of the Board that HPL stockholders vote to adopt the merger agreement or fails to include a statement to the effect that the Board has determined and believes that the merger is advisable and fair to and in the best interests of HPL stockholders;

o the Board fails to reaffirm publicly its recommendation that HPL stockholders vote to adopt the merger agreement, or fails to reaffirm its determination that the merger is advisable and fair to and in the best interests of HPL stockholders, in each case within five business days after Synopsys requests in writing that such recommendation or determination be reaffirmed publicly;

o the Board approves, endorses or recommends any acquisition offer, proposal or indication of interest by a party other than Synopsys;

o HPL executes any letter of intent, memorandum of understanding or similar document or contract relating to any acquisition offer, proposal or indication of interest by a party other than Synopsys, other than as expressly permitted by the merger agreement;

o a tender or exchange offer relating to securities of HPL is commenced and HPL does not send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that HPL recommends rejection of such tender or exchange offer; or

o any acquisition offer, proposal or indication of interest from a third party that arises from any breach of the provisions relating to non-solicitation in the merger agreement, or any of the subsidiaries of HPL or any representative of such subsidiaries otherwise materially and willfully breaches the non-solicitation provision in the merger agreement in connection with any Acquisition Proposal;

o   By Synopsys if, among other conditions:

o any of HPL's representations and warranties contained in the merger agreement were inaccurate as of the date of merger agreement or becomes inaccurate as of a date subsequent to the date of the merger agreement, such that the closing condition related to the accuracy of representations and warranties would not be satisfied; or

o any of HPL's covenants or obligations contained in the merger agreement were breached such that the closing condition related to compliance with such covenants and obligations would not be satisfied;

provided that, if an inaccuracy in any of HPL's representations and warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by HPL is curable by HPL within 20 days after the date on which HPL receives notice of such inaccuracy or breach and HPL continues to exercise reasonable efforts to cure such inaccuracy or breach, then Synopsys may not terminate the merger agreement under this provision on account of such inaccuracy or breach: (i) during the 20-day period commencing on the date on which HPL receives notice of such inaccuracy or breach; or (ii) after such 20-day period if such inaccuracy or breach was cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of HPL;

o    By HPL if, among other conditions:

o any of Synopsys' or Merger Sub's representations and warranties contained in the merger agreement were inaccurate as of the date of the merger agreement, or became inaccurate as of a date subsequent to the date of the merger agreement, such that the closing condition related to the accuracy of such representations and warranties would not be satisfied; or

o any of Synopsys' covenants or obligations contained in the merger agreement were breached such that the closing condition related to compliance with such covenants and obligations would not be satisfied, except where the failure to so comply or perform would not reasonably be expected to have or to result in a material adverse effect on the ability of Synopsys or Merger Sub to complete the merger;

provided that, if an inaccuracy in any of Synopsys' representations and warranties as of a date subsequent to the date of the merger agreement or a breach of a covenant or obligation by Synopsys is curable by Synopsys within 20 days after the date on which Synopsys received notice of such inaccuracy or breach and Synopsys continues to exercise reasonable efforts to cure such inaccuracy or breach, then HPL may not terminate the merger agreement under provision on account of such inaccuracy or breach: (i) during the 20-day period commencing on the date on which Synopsys received notice of such inaccuracy or breach; or (ii) after such 20-day period if such inaccuracy or breach shall have been fully cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of Synopsys; and

o By HPL (prior to obtaining stockholder approval in order to accept a Superior Offer and enter into a definitive agreement providing for the completion of the transaction contemplated by the Superior Offer) if, among other conditions:

o the Superior Offer did not arise from any breach of HPL's covenants in the merger agreement relating to non-solicitation and HPL has complied with those covenants in connection with the Superior Offer;

o the Board, after satisfying all requirements in connection with the Superior Offer, authorized HPL to enter into a definitive acquisition agreement providing for the completion of the transaction contemplated by the Superior Offer;

o HPL provides notice to Synopsys at least three business days prior to the meeting of the Board to consider withdrawing or modifying in a manner adverse to Synopsys, or proposes publicly to withdraw or modify in a manner adverse to Synopsys, the recommendation or declaration of advisability by the Board to HPL stockholders that they vote in favor of the adoption of the merger agreement;

o five business days have lapsed following Synopsys' receipt of a written notice advising Synopsys that the party making the Superior Offer has executed a definitive agreement with HPL providing for the completion of the transaction contemplated by that Superior Offer, the Board has authorized the execution of that definitive agreement and the termination of the merger agreement and intends to enter into that definitive agreement contemporaneously with the termination of the merger agreement, and gives Synopsys a reasonable opportunity during this period to negotiate with HPL regarding an amendment to the merger agreement or alternative transaction with Synopsys;

o the Board has considered in good faith any written proposal by Synopsys to amend the merger agreement or enter into an alternative transaction and the Board determines in good faith (after consulting with HPL's financial advisor) that the amended terms of the proposed merger with Synopsys are not as favorable to HPL stockholders from a financial point of view as the terms of the transaction contemplated by the definitive agreement providing for the completion of the transaction contemplated by the Superior Offer;

o on the date five business days after Synopsys' receipt of the notice described above, HPL enters into the definitive agreement providing for the completion of the transaction contemplated by the Superior Offer and that agreement becomes fully binding and effective; and

o HPL pays a $500,000 termination fee (the "Termination Fee") concurrently with termination of the merger agreement.

Additionally, the Termination Fee is also payable by HPL:

o if the merger agreement is terminated because (i) the merger has not been completed by April 2, 2006 as discussed above, (ii) at or prior to the time of termination either (A) the special meeting has not been held and completed, or (B) an Acquisition Proposal by a third party shall have been commenced, submitted or made, and (iii) within 180 days following the termination, an "acquisition transaction", as defined in the merger agreement, with a party other than Synopsys is completed or a definitive agreement providing for an acquisition transaction is executed;

o if the merger agreement is terminated because HPL stockholders failed to approve the merger at the special meeting as discussed above, an Acquisition Proposal by a third party had been publicly disclosed at the time of termination and not been publicly withdrawn as of the date five business days prior to the special meeting and, within 180 days following the termination, an acquisition transaction with a party other than Synopsys is completed or a definitive agreement providing for an acquisition transaction is executed; or

o the merger agreement is terminated by Synopsys due to an adverse recommendation change as described above.

         In the event of termination of the merger agreement by either Synopsys or HPL, the merger agreement will become void and have no effect, provided that the termination of the merger agreement will not relieve a breaching party from liability for a breach of the merger agreement or for the payment of the termination fee and expenses reimbursement.

Voting Agreements

         As an inducement and a condition to Synopsys entering into the merger agreement and incurring the obligations set forth therein, each member of the Board and each of Messrs. Vandenberg, Scarpelli, Gordon and Frazier entered into a voting agreement with Synopsys. Under the terms of the voting agreements, these stockholders agreed to vote, and granted an irrevocable proxy to Synopsys to vote, all shares of HPL common stock owned by such stockholders as of October 2, 2005 and any additional shares of HPL capital stock they might acquire prior to the completion of the merger or termination of the merger agreement (the "Expiration Date"):

o in favor of the adoption of the merger agreement and the completion of the merger;

o against any action or agreement that would result in a breach in any material respect by HPL under the merger agreement; and

o against: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving HPL or any subsidiary of HPL; (ii) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of HPL or any subsidiary of HPL; (iii) any reorganization, recapitalization, dissolution or liquidation of HPL or any subsidiary of HPL; (iv) any change in a majority of the board of directors of HPL; (v) any amendment to HPL's certificate of incorporation or bylaws; (vi) any material change in the capitalization of HPL or HPL's corporate structure; and (vii) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement or the voting agreements.

         The stockholders who entered into the voting agreements held an aggregate of 5,106,750 outstanding shares of HPL common stock (representing approximately 12.4% of the combined voting power of HPL common stock) as of the Record Date.

         In addition, these stockholders have agreed not to dispose of any shares of HPL common stock except for certain permitted transfers, or grant any proxy or power of attorney with respect to their shares of HPL common stock prior to the Expiration Date, provided that any permitted transferee agrees in writing to be bound by the voting agreement. The form of voting agreement entered into by the stockholders is attached to this proxy statement as Annex C.

         THE BOARD OF DIRECTORS OF HPL UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE AGREEMENT OF MERGER.



                                 PROPOSAL NO. 2
                       ADJOURNMENT OF THE SPECIAL MEETING

         In the event that there are not sufficient votes to constitute a quorum or approve the merger agreement at the time of the special meeting, the proposals could not be approved unless the meeting was adjourned to a later date or dates in order to permit further solicitation of proxies. Under HPL's bylaws, written notice of an adjourned meeting need not be given to stockholders if the date, place and time of the adjourned meeting are announced at the special meeting before adjournment and a new record date is not fixed for the adjourned meeting, provided the adjournment is for not more than 30 days.

         The affirmative vote of the holders of a majority of shares of HPL's common stock present in person or represented by proxy and voting on the matter at the special meeting is required to approve the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on any of the foregoing proposals if there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.

         In order to allow proxies that have been received by HPL at the time of the special meeting to be voted for an adjournment, if necessary, HPL has submitted the question of adjournment to its stockholders as a separate matter for their consideration. THE BOARD OF DIRECTORS OF HPL UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADJOURNMENT PROPOSAL.

                     SECURITY OWNERSHIP OF HPL COMMON STOCK

         The following table sets forth certain information with respect to beneficial ownership of HPL common stock as of October 2, 2005, as to (i) each person (or group of affiliated persons) known by us to own beneficially more than 5% of outstanding HPL common stock, (ii) each HPL director, (iii) each HPL executive officer, and (iv) all directors and executive officers of HPL as a group.

         For the purpose of this table, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of October 2, 2005. Shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.




                                                    Shares Beneficially Owned and Shares Underlying
                                                         Options Exercisable Within 60 days of
                                                                     October 2, 2005
          Name and Address                         -------------------------------------------------      Percent
        of Beneficial Owner +                          Shares (#)       Options (#)       Total (#)     of Class (1)
--------------------------------------------------- ---------------- ----------------- -------------    ------------
Synopsys, Inc.                                            6,239,128                        6,239,128        15.10%
700 East Middlefield Road
Mountain View, CA 94043(2)
Lawrence Kraus                                            3,924,250             7,500      3,931,750         9.52%
Dr. Yervant Zorian                                          782,500            15,000        797,500         1.93%
Elias Antoun                                                400,000           100,170        500,170         1.21%
Cary D. Vandenberg                                                            501,042        501,042         1.20%
Michael P. Scarpelli                                                          243,750        243,750         0.59%
Brian Gordon                                                                  189,583        189,583         0.46%
Greg Yeric                                                   27,284           176,495        203,779         0.49%
Dean Frazier                                                                  134,895        134,895         0.33%
Victor Boksha                                                                 119,792        119,792         0.29%
All directors and executive officers as a group
   (9 persons)                                            5,134,034         1,488,227      6,622,261        15.47%

---------------------
     +   Unless indicated otherwise, the address of each beneficial owner is HPL Technologies, Inc. 2033 Gateway Place, Suite 400,
         San Jose, California 95110.

     (1) Applicable percentage of ownership is based on approximately 41,305,348 shares of Common Stock outstanding as of October 2, 2005, together with applicable stock options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

     (2) Does not include 5,106,750 shares owned by parties to voting agreements with Synopsys entered into in connection with the merger. See "Voting Agreements" on page 41.

Price Range of Common Stock and Dividends

         No established public trading market exists for HPL common stock and shares of HPL common stock are neither listed on any national securities exchange nor presently traded on any public stock exchange or in any other public market. Although quotations for shares of HPL common stock may be obtained through the over-the-counter "pink sheets" maintained by Pink Sheets LLC (a centralized quotation service that collects and publishes market maker quotes for over-the-counter securities), because secondary market activity for shares of HPL common stock has been limited and sporadic, such quotations may not accurately reflect the price or prices at which purchasers or sellers would currently be willing to purchase or sell shares of HPL common stock. The following table shows the range of high and low closing bid prices for our common stock for the periods indicated, as reported in the Pink Sheets under the symbol "HPLA.PK." The quotations on the Pink Sheets reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal 2006                                              High          Low
---------------------------------------------         ------------ ------------

First Quarter                                         $      0.80         0.10
Second Quarter                                        $      0.61         0.20

Fiscal 2005                                              High          Low
----------------------------------------------        ------------ ------------

First Quarter                                         $      0.70  $      0.14
Second Quarter                                        $      0.86  $      0.45
Third Quarter                                         $      0.66  $      0.51
Fourth Quarter                                        $      0.93  $      0.55

Fiscal 2004                                              High          Low
-----------------------------------------------       ------------ ------------

Third Quarter                                         $      0.30  $      0.18
Fourth Quarter                                        $      0.36  $      0.20


         On September 30, 2005, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of HPL common stock reported on the "pink sheets" was $0.25 per share. On October 25, 2005, the most recent practicable date prior to the printing of this proxy statement, the closing price of HPL common stock reported on the "pink sheets" was $0.289. You are urged to obtain current market quotations for HPL common stock prior to making any decision with respect to the proposed merger.

Holders of Common Equity

         As of the Record Date, there were 1,241 registered holders of record of HPL common stock.

Dividends

         HPL has never declared or paid dividends on its common stock.

                                  OTHER MATTERS

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the special meeting other than the items referred to in this proxy statement. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                          PROPOSALS BY HPL STOCKHOLDERS

         If HPL completes the merger, it will no longer have public stockholders or any public participation in its stockholder meetings. If HPL does not complete the merger, it intends to hold its next annual stockholder meeting in 2006. In that case, if you are still an HPL stockholder as of the record date of that meeting, you would continue to be entitled to attend and participate in HPL's stockholder meetings. In addition, stockholders who wish to bring a proposal before the 2006 annual meeting must comply with the notification requirements set forth in HPL's bylaws by providing timely written notice of the proposal to the Company's Secretary at HPL's principal executive offices. Pursuant to HPL's bylaws, notice must be received must be received not earlier than 120 days, and not later than 90 days prior to the 2006 annual meeting, or the tenth day following the day on which public announcement of the 2006 annual meeting is made. The stockholder's submission must include certain specified information concerning the proposal and information as to the stockholder's ownership of HPL common stock. Proposals not meeting the requirements set forth in HPL's bylaws will not be entertained at the 2006 annual meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

         As required by law, HPL files reports, proxy statements and other information with the Securities and Exchange Commission. Copies of HPL's reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F. Street, N.E., Washington, D.C. 20549.

         Copies of HPL's reports, proxy statements and other information may also be obtained by mail at prescribed rates from the Public Reference Section of the Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549 or by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website on the Internet that contains reports, proxy statements and other information regarding HPL. The address of the website maintained on the Internet by the Securities and Exchange Commission is http://www.sec.gov. Copies of HPL's periodic reports on Forms 10-K and 10-Q and its current reports on Form 8-K are also available on the HPL's website at http://www.hpl.com.

         Neither Synopsys nor HPL has authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this proxy statement or in the documents that Synopsys or HPL files publicly with the Securities and Exchange Commission. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents that Synopsys or HPL files publicly with the Securities and Exchange Commission.

         The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

         With respect to the information contained in this document, Synopsys has supplied the information concerning Synopsys and Merger Sub, and HPL has supplied the information concerning it.

                   HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS


         The Securities and Exchange Commission has approved a rule governing the delivery of disclosure documents. This rule allows HPL to send a single set of this proxy statement to any household at which two or more stockholders of HPL reside, if it believes that the stockholders are members of the same family. Some banks, brokers and other intermediaries may be participating in this practice of "householding" proxy statements and annual reports. This rule benefits both HPL and its stockholders as it reduces the volume of duplicate information received at a stockholder's house and helps reduce HPL's expenses. Each stockholder, however, will continue to receive individual proxy cards or voting instruction forms.

         Stockholders who receive a single set of disclosure documents may request their own copy this year or in future years by contacting their bank, broker or other nominee record holder. HPL will also deliver a separate copy of the proxy statement to any stockholder upon written request to HPL Technologies, Inc., 2033 Gateway Place, Suite 400, San Jose, California 95110, Attention:
Chief Financial Officer, or upon oral request by calling (408) 437-1466.

                                     ANNEX A


===============================================================================

                               AGREEMENT OF MERGER


                                     among:

                                 SYNOPSYS, INC.,
                             a Delaware corporation;


                             SNAP ACQUISITION, INC.,
                           a Delaware corporation; and


                             HPL TECHNOLOGIES, INC.,
                             a Delaware corporation



                           ---------------------------

                           Dated as of October 2, 2005

                           ---------------------------




===============================================================================



                                TABLE OF CONTENTS
                                                                                                               PAGE
Section 1. Description Of Transaction.............................................................................1
         1.1      Merger of Merger Sub into the Company...........................................................1
         1.2      Effects of the Merger...........................................................................1
         1.3      Closing; Effective Time.........................................................................1
         1.4      Certificate of Incorporation and Bylaws; Directors and Officers.................................1
         1.5      Conversion of Shares............................................................................2
         1.6      Closing of the Company's Transfer Books.........................................................2
         1.7      Surrender of Certificates.......................................................................2
         1.8      Appraisal Shares................................................................................3
         1.9      Treatment of Stock Options......................................................................4
         1.10     Further Action..................................................................................4
Section 2. Representations And Warranties Of The Company..........................................................4
         2.1      Subsidiaries; Due Organization; Etc.............................................................4
         2.2      Certificate of Incorporation; Bylaws; Charters and Codes of Conduct.............................5
         2.3      Capitalization, Etc.............................................................................5
         2.4      SEC Filings; Financial Statements...............................................................6
         2.5      Absence of Changes..............................................................................7
         2.6      Title to Assets.................................................................................9
         2.7      Cash Balance; Receivables; Customers............................................................9
         2.8      Equipment; Real Property; Leasehold.............................................................9
         2.9      Intellectual Property...........................................................................9
         2.10     Contracts......................................................................................13
         2.11     Sale of Products; Performance of Services. ....................................................15
         2.12     Liabilities....................................................................................15
         2.13     Compliance with Legal Requirements.............................................................15
         2.14     Certain Business Practices.....................................................................16
         2.15     Governmental Authorizations....................................................................16
         2.16     Tax Matters....................................................................................16
         2.17     Employee and Labor Matters; Benefit Plans......................................................17
         2.18     Environmental Matters..........................................................................23
         2.19     Insurance......................................................................................24
         2.20     Transactions with Affiliates...................................................................24
         2.21     Legal Proceedings; Orders......................................................................24
         2.22     Authority; Binding Nature of Agreements........................................................25
         2.23     Inapplicability of Anti-takeover Statutes......................................................25
         2.24     Vote Required..................................................................................25
         2.25     Non-Contravention; Consents....................................................................25
         2.26     Fairness Opinion...............................................................................26
         2.27     Financial Advisor..............................................................................26
         2.28     Full Disclosure................................................................................26
Section 3.Representations and Warranties of Parent and Merger Sub................................................26
         3.1      Valid Existence................................................................................26
         3.2      Authority; Binding Nature of Agreement.........................................................26
         3.3      Non-Contravention..............................................................................27
         3.4      No Legal Proceedings Challenging the Merger....................................................27
         3.5      Activities of Merger Sub.......................................................................27
Section 4.Certain Covenants Of The Company.......................................................................27
         4.1      Access and Investigation.......................................................................27
         4.2      Operation of the Company's Business............................................................28
         4.3      No Solicitation................................................................................31
         4.4      Amendment of Contracts.........................................................................32
Section 5.Additional Covenants Of The Parties....................................................................33
         5.1      Proxy Statement................................................................................33
         5.2      Company Stockholders' Meeting..................................................................33

                                TABLE OF CONTENTS
                                                                                                                PAGE

         5.3      Regulatory Matters.............................................................................34
         5.4      Stock Options and ESPP.........................................................................34
         5.5      Employees and Employee Benefits................................................................35
         5.6      Indemnification of Officers and Directors......................................................35
         5.7      Additional Agreements..........................................................................36
         5.8      Disclosure.....................................................................................37
Section 6. Conditions Precedent To Obligations Of Parent And Merger Sub..........................................37
         6.1      Accuracy of Representations....................................................................37
         6.2      Performance of Covenants.......................................................................37
         6.3      Stockholder Approval...........................................................................37
         6.4      Dissenting Shares..............................................................................38
         6.5      Agreements and Other Documents.................................................................38
         6.6      Employees......................................................................................38
         6.7      No Company Material Adverse Effect.............................................................38
         6.8      Regulatory Matters.............................................................................38
         6.9      No Restraints..................................................................................38
         6.10     No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business.38
         6.11     Sarbanes-Oxley Certifications..................................................................39
Section 7. Conditions Precedent To Obligation Of The Company.....................................................39
         7.1      Accuracy of Representations....................................................................39
         7.2      Performance of Covenants.......................................................................39
         7.3      Stockholder Approval...........................................................................39
         7.4      Certificate....................................................................................39
         7.5      No Restraints..................................................................................39
Section 8. Termination...........................................................................................39
         8.1      Termination....................................................................................39
         8.2      Effect of Termination..........................................................................41
         8.3      Expenses; Termination Fee......................................................................41
Section 9. Miscellaneous Provisions..............................................................................42
         9.1      Amendment......................................................................................42
         9.2      Waiver.........................................................................................42
         9.3      No Survival of Representations and Warranties..................................................43
         9.4      Entire Agreement; Counterparts.................................................................43
         9.5      Applicable Law; Jurisdiction...................................................................43
         9.6      Disclosure Schedule............................................................................43
         9.7      Attorneys' Fees................................................................................43
         9.8      Assignability..................................................................................43
         9.9      Notices........................................................................................43
         9.10     Cooperation....................................................................................44
         9.11     Non-Exclusivity................................................................................44
         9.12     Severability...................................................................................44
         9.13     Construction...................................................................................45


         Exhibit A - Certain Definitions

                               AGREEMENT OF MERGER


     THIS AGREEMENT OF MERGER ("Agreement") is made and entered into as of October 2, 2005, by and among: SYNOPSYS, INC., a Delaware corporation ("Parent"); SNAP ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and HPL TECHNOLOGIES, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

         A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

         B.      Contemporaneously with the execution and delivery of this
Agreement: certain stockholders of the Company, are entering into Voting Agreements in favor of Parent (the "Voting Agreements") and Proxies related thereto (the "Proxies"), to take effect upon consummation of the Merger.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1.     DESCRIPTION OF TRANSACTION

          1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

          1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

          1.3 Closing; Effective Time. The consummation of the Contemplated Transactions (the "Closing") shall take place at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California, on a date to be designated by Parent, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Section 6.5(c) and Section 7.4 which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the "Closing Date." A certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing, and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the mutual consent of Parent and the Company prior to the Closing (the time as of which the Merger becomes effective being referred to as the "Effective Time").

          1.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

          (a) the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to conform to the Certificate of Incorporation of Merger Sub as of the date of this Agreement (other than with respect to the name of the Surviving Corporation);

          (b) the Bylaws of the Surviving Corporation shall be amended and restated to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

          (c) unless otherwise determined by Parent prior to the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.

          1.5 Conversion of Shares.

          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

               (i) any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company's treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

               (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be paid in exchange therefor;

               (iii) except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(b), 1.5(c) and 1.8, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $0.30 in cash, without interest; and

               (iv) each share of the common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

The amount of cash consideration per share specified in clause "(iii)" of the preceding sentence (as such amount may be adjusted in accordance with Section 1.5(b)) is referred to as the "Per Share Merger Price."

          (b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Per Share Merger Price shall be appropriately adjusted.

          1.6  Closing of the Company's Transfer Books. At the Effective Time:
(a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") is presented to the Payment Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

          1.7 Surrender of Certificates.

          (a) On or prior to the Closing Date, Parent shall select a reputable bank or trust company to act as payment agent in the Merger (the "Payment Agent"). Within one business day after the Effective Time, Parent shall deposit with the Payment Agent cash sufficient to pay the cash consideration payable pursuant to Section 1.5. The cash amount so deposited with the Payment Agent is referred to as the "Payment Fund." The Payment Agent will invest the funds included in the Payment Fund in the manner directed by Parent. Any interest or other income resulting from the investment of such funds shall be the property of, and will be paid promptly to, Parent.

          (b) Within five business days after the Effective Time, the Payment Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form containing such provisions as Parent or the Payment Agent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Payment Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Payment Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent or Parent:
(A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the dollar amount that such holder has the right to receive pursuant to the provisions of Section 1.5; and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this
Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Merger Consideration as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent or the Payment Agent may reasonably direct) as indemnity against any claim that may be made against the Payment Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (c) Any portion of the Payment Fund that remains undistributed to holders of Company Stock Certificates as of the date one year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Merger Consideration.

          (d) Each of the Payment Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable to any holder of any Company Stock Certificate (in his or her capacity as a holder of Company Common Stock) such amounts as are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any Merger Consideration delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

          1.8 Dissenting Shares.

          (a) Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock held by a holder who has made a demand for appraisal of such shares in accordance with Section 262 of the DGCL (any such shares being referred to as "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under
Section 262 of the DGCL with respect to such shares) shall not be converted into or represent the right to receive Merger Consideration in accordance with
Section 1.5, but shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares.

          (b) If any Dissenting Shares shall lose their status as such (through failure to perfect or otherwise), then, as of the later of the Effective Time or the date of loss of such status, such shares shall automatically be converted into and shall represent only the right to receive Merger Consideration in accordance with Section 1.5, without interest thereon, upon surrender of the Company Stock Certificate representing such shares.

          (c) The Company shall give Parent: (i) prompt written notice of (A) any demand for appraisal received by the Company prior to the Effective Time pursuant to the DGCL, (B) any withdrawal of any such demand and (C) any other demand, notice or instrument delivered to the Company prior to the Effective

Time pursuant to the DGCL; and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand, notice or instrument unless Parent shall have given its written consent to such payment or settlement offer.

          1.9 Treatment of Stock Options. Prior to the Effective Time, the Company shall use commercially reasonable efforts to cause each Company Option granted pursuant to an Option Plan that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) and that represents the right to acquire shares of Company Common Stock to be canceled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration (as hereinafter defined) for each share of Company Common Stock then subject to the Company Option. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Company Stock Plans, such termination to be effective at or before the Effective Time. Prior to the Effective Time, Parent shall deposit with the Payment Agent an amount of cash equal to the sum of the aggregate Option Consideration for each Company Option then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Company Options in accordance with this Section 1.9. For purposes of this Agreement, "Option Consideration" means, with respect to any share of Company Common Stock issuable under a particular Company Option, an amount equal to the excess, if any, of:
(1) Per Share Merger Price over (2) the exercise price payable in respect of such share of Company Common Stock issuable under such Option (it being understood that if the exercise price payable in respect of such share of Company Common Stock issuable under such Company Option exceeds the Per Share Merger Price the Option Consideration shall be zero).

          1.10 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as expressly set forth in the applicable Part of the Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:

          2.1 Subsidiaries; Due Organization; Etc.

          (a) The Company has no Subsidiaries, except for the Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than (i) interests in the Entities identified in Part 2.1(a)(ii) of the Disclosure Schedule and (ii) interests classified as cash equivalents or short-term investments on the June 30, 2005 Balance Sheet. Each of the Entities identified in Part 2.1(a)(i) is a wholly-owned direct or indirect subsidiary of the Company and no other Person holds any equity interest (contingent or otherwise) in such Entities. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

          (b) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

          2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto. Part 2.2 of the Disclosure Schedule lists, and the Company has Made Available to Parent, accurate and complete copies of: (a) the charters of all committees of the Company's board of directors; and (b) any code of conduct or similar policy adopted by any of the Acquired Corporations or by the board of directors, or any committee of the board of directors, of any of the Acquired Corporations, each as in effect on the date of this Agreement.

          2.3 Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of: (i) 75,000,000 shares of Company Common Stock, $0.001 par value, of which 41,305,348 shares were issued and outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares have been issued or are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company does not hold any shares of its capital stock in its treasury. There are no shares of Company Common Stock held by any of the other Acquired Corporations. None of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock as of the date of this Agreement, and specifies which of those repurchase rights are currently exercisable.

          (b) As of the date of this Agreement: (i) 6,260,285 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company's 2001 Amended and Restated Equity Incentive Plan (the "2001 Plan"), (ii) 130,827 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under equity incentive plans of the other Acquired Corporations (collectively, such plans together with the 2001 Plan, the "Option Plans"), (iii) 4,367,391 additional shares of Company Common Stock are reserved for future issuance pursuant to the 2001 Plan, and (iv) 1,097 shares of Company Common Stock are reserved for issuance pursuant to the Amended and Restated Employee Stock Purchase Plan and the 2001 Foreign Employee Stock Purchase Plan (collectively, the "ESPP"). (Options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the 2001 Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted) are referred to in this Agreement as "Company Options.") Part 2.3(c) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Option Plan (if any) pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; and (H) whether such Company Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option. The Company has Made Available to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has ever granted stock options, and the forms of all stock option agreements evidencing such options.

          (c) Except as set forth in Part 2.3(c) of the Disclosure Schedule and except for options granted after the date of this Agreement in accordance with
Section 4.2(b)(ii) or rights under the ESPP to purchase shares of Company Common Stock, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a "poison pill") or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Company's Knowledge, condition or circumstance that has given rise to or provides a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.

          (d) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

          (e) All of the shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions on transfer imposed by applicable securities laws.

          2.4 SEC Filings; Financial Statements.

          (a) The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since July 30, 2001 (the "Company SEC Documents") as well as all comment letters received by the Company from the SEC since July 30, 2001 and all responses to such comment letters provided to the SEC by or on behalf of the Company. Except as set forth in Part 2.4(a) of the Disclosure Schedule, all statements, reports, schedules, forms and other documents required to have been filed by the Company, or by any of its directors or officers (as such statements, reports, schedules, forms and other documents relate to the Company or to such director's or officer's ownership of securities of the Company), with the SEC have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by Rule 13a-14 under the Exchange Act, and 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the "Certifications") are accurate and complete, and complied as to form and content with all applicable Legal Requirements as of the date of such filing (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing). As used in this Section 2, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

          (b) The Acquired Corporations maintain disclosure controls and procedures that satisfy the requirements of Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all material information concerning the Acquired Corporations is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC. Part 2.4(b) of the Disclosure Schedule lists, and the Company has Made Available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures in effect as of the date of this Agreement.

          (c) The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q or Form 8-K of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Corporations are required by U.S. GAAP to be included in the consolidated financial statements of the Company. The financial statements required to be delivered to Parent pursuant to Section 4.1(i): (x) will be prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods covered (except that such financial statements may not contain footnotes and may be subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (y) will fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of the Company and its consolidated subsidiaries for the periods covered thereby.

          (d) To the Company's Knowledge, the Company's independent auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. Part 2.4(e) of the Disclosure Schedule contains an accurate and complete description of all non-audit services performed by the Company's auditors for the Acquired Corporations since March 31, 2005 and the fees paid for such services. All non-audit services were approved as required by Section 202 of the Sarbanes-Oxley Act.

          (e) The Acquired Corporations maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Part 2.4(f) of the Disclosure Schedule lists as of the date of this Agreement, and the Company has Made Available to Parent accurate and complete copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

          (f) Part 2.4(f) of the Disclosure Schedule lists, and the Company has Made Available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange
Act) effected by any of the Acquired Corporations since July 30, 2001.

          2.5 Absence of Changes. Since June 30, 2005:

          (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events that shall have occurred since June 30, 2005, or circumstances that shall have arisen since June 30, 2005, would reasonably be expected to have a Company Material Adverse Effect;

          (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance);

          (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

          (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(c) of the Disclosure Schedule or pursuant to the ESPP); or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except for Company Options identified in Part 2.3(c) of the Disclosure Schedule or pursuant to the ESPP);

          (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) any of the Option Plans; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

          (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (g) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity other than any interest classified as a short-term investment on the June 30, 2005 Balance Sheet;

          (h) none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract (as defined in Section 2.10);

          (i) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

          (j) none of the Acquired Corporations has written off as uncollectible other than in the ordinary course of business consistent with past practice, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (k) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for Permitted Encumbrances;

          (l) none of the Acquired Corporations has: (i) lent money to any Person other than money advanced to its employees in the ordinary course of business consistent with past practice and pursuant to the Company's policies in order to defray routine travel expenses; or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (m) none of the Acquired Corporations has, except as required by applicable Legal Requirements: (i) adopted, established or entered into any Company Benefit Plan or Company Benefit Agreement; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business consistent with past practices or upon the promotion of the affected employee;

          (n) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect other than as required by the rules and regulations of the SEC or by U.S. GAAP;

          (o) none of the Acquired Corporations has made any material Tax election;

          (p) none of the Acquired Corporations has commenced or settled any Legal Proceeding other than routine collection proceedings initiated by the Acquired Corporations in the ordinary course of business;

          (q) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (r) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

          2.6 Title to Assets. The Acquired Corporations own, and have good and valid title to, all assets (excluding Intellectual Property Rights and Intellectual Property) purported to be owned by them, including: (a) all assets reflected on the June 30, 2005 Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since June 30, 2005); and (b) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (i) Permitted Encumbrances and (ii) liens described in Part 2.6 of the Disclosure Schedule. The Acquired Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the June 30, 2005 Balance Sheet; and (B) all other assets reflected in the books and records of the Acquired Corporations as being leased by the Acquired Corporations. The Acquired Corporations enjoy adequate rights of ingress and egress to all real property leased by them and undisturbed possession of all personal property leased by them.

          2.7 Cash Balance; Receivables; Customers.

          (a) As of June 30, 2005, the sum of the Company's cash, cash equivalents and short-term investments, determined in accordance with U.S. GAAP (applied on a basis consistent with the basis on which the financial statements contained in the Company SEC Documents have been prepared) exceeded $1,400,000.

          (b) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the June 30, 2005 Balance Sheet that have not yet been collected and those accounts receivable that have arisen since June 30, 2005 and have not yet been collected): (i) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business; and (ii) are current and, to the Company's Knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).

          (c) Part 2.7(c) of the Disclosure Schedule contains an accurate and complete list of each outstanding loan or advance made by any of the Acquired Corporations to any Company Associate, other than routine travel advances made to employees in the ordinary course of business.

          (d) Part 2.7(d) of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, the 20 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in each of the fiscal years ended March 31, 2004 and 2005. None of the Acquired Corporations has received any notice or other communication or information (in writing or otherwise) indicating, and the Company has no basis for believing, that any customer identified in Part 2.7(d) of the Disclosure Schedule may cease dealing with any of the Acquired Corporations or may otherwise materially reduce the volume of business transacted by such customer with any of the Acquired Corporations.

          2.8 Equipment; Real Property; Leasehold. All material items of equipment and other tangible assets owned by or leased to the Acquired Corporations are adequate for the uses to which they are being put, are in good and safe condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the business of the Acquired Corporations in the manner in which such business is currently being conducted. None of the Acquired Corporations own any real property or any interest in real property, except for the leaseholds created under the real property leases identified in Part 2.8 of the Disclosure Schedule.

          2.9 Intellectual Property.

          (a) Part 2.9(a) of the Disclosure Schedule accurately identifies and describes as of the date of this Agreement:

               (i) in Part 2.9(a)(i) of the Disclosure Schedule: (A) each Patent, registered Trademark and other item of Registered IP in which any of the Acquired Corporations has an ownership interest of any nature (whether exclusively, jointly with another Person or otherwise); (B) the jurisdiction in which such Patent, Trademark or other item of Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such Patent, Trademark or other item of Registered IP and the nature of such ownership interest;

               (ii) in Part 2.9(a)(ii) of the Disclosure Schedule, each Contract pursuant to which any Intellectual Property Right or Intellectual Property is licensed to any of the Acquired Corporations (other than any non-exclusive license to non-customized software that: (1) is so licensed solely in executable or object code form, (2) is not incorporated into or bundled with any Company Software, and (3) is generally available on standard terms); and

               (iii) in Part 2.9(a)(iii) of the Disclosure Schedule, each Contract entered into since July 30, 2001 pursuant to which any Person has been granted any license directly or indirectly from an Acquired Company under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest directly or indirectly from an Acquired Company in, any Company IP (other than end user licenses for Company Software granted by an Acquired Corporation, or an authorized reseller or distributor of an Acquired Corporation, in the ordinary course of business, and Channel Agreements identified in Part 2.10(a)(iv) of the Disclosure Schedule).

          (b) The Company has Made Available to Parent an accurate and complete copy of the current version of each standard form of Company IP Contract used by any of the Acquired Corporations, including each standard form of: (i) end user license agreement; (ii) maintenance or support agreement; (iii) distributor or reseller agreement; (iv) employee agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; (v) consulting or independent contractor agreement containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (vi) confidentiality or nondisclosure agreement. The Company has provided to Parent or to Parent's outside counsel each Company IP Contract (other than end user license agreements on the current versions of any of Acquired Corporation's standard form) that is either (1) an end user license agreement with one of the 20 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in each of the fiscal years ended March 31, 2004 and 2005 or (2) an end user license agreement based on a form of agreement proposed by the customer (as opposed to the Company's standard form of end user license agreement).

          (c) The Acquired Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.9(a)(ii) of the Disclosure Schedule and the Intellectual Property Rights or Intellectual Property described in the Contracts exempted from disclosure by the terms of
Section 2.9(a)(ii)) free and clear of any Encumbrances (other than (i) nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iii) of the Disclosure Schedule, (ii) nonexclusive licenses granted pursuant to the Contracts exempted from disclosure by the terms of Section 2.9(a)(iii) and (iii) end user licenses for Company Software granted by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business and Channel Agreements identified in Part 2.10(a)(iv) of the Disclosure Schedule). Without limiting the generality of the foregoing:

               (i) all documents and instruments necessary to record the assignment or transfer to the Acquired Corporations of the rights held by the Acquired Corporations in the Company IP that is Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

               (ii) No Person developed any components of the Company IP who was not an employee or independent contractor of an Acquired Corporation at the time such development took place, and each Person who is or was an employee or independent contractor of any of the Acquired Corporations and who is or was involved in any material respect in the creation or development of any Company IP has signed a written agreement containing an irrevocable assignment of Intellectual Property Rights to the Acquired Corporation for which such Person is or was an employee or independent contractor and confidentiality provisions protecting the Company IP;

               (iii) to the Company's Knowledge, no Company Associate has any claim, right (whether or not currently exercisable) or interest to or in any Company IP;

               (iv) to the Company's Knowledge, no employee or independent contractor of any of the Acquired Corporations is: (A) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for such Acquired Corporation; or (B) in breach of any Contract with an Acquired Corporation, any former employer or other Person concerning Intellectual Property Rights or confidentiality;

               (v) no funding, facilities or personnel of any Governmental Body were used, directly or indirectly, to develop or create, in whole or in part, any Company IP;

               (vi) each of the Acquired Corporations has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in the material Company Source Code and all other material proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret;

               (vii) none of the Acquired Corporations has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Intellectual Property Right to any other Person;

               (viii) none of the Acquired Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that required (or has the right under any Contract to require) any of the Acquired Corporations to disclose, or grant or offer to any other Person any license or right to, any Company IP;

               (ix) other than (i) the Intellectual Property Rights and Intellectual Property licensed to the Company, as identified in Part 2.9(a)(ii) of the Disclosure Schedule, (ii) the Intellectual Property Rights and Intellectual Property described in Contracts exempted from disclosure by the terms of Section 2.9(a)(ii), (iii) the nonexclusive licenses granted pursuant to the Contracts listed in Part 2.9(a)(iii) of the Disclosure Schedule, (iv) the nonexclusive licenses granted pursuant to the Contracts exempted from disclosure by the terms of Section 2.9(a)(iii), (v) end user licenses for Company Software granted by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business and on the Company's standard form of end user license agreement and (vi) Channel Agreements identified in
Part 2.10(a)(iv) of the Disclosure Schedule, none of the Acquired Corporations is bound by, and no Company IP is subject to, any Contract containing any covenant or other provision that in any way limits or restricts the ability of any of the Acquired Corporations in any material way to use, exploit, assert, or enforce any Company IP anywhere in the world; and

               (x) the Acquired Corporations own or otherwise have, and immediately after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights needed to conduct the business of the Acquired Corporations as currently conducted and currently planned by the Company to be conducted.

          (d) To the Company's Knowledge, all Company IP is valid, subsisting and enforceable. Without limiting the generality of the foregoing:

               (i) each item of Company IP that is Registered IP is and at all times has been in compliance with all Legal Requirements, and all filings, payments and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline (other than those actions not made or taken that have not jeopardized or diminished any Company IP or any Intellectual Property Right therein);

               (ii) no application for a patent or for a copyright, mask work or trademark registration or any other type of Registered IP filed by or on behalf of any of the Acquired Corporations has been abandoned, allowed to lapse or rejected;

               (iii) the Company has Made Available to Parent accurate and complete copies of all applications and other material documents (including correspondence with the U.S. Patent and Trademark Office and similar authorities in other jurisdictions) related to each patent included in Company IP; and

               (iv) no interference, opposition, reissue, reexamination or other Legal Proceeding of any nature is or has been pending or, to the Company's Knowledge, has been threatened, in which the scope, validity or enforceability of any Company IP is being, has been or would reasonably be expected to be contested or challenged.

          (e) Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a material loss of, or material Encumbrance on, any Company IP; (ii) a material breach of any Material Contract;
(iii) the release, disclosure or delivery of any Company Source Code or other material Company IP by or to any escrow agent or other Person; or (iv) the grant, assignment or transfer to any other Person of any material license or other material right or interest under, to or in any of the Company IP.

          (f) To the Company's Knowledge, no Person is currently infringing, misappropriating or otherwise violating, any Company IP in any material respect.
Part 2.9(f) of the Disclosure Schedule accurately identifies (and the Company has actually delivered to Parent or to Parent's outside counsel an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise made available by or to any of the Acquired Corporations or any Representative of any of the Acquired Corporations since July 30, 2001 regarding any actual, alleged or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

          (g) Except as set forth in the applicable subsection of Part 2.9(g) of the Disclosure Schedule, to the Company's Knowledge: (i) none of the Acquired Corporations has ever infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person; and (ii) none of the Company Software infringes any Intellectual Property Right of any Person or contains or embodies any software code, algorithms, or other Intellectual Property that has been misappropriated from any Person.

          (h) No infringement, misappropriation or similar claim or Legal Proceeding is pending or, to the Company's Knowledge, has been threatened against any of the Acquired Corporations. To the Company's Knowledge, no infringement, misappropriation or similar claim or Legal Proceeding is pending or has been threatened against any other Person who may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to such claim or Legal Proceeding. To the Company's Knowledge, no facts or circumstances exist that provide a basis for any claim of the kind described in this Section 2.9(h).

          (i) Except as described in Part 2.9(i) of the Disclosure Schedule, since July 30, 2001 none of the Acquired Corporations has received any notice or other communication (in writing or otherwise) claiming that any Acquired Corporation or Company Software is or may be infringing, misappropriating or otherwise violating, or has or may have infringed, misappropriated or otherwise violated, or offering a license to or suggesting that any Acquired Corporation may need a license to, any Intellectual Property Right of another Person. Part 2.9(i) of the Disclosure Schedule provides a brief description of the current status of each matter described therein. The Company has Made Available to Parent an accurate and complete copy of each written or electronic notice or communication identified in Part 2.9(i) of the Disclosure Schedule.

          (j) None of the Acquired Corporations has ever assumed, or agreed to indemnify, hold harmless, defend, discharge or otherwise take responsibility for, any existing or potential liability of another Person for infringement, misappropriation or violation of any Intellectual Property Right (other than pursuant to indemnification provisions in (i) end user license agreements for Company Software entered into by an Acquired Corporation in the ordinary course of business or (ii) Channel Agreements identified in Part 2.10(a)(iv) of the Disclosure Schedule).

          (k) None of the Company Software contains any Malicious Code.

          (l) None of the Company Software is subject to any "copyleft" or other obligation or condition (including any obligation or condition under any "open source" license such as the GNU Public License, Lesser GNU Public License or Mozilla Public License) that by its terms: (i) requires, or conditions the use or distribution of such Company Software on, the disclosure, licensing or distribution of any source code for any portion of such Company Software; or
(ii) otherwise imposes any material limitation, restriction or condition on the right or ability of the Company to use or distribute any Company Software.

          (m) No Company Source Code has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of one of the Acquired Corporations. None of the Acquired Corporations has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available any Company Source Code to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of any Company Source Code to any other Person.

          2.10 Contracts.

          (a) Part 2.10 of the Disclosure Schedule identifies each Company Contract that constitutes a "Material Contract" (other than Company IP Contracts that are not required to be identified in Part 2.9 of the Disclosure Schedule and that would not otherwise be considered Material Contracts under any subsection of this Section 2.10(a) other than subsection (ii) below). For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

               (i) any Company Contract: (A) relating to the employment of, or the performance of services by, any employee or consultant that requires, or may require, payments in excess of $100,000 on an annual basis to any Person; (B) the terms of which obligate or may in the future obligate any of the Acquired Corporations to make any severance, termination or similar payment to any current or former employee or director; or (C) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary or sales commissions) in excess of $20,000 to any current or former employee or director;

               (ii) any Company IP Contract;

               (iii) any Company Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit or any product line of any Acquired Corporation (except for Company Contracts terminated prior to July 30, 2001 under which the Company had no remaining obligations following such date);

               (iv) any Company Contract in which another Person is or was appointed as a distributor, reseller or sales representative with respect to, or otherwise is or was authorized to market, promote, distribute, resell, sublicense, support or solicit orders for, any Company Software (a "Channel Agreement");

               (v) any Company Contract (other than Channel Agreements) that provides for indemnification of any Company Associate or any current or former agent of any of the Acquired Corporations (an "Indemnification Contract");

               (vi) any Company Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person;
(B) to acquire any product or other asset or any services from any other Person;
(C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;

               (vii) any Company Contract (other than Company Contracts evidencing Company Options or rights under the ESPP): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities;
(B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;

               (viii) any Company Contract that imposes on any Acquired Corporation any guaranty, any warranty or any indemnity or similar obligation, except for Channel Agreements and end user license agreements for Company Software entered into by an Acquired Corporation in the ordinary course of business;

               (ix) any Company Contract relating to any currency hedging;

               (x) any Company Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a)); or (B) containing "standstill" or similar provisions;

               (xi) any Company Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

               (xii) any Company Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate;

               (xiii) any Company Contract that would reasonably be expected to have a Material Adverse Effect on: (A) the business, financial condition, capitalization, aggregate fair market value of the assets (including cash, cash equivalents, short-term investments and Intellectual Property) of the Acquired Corporations minus the amount of the liabilities (accrued, contingent or otherwise) of the Acquired Corporations, operations or financial performance of the Acquired Corporations taken as a whole; or (B) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its obligations under this Agreement; and

               (xiv) any other Company Contract, if a breach of such Company Contract would reasonably be expected to have a Company Material Adverse Effect.

The Company has Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract (other than Company IP Contracts that do not need to be specifically identified in Part 2.9 of the Disclosure Schedule). For each Material Contract that is a Channel Agreement,
Part 2.10(a) of the Disclosure Schedule identifies such Material Contract as a Channel Agreement and also indicates whether such Channel Agreement is currently in effect.

          (b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          (c) (i) None of the Acquired Corporations has violated or breached, or committed any default under, any Company Material; and, to the Company's Knowledge, no other Person has violated or breached, or committed any default under, any Company Contract; (ii) except for express warranty and indemnification remedies set forth in the standard forms of Company IP Contracts described in Section 2.9(b) or in any Channel Agreement or end user license agreement entered into in the ordinary course of business that was Made Available to Parent, no end user, distributor, or other licensee of the Company Software has any conditional or unconditional return, refund, or credit rights exercisable against the Acquired Corporations with respect to such Company Software; (iii) to the Company's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a material violation or breach of any of the provisions of any Company Contract; (B) give any Person the right to declare a default or exercise any material remedy under any Company Contract;
(C) give any Person the right to receive or require a material rebate, chargeback, penalty or change in delivery schedule under any Company Contract;
(D) give any Person the right to accelerate the maturity or performance of any Company Contract; (E) result in the disclosure, release or delivery of any Company Source Code; or (F) give any Person the right to cancel, terminate or modify any Company Contract; (iv) since July 30, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract, except for claims under or based upon any warranty provided by or on behalf of any of the Acquired Corporations or based upon any services performed by any of the Acquired Corporations; and (v) without limiting the generality of the foregoing, none of the Acquired Corporations has failed to meet any development or delivery milestone under any Company Contract.

          2.11 Sale of Products; Performance of Services.

          (a) Part 2.11(a) of the Disclosure Schedule accurately identifies each Company Software product that is currently being developed, marketed, distributed, licensed or sold by any Acquired Corporation.

          (b) The data and other information Made Available to Parent relating to bugs, design defects and other defects or deficiencies in the Company Software is accurate and complete.

          (c) Since March 31, 2005, no customer or other Person has asserted or, to the Company's Knowledge, threatened to assert any claim against any of the Acquired Corporations: (i) under or based upon any warranty provided by or on behalf of any of the Acquired Corporations; or (ii) based upon any services performed by any of the Acquired Corporations. For the avoidance of doubt, Customer requests for technical support in the ordinary course of business do not constitute "claims" for purposes of this Section 2.11(c).

          (d) Since March 31, 2005, no end user customer that was one of the 20 largest customers (measured by the aggregate dollar amount of revenue generated by the Acquired Corporations from each customer in the applicable fiscal year) of the Acquired Corporations in either of the fiscal years ended March 31, 2004 and 2005, and no distributor, reseller, or sales representative of any Acquired Corporation, has terminated or, to the Company's Knowledge, overtly threatened or expressed an intention to terminate or not to renew, its relationship or any Contract with any of the Acquired Corporations.

          2.12 Liabilities. None of the Acquired Corporations has, and none of the Acquired Corporations is responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such on the face of the June 30, 2005 Balance Sheet; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since June 30, 2005 in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts Made Available to Parent prior to the date of this Agreement; (d) liabilities described in Part 2.12(a) of the Disclosure Schedule; and (e) liabilities and obligations under this Agreement.

          2.13 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since July 30, 2001 been, in compliance in all material respects with all applicable Legal Requirements. To the Company's Knowledge, each Person who is or was a director or officer of any Acquired Corporation is, and has at all times since July 30, 2001 been, in compliance in all material respects with all applicable Legal Requirements as such Legal Requirements apply to such Person in his or her capacity as a director or officer of the Company. Since July 30, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

          2.14 Certain Business Practices. None of the Acquired Corporations, and (to the Company's Knowledge) no director, officer, other employee or agent of any of the Acquired Corporations acting or purporting to act in his capacity as such, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

          2.15 Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since July 30, 2001 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since July 30, 2001, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding: (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

          2.16 Tax Matters.

          (a) Each of the material Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body on or before the Closing Date (the "Company Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All Taxes required to be paid by the Acquired Corporations on or before the Closing Date have been or will be paid on or before the Closing Date, other than any Taxes for which adequate reserves have been established in accordance with Section 2.16(b).

          (b) The June 30, 2005 Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with U.S. GAAP, except for liabilities for Taxes incurred since June 30, 2005 in the operation of the business of the Acquired Corporations. On or before the Closing Date, each Acquired Corporation will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from June 30, 2005 through the Closing Date.

          (c) No Company Return has ever been examined or audited by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

          (d) No claim or Legal Proceeding is pending or, to the Company's Knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the June 30, 2005 Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable. None of the Acquired Corporations will be required to include any adjustment in taxable income for any tax period (or portion thereof) after the Closing pursuant to Section 481 or
Section 263 or 263A of the Code (or any comparable provision of state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering, benefiting or relating to any Company Associate that, considered individually or considered collectively with any other such Contracts, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign Tax laws). None of the Acquired Corporations is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract. No Acquired Corporation is a party to any agreement to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code.

          (f) No written claim has ever been made by any Governmental Body in a jurisdiction where an Acquired Corporation does not file a Tax Return that such Acquired Corporation is or may be subject to taxation by that jurisdiction.

          (g) There is no Company Contract relating to allocating or sharing of Taxes. No Acquired Corporation: (i) is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any portion of such Person's Taxes (except for customary agreements to indemnify lenders or security holders in respect of Taxes); or (ii) is a party to or bound by any Contract providing for payments by such Acquired Corporation with respect to any amount of Taxes of any other Person, other than such a Company Contract of which Acquired Corporations are the only parties.

          (h) No Acquired Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code. No Acquired Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, and Parent will not be required to withhold any Tax on the purchase of the Company by reason of Section 1445 of the Code.

          (i) No Acquired Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Acquired Corporation may be subject, other than the affiliated group of which the Company is the common parent.

          (j) The Company has Made Available to Parent copies of all Tax Returns of the Acquired Corporations for all fiscal years still open to potential audit.

          (k) The Company has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

          (l) No Acquired Corporation has participated, or is currently participating, in a "Listed Transaction" or a "Reportable Transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or in a similar transaction under any corresponding or similar Legal Requirement.

2.17     Employee and Labor Matters; Benefit Plans.

          (a) Part 2.17(a) of the Disclosure Schedule identifies each Company Benefit Plan.

          (b) None of the Acquired Corporations maintains, sponsors or contributes to, and none of the Acquired Corporations has at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, whether or not excluded from coverage under specific Titles or Subtitles of ERISA, for the benefit of any Company Associate.

          (c) With respect to each Company Benefit Plan, the Company has Made Available to Parent (where applicable): (i) an accurate and complete copy of such Company Benefit Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the

Code, with respect to such Company Benefit Plan for the three most recent plan years; (iii) if such Company Benefit Plan is subject to the minimum funding standards of ERISA Section 302, the most recent annual and periodic accounting of such Company Benefit Plan's assets; (iv) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all written materials provided to any Company Associate relating to such Company Benefit Plan and any proposed Company Benefit Plan, in each case relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which could result in any material liability to any of the Acquired Corporations; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (ix) all forms and related notices required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three most recent plan years; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent determination letter (or opinion letter, if applicable) received from the Internal Revenue Service with respect to such Company Benefit Plan; and
(xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.

          (d) None of the Acquired Corporations is or has ever been required to be treated as a single employer with any other Person other than the Acquired Corporations under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. None of the Acquired Corporations has ever been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code.

          (e) No Acquired Corporation has ever maintained, established, sponsored, participated in or contributed to or could incur any liability under any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or
Section 412 of the Code; (ii) "multiemployer plan" within the meaning of Section 3 (37) of ERISA; (iii) "multiple employer plan" (within the meaning of Section 413(c) of the Code); or (iv) Company Benefit Plan in which stock of any of the Acquired Corporations is or was held as a "plan asset" within the meaning of DOL Regulations Section 2510.3-101. For purposes of clarity, stock of an Acquired Corporation shall not be deemed to be a "plan asset" for purposes of the preceding sentence solely by virtue of the fact that such stock is held by an investment company registered under the Investment Company Act of 1940 and the stock of such investment company is a "plan asset." None of the Acquired Corporations has ever made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in withdrawal liability, as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or
Section 4208 of ERISA).

          (f) With respect to each Company Benefit Plan as to which any of the Acquired Corporations may incur any liability under, or that is subject to,
Section 302 or Title IV of ERISA or Section 412 of the Code: (i) such Company Benefit Plan has not been terminated so as to result, directly or indirectly, in any material liability, contingent or otherwise, of any of the Acquired Corporations under Title IV of ERISA; (ii) no complete or partial withdrawal from such Company Benefit Plan has been made by any of the Acquired Corporations, or by any other Person, so as to result in any material liability to any of the Acquired Corporations, whether such liability is contingent or otherwise; (iii) no proceeding has been initiated by any Person (including the Pension Benefit Guaranty Corporation (the "PBGC")) to terminate such Company Benefit Plan or to appoint a trustee for such Company Benefit Plan; (iv) no condition or event exists or is expected to occur that could result, directly or indirectly, in any material liability of any of the Acquired Corporations under Title IV of ERISA, whether to the PBGC or otherwise, on account of the termination of such Company Benefit Plan; (v) if such Company Benefit Plan were to be terminated as of the Closing Date or if any Person were to withdraw from such Company Benefit Plan, none of the Acquired Corporations would incur, directly or indirectly, any material liability under Title IV of ERISA; (vi) no "reportable event" (as defined in Section 4043 of ERISA) has occurred with respect to such Company Benefit Plan, nor has notice of any such event or similar notice to any foreign Governmental Body been required to be filed for such Company Benefit Plan within the past twelve months nor will any such notice be required to be filed as a result of any of the Contemplated Transactions;
(vii) such Company Benefit Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived, and none of the Acquired Corporations has provided, or is required to provide, security to such Company Benefit Plan pursuant to Section 401(a)(29) of the Code; and (viii) none of the Contemplated Transactions will result in any event described in Section 4062(e) of ERISA with respect to such Company Benefit Plan.

          (g) None of the Acquired Corporations has any plan or commitment to create any additional Company Benefit Plan, or to modify or change any existing Company Benefit Plan (other than to comply with applicable Legal Requirements as previously disclosed to Parent in writing) in a manner that would create any material liability for any of the Acquired Corporations.

          (h) No Company Benefit Plan provides (except at no cost to the Acquired Corporations), or reflects or represents any liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Acquired Corporations, no Acquired Corporation has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or as part of a group of Company Associates) or any other Person that such Company Associate or other Person would be provided with retiree life insurance, retiree health benefits or other retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

          (i) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. The Acquired Corporations have performed all material obligations required to be performed by them under the Company Benefit Plans and none of the Acquired Corporations is in default or violation of any material term of any Company Benefit Plan. To the Company's Knowledge, there has been no default or violation by any other party with respect to any material term of any Company Benefit Plan. Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or has remaining a period in which to apply for such a letter, and to the Company's Knowledge, there is not and there has never been any event, condition or circumstance that would reasonably be expected to result in disqualification under the Code. To the Company's Knowledge, there is not and there has never been any event, condition or circumstance that would reasonably be expected to result in any Company Benefit Plan that is a Foreign Plan failing to qualify for the Tax benefits customarily associated with plans of such type. There are no claims or Legal Proceedings pending, or to the Company's Knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the Company's Knowledge, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries would reasonably be expected to incur a material liability. Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of the Acquired Corporations (other than ordinary administration expenses). To the Company's Knowledge, no Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the Internal Revenue Service, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the Company's Knowledge, threatened. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA (other than a transaction exempt under Section 408 of ERISA and the regulatory guidance thereunder), has occurred with respect to any Company Benefit Plan. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or any foreign Legal Requirement with respect to any Company Benefit Plan or any of the assets of any Company Benefit Plan, with the exception of participant loans granted under pension plans. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the June 30, 2005 Balance Sheet.

          (j) None of the Acquired Corporations has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability under Title I or IV of ERISA or under the penalty, excise tax or joint and several liability provisions of the Code or any foreign Legal Requirement relating to employee benefit plans (including Section 406, 409, 502(i), 502(l), 4069 or 4212(c) of ERISA, or
Section 4971, 4975 or 4976 of the Code), or under any Contract or Legal Requirement pursuant to or under which any of the Acquired Corporations or any Company Benefit Plan has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such Contract or Legal Requirement; and, to the Company's Knowledge, no event, transaction or condition has occurred, exists or is expected to occur which could result in the incurrence of any such material liability by any of the Acquired Corporations or by Parent.

          (k) Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise), will: (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit.

          (l) Under each Company Benefit Plan that is a single employer defined benefit plan, as of the last day of the most recent plan year ended prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Company Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Company Benefit Plan, and there has been no material adverse change in the financial condition of such Company Benefit Plan (with respect to either assets or benefits) since the last day of such most recent plan year. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan. Neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions, will cause any of the assets or insurance obligations to be less than the benefit obligations under such Company Benefit Plan or Foreign Plan.

          (m) None of the Acquired Corporations: (i) maintains any plan, agreement or arrangement, formal or informal, that provides material benefits in the nature of severance; or (ii) has any outstanding liabilities with respect to material severance benefits.

          (n) None of the Acquired Corporations has any material liability (including a material liability arising out of an indemnification, guarantee, hold harmless or similar agreement) relating to any insurance Contract held under or purchased to fund a Company Benefit Plan, the issuer of which is or was insolvent or in reorganization or the payments under which were suspended.

          (o) Except for the 2001 Plan and the ESPP, none of the Acquired Corporations maintains any plan, program or arrangement or is a party to any Contract that provides any material benefits or provides for material payments to any Person based on or measured by the value of any equity security of, or interest in, any of the Acquired Corporations.

          (p) No Acquired Corporation has undertaken any option re-pricing or option exchange program with respect to any stock options.

          (q) Part 2.17(q) of the Disclosure Schedule sets forth any and all indebtedness of any Company Associate to any of the Acquired Corporations in excess of $5,000 that is currently outstanding other than commission advances made to any of the Acquired Corporations' employees pursuant to the Company's sales commission plans and routine travel advances made in the ordinary course of business consistent with past practices and pursuant to the Company's policies.

          (r) With respect to each Company Benefit Plan and with respect to each state workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid under such insurance policy or fund have been paid when due, and none of the Acquired Corporations has any material liability under any such insurance policy or fund or under any related Contract (whether in the nature of a retroactive rate adjustment or loss sharing arrangement or otherwise).

          (s) Part 2.17(s) of the Disclosure Schedule accurately sets forth, as of the date of this Agreement, with respect to each employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

               (i) the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;

               (ii) such employee's title and current written description of such employee's duties and responsibilities;

               (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director's fees, fringe benefits, bonuses, profit sharing payments and other payments or benefits of any type) received by such employee from the applicable Acquired Corporation with respect to services performed in the fiscal year ended March 31, 2005;

               (iv) such employee's annualized base wages or salary, as applicable, annualized target commission and annualized target bonus as of the date of this Agreement;

               (v) each Company Benefit Plan in which such employee participates or is eligible to participate; and

               (vi) any material Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Acquired Corporations.

          (t) Part 2.17(t) of the Disclosure Schedule accurately identifies, as of the date of this Agreement, each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the type of such disability or leave and the anticipated date of return to full service.

          (u) Part 2.17(u) of the Disclosure Schedule accurately identifies, as of the date of this Agreement, each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee's employment with any of the Acquired Corporations; and Part 2.17(u) of the Disclosure Schedule accurately and completely describes such benefits.

          (v) None of the Acquired Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Company's Knowledge, seeking to represent any employees of any of the Acquired Corporations. Since July 30, 2001, none of the Acquired Corporations has had any strike, slowdown, work stoppage, lockout, job action, or threat of any of the foregoing, or question concerning representation, by or with respect to any of its employees.

          (w) The employment of each of the Acquired Corporations' employees is terminable by the applicable Acquired Corporation at will. The Company has Made Available to Parent accurate and complete copies of all employee manuals and employee handbooks of each of the Acquired Corporations used or in force at any time since July 30, 2001. The Company has Made Available to Parent accurate and complete copies of all material disclosure materials, material policy statements and other material materials, in each case relating to the employment of employees of each of the Acquired Corporations on or after July 30, 2001.

          (x) To the Company's Knowledge:

               (i) no employee of any of the Acquired Corporations currently intends to terminate his employment with the Company; and

               (ii) no employee of any Acquired Corporation is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on: (A) the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation; or (B) the business or operations of any of the Acquired Corporations.

          (y) Each of the Acquired Corporations: (i) is in compliance in all material respects with all applicable Legal Requirements and with any order, ruling, decree, judgment or arbitration award of any arbitrator or any court or other Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Legal Requirements, orders, rulings, decrees, judgments and awards relating to discrimination, wages and hours, labor relations, leave of absence requirements, occupational health and safety, privacy, harassment, retaliation, immigration, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees; (ii) has withheld and reported all material amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no material liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Since July 30, 2001, none of the Acquired Corporations has effectuated a "plant closing," partial "plant closing," "relocation" or "termination" (each as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.

          (z) Part 2.17(z) of the Disclosure Schedule accurately sets forth, with respect to each Person who is or was, at any time since March 31, 2005, an independent contractor of any of the Acquired Corporations and who has received or may be entitled to receive in excess of $50,000 from any of the Acquired
Corporations:

               (i) the name of such independent contractor, the Acquired Corporation with which such independent contractor is or was under contract and the date as of which such independent contractor was originally retained by such Acquired Corporation;

               (ii) a description of such independent contractor's performance objectives, services, duties and responsibilities;

               (iii) the aggregate dollar amount of the compensation (including all payments or benefits of any type) received by such independent contractor from the applicable Acquired Corporation with respect to services performed in the fiscal year ended March 31, 2005;

               (iv) the terms of compensation of such independent contractor;
and

               (v) any material Governmental Authorization that is held by such independent contractor and that relates to or is useful in connection with the businesses of the Acquired Corporations.

          (aa) No current or former independent contractor of any of the Acquired Corporations could be deemed to be a misclassified employee. No independent contractor is eligible to participate in any material Company

Benefit Plan. Since July 30, 2001, no Acquired Corporation has had any temporary or leased employees that were not treated and accounted for in all respects as employees of such Acquired Corporation.

          (bb) There is no Legal Proceeding, claim, labor dispute or grievance pending, or to the Company's Knowledge, threatened or reasonably anticipated relating to any employment contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy, long-term disability policy, safety, retaliation, immigration or discrimination matter involving any Company Associate, including charges of unfair labor practices or harassment complaints. To the Company's Knowledge, none of the Acquired Corporations has engaged in any unfair labor practice within the meaning of the National Labor Relations Act. Each of the Acquired Corporations has good labor relations, and, to the Company's Knowledge, there are no facts indicating that (i) the consummation of any of the Contemplated Transactions will have a material adverse effect on the labor relations of any of the Acquired Corporations, or (ii) any of the employees of any of the Acquired Corporations intends to terminate his or her employment.

          (cc) The provisions of Section 5.4 are consistent with, and the actions contemplated by Section 5.4 will not result in a breach or violation of, any Option Plan or any other Company Benefit Plan or Company Benefit Agreement.


          2.18 Environmental Matters.

          (a) Each of the Acquired Corporations: (i) is and has been in compliance in all material respects with, and has not been and is not in material violation of or subject to any material liability under, any applicable Environmental Laws (as defined below); and (ii) possesses all material permits and other Governmental Authorizations required under applicable Environmental Laws for the conduct of its business as currently conducted and is in compliance in all material respects with the terms and conditions of such Governmental Authorizations.

          (b) None of the Acquired Corporations has received any written notice, whether from a Governmental Body or otherwise, that alleges that any of the Acquired Corporations is not or might not be in compliance with any Environmental Law.

          (c) To the Company's Knowledge: (i) all property that is or was leased to, controlled by or used by any of the Acquired Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern (as defined in Section 2.18(f)) or material environmental contamination of any nature; (ii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the property that is or was leased to, controlled by or used by any of the Acquired Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released (as defined in Section 2.18(f)).

          (d) No Acquired Corporation has ever Released any Materials of Environmental Concern except in compliance in all material respects with all applicable Environmental Laws.

          (e) No Acquired Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list;
(ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

          (f) For purposes of this Section 2.18: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution by or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) from Materials of Environmental Concern, including any Legal Requirement relating to Releases or threatened Releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law; and (iii) "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, dumping or other releasing of Materials of Environmental Concern into the environment, whether intentional or unintentional.

          2.19 Insurance.

          (a) The Company has Made Available to Parent accurate and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets, liabilities and operations of the Acquired Corporations. To the Company's Knowledge, each of such insurance policies is in full force and effect. Since July 30, 2001, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal or denial of any material coverage, reservation of rights or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations. All information provided to insurance carriers (in applications and otherwise) on behalf of each of the Acquired Corporations is accurate and complete to the extent that the failure of such information to be accurate and complete would entitle the applicable insurance carrier to cancel the insurance policy procured on the basis of or in reliance on such information, reduce the scope of coverage under such policy, increase the premiums payable by the Acquired Corporations or otherwise take any action adverse to any of the Acquired Corporations in any material respect. The Company has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending or threatened in writing against any of the Acquired Corporations, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed in writing any of the Acquired Corporations of its intent to do so.

          (b) The Company has Made Available to Parent accurate and complete copies of all material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker.

          (c) Attached as Annex 2.19(c) to the Disclosure Schedule are accurate and complete copies of the existing policies (primary and excess) of directors' and officers' liability insurance maintained by the Company as of the date of this Agreement (the "Existing D&O Policies"). The Company has Made Available to Parent accurate and complete copies of all directors' and officers' liability insurance policies issued to the Company incepting on or after July 30, 2001.
Part 2.19(c) of the Disclosure Schedule accurately sets forth as of the date of this Agreement the most recent annual premiums paid by the Company with respect to the Existing D&O Policies.

          2.20 Transactions with Affiliates. Since March 31, 2005, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. Part 2.20(a) of the Disclosure
Schedule identifies each Person who is (or who may be deemed to be) an "affiliate" (as that term is used in Rule 145 under the Securities Act) of the Company as of the date of this Agreement.

          2.21 Legal Proceedings; Orders.

          (a) Except as set forth on Part 2.21(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and to the Company's Knowledge, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that, if decided adversely to any Acquired Corporation, would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the Company's Knowledge, there is no pending Legal Proceeding, and no Person has threatened to commence any Legal Proceeding, that involves any Company Associate (in his or her capacity as such). To the Company's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding. The Legal Proceedings identified in Part 2.21(a) of the Disclosure Schedule have not had and, if decided adversely to any Acquired Corporation, would not reasonably be expected to have a Company Material Adverse Effect.

          (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To the Company's Knowledge, no officer or other key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

          2.22 Authority; Binding Nature of Agreements.

          (a) The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company has duly and unanimously adopted resolutions by which such board of directors has: (a) determined that this Agreement and the Merger are advisable and fair to and in the best interests of the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement; (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting (as defined in Section 5.2(a)). This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the board of directors of the Company approved the Voting Agreements and the transactions contemplated thereby.

          2.23 Inapplicability of Anti-takeover Statutes. The restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery and performance of this Agreement and the Voting Agreements and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement, the Voting Agreements or any of the other Contemplated Transactions.

          2.24 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting and entitled to vote (the "Required Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement.

          2.25 Non-Contravention; Consents. Neither (x) the execution, delivery or performance of this Agreement, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

          (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger (other than existing rights of stockholders under the DGCL) or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any material Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Company Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any material Company Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such material Company Contract; (iii) accelerate the maturity or performance of any material Company Contract; or (iv) cancel, terminate or modify any term of material Company Contract;

          (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for Permitted Encumbrances); or

          (f) result in, or increase the likelihood of, the disclosure or delivery to any escrow holder or other Person of any Company Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

Except as may be required by the Exchange Act or the DGCL or as set forth on
Part 2.25 of the Disclosure Schedule, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Merger or any of the other Contemplated Transactions.

          2.26 Fairness Opinion. The board of directors of the Company has received the written opinion of SVB Alliant, financial advisor to the board of directors (the "Financial Advisor"), dated October 2, 2005 and addressed to the board of directors, to the effect that subject to the assumptions, qualifications and limitations set forth therein, the Per Share Merger Price is fair, from a financial point of view, to the stockholders of the Company. For informational purposes only, the Company has furnished an accurate and complete copy of said written opinion to Parent.

          2.27 Financial Advisor. Except for the Financial Advisor and Silicon Valley Bank, no broker, finder or investment banker is entitled to any brokerage fee, finder's fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished or Made Available to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Financial Advisor and Silicon Valley Bank.

          2.28 Full Disclosure. This Agreement (including the Disclosure Schedule) does not, and the certificate referred to in Section 6.5(c) will not:
(i) contain any representation, warranty or information that is false, misleading or incomplete with respect to any material fact; or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

Section 3.  Representations and Warranties of Parent and Merger Sub

 Parent and Merger Sub represent and warrant to the Company as follows:

          3.1 Valid Existence. Parent and Merger Sub are corporations validly existing and in good standing under the laws of the State of Delaware.

          3.2 Authority; Binding Nature of Agreement. Parent has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and the execution, delivery and performance by Parent of this Agreement has been duly authorized by any necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligations of Parent, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Merger Sub has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Merger Sub of this Agreement has been duly authorized by any necessary action on the part of Merger Sub and its board of directors (subject to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which adoption shall occur immediately after the execution and delivery of this Agreement by the parties hereto). This Agreement constitutes the legal, valid and binding obligation of Merger Sub, enforceable against it in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.3 Non-Contravention. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will (a) result in a violation of any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or (b) result in a violation by Parent or Merger Sub of any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except in each case for any violation that will not have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          3.4 No Legal Proceedings Challenging the Merger. As of the date of this Agreement, (a) there is no Legal Proceeding pending against Parent or Merger Sub challenging the Merger or the other Contemplated Transactions, and
(b) to Parent's Knowledge no Legal Proceeding has been threatened against Parent or Merger Sub challenging the Merger or the other Contemplated Transactions.

          3.5 Activities of Merger Sub. Merger Sub was formed solely for the purpose of effecting the Merger and the other Contemplated Transactions. Merger Sub has not and will not engage in any activities other than those contemplated by this Agreement and has, and will have as of immediately prior to the Effective Time, no liabilities other than those contemplated by this Agreement.

SECTION 4.        CERTAIN COVENANTS OF THE COMPANY

          4.1 Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the "Pre-Closing Period"), the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, personnel, books, records, Tax Returns, material operating and financial reports, work papers and other documents and information relating to the Acquired Corporations; (b) provide Parent and Parent's Representatives with such copies of the books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; and (c) permit Parent's officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers and managers of the Company responsible for the Company's financial statements and the internal controls of the Acquired Corporations to discuss such matters as Parent may reasonably deem necessary or appropriate in order to enable Parent to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto or otherwise in connection with the Merger or any of the other Contemplated Transactions. Without limiting the generality of any of the foregoing, subject to the Confidentiality Agreement, during the Pre-Closing Period, the Company shall promptly provide Parent with copies of:

               (i) the quarterly financial statements for the three and six month periods ending September 30, 2005 shall be provided by the Company to Parent as soon as they become available, and in any event no later than November 1, 2005, and as reviewed by the Company's independent registered public accounting firm no later than November 10, 2005;

               (ii) the unaudited monthly consolidated balance sheets of the Acquired Corporations as of the end of each calendar month and the related unaudited monthly consolidated statements of operations, statements of stockholders' equity and statements of cash flows for such calendar month, which shall be delivered by the Company to Parent within fifteen days after the end of such calendar month;

               (iii) the monthly booking forecast updates for the upcoming calendar month, which shall be delivered by the Company to Parent within three business days before the beginning of such calendar month;

               (iv) any written materials or other written communications sent by or on behalf of the Company to its stockholders (in their capacity as stockholders);

               (v) any material notice, document or other written communication sent by or on behalf of any of the Acquired Corporations to any party to any Material Contract or sent to any of the Acquired Corporations by any party to any Material Contract containing any allegation of any actual, possible, potential or threatened breach, violation or default of or under such Material Contract;

               (vi) any notice, report or other document filed with or otherwise furnished, submitted or sent to any Governmental Body on behalf of any of the Acquired Corporations in connection with the Merger or any of the other Contemplated Transactions;

               (vii) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body;

               (viii) any material correspondence between any of the Acquired Corporations and any insurance carrier or insurance broker;

               (ix) any non-privileged notice, document or other communication sent by or on behalf of, or sent to, any of the Acquired Corporations relating to any pending or threatened Legal Proceeding involving or affecting any of the Acquired Corporations or any director or officer of any of the Acquired Corporations; and

               (x) at least 48 hours in advance of the filing of any periodic or current report or schedule or proxy statement with the SEC, such periodic or current report or schedule or proxy statement.

          4.2 Operation of the Company's Business.

          (a) During the Pre-Closing Period, unless Parent has given its prior written consent: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in accordance with past practices; and (ii) the Company shall use reasonable efforts to ensure that each of the Acquired Corporations (A) conducts its business and operations in compliance with all applicable Legal Requirements and the requirements of all Company Contracts that constitute Material Contracts,
(B) preserves intact its current business organization, (C) keeps available the services of its current officers and other employees and (D) maintains its relations and goodwill with suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having material business relationships with the respective Acquired Corporations; (iii) the Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) the Company shall cause to be provided all notices, assurances and support required by any Company Contract relating to any Intellectual Property or Intellectual Property Right in order to ensure that no condition under such Company Contract occurs that could result in: (A) any transfer or disclosure by any Acquired Corporation of any Company Source Code; or (B) a release from any escrow of any Company Source Code that has been deposited or is required to be deposited in escrow under the terms of such Company Contract; (v) the Company shall properly withhold and remit to the appropriate Governmental Body all withholding Taxes; and (vi) the Company shall promptly notify Parent in writing of: (A) any notice or other written communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding or material claim that is commenced, or, to the Company's Knowledge, threatened, against, relating to or involving or otherwise affecting in any material respect any of the Acquired Corporations or, to the Company's Knowledge, any director, officer or key employee of any of the Acquired Corporations. The Company shall consult with Parent regarding the Company's efforts to amend the agreements referenced in Section 4.4 and shall obtain Parent's prior written approval before entering into any such amendment (which consent shall not be unreasonably withheld, delayed or conditioned if the terms of such amendment are reasonably satisfactory to Parent).

          (b) During the Pre-Closing Period, without the prior written consent of Parent (which consent, in the case of matters referred to in clauses "(vii)" and "(ix)", shall not be unreasonably withheld, delayed or conditioned), the Company shall not and shall not permit any of the other Acquired Corporations to:

               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (other than repurchases of Company Common Stock from employees pursuant to restricted stock purchase agreements to the extent required by, and in compliance with, Section 4.2(d));

               (ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that the Company may issue shares of Company Common Stock upon the valid exercise of Company Options outstanding as of the date of this Agreement;

               (iii) amend or waive any of its rights under, or permit the acceleration of the vesting under (other than as contemplated by Section 5.4), any provision of (A) any of the Company's stock option plans, (B) any Company Option or any agreement evidencing or relating to any outstanding stock option,
(C) any restricted stock purchase agreement or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

               (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

               (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity other than the purchase, in the ordinary course of business consistent with past practices, of marketable securities that would be classified as short-term investments on the Company's balance sheet;

               (vi) make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed $30,000 individually; and (C) when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement, does not exceed $100,000 in the aggregate);

               (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract (other than a Material Contract described in Part 4.2(b)(vii) of the Disclosure Schedule);

               (viii) enter into, amend or waive any right under any Indemnification Contract;

               (ix) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for assets (that are not material individually or in the aggregate) acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

               (x) other than in the ordinary course of business consistent with past practices, write off as uncollectible, or establish any extraordinary reserve with respect to, any receivable or other indebtedness;

               (xi) make any pledge of any of its assets or permit any of its assets to become subject to any Encumbrances, except for Permitted Encumbrances;

               (xii) make a loan to any Person except for advances made to its employees in the ordinary course of business consistent with past practice (A) pursuant to the Company's policies in order to defray routine travel expenses or
(B) as commission advances pursuant to the Company's sales commission plans;

               (xiii) without limiting the ability of the Acquired Corporations to pay or accrue in accordance with applicable Legal Requirements its obligations for payroll taxes incurred in the ordinary course of business and in accordance with past practices, incur or guarantee any indebtedness in an amount in excess of $3,500,000 in the aggregate (including amounts incurred or guaranteed as of the date of this Agreement), except that if the Acquired Corporations have reasonably incurred or guaranteed indebtedness in an amount in excess of $3,250,000, Parent shall not unreasonably withhold, delay or condition its consent to the Company incurring indebtedness in excess of $3,500,000 but in no event to exceed $4,000,000;

               (xiv) establish, adopt, enter into or amend (except as may be required by applicable Legal Requirements) any Company Benefit Plan or Company Benefit Agreement, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or other employees (except that the Company: (A) may grant routine, reasonable salary increases to non-officer employees in the ordinary course of business and in accordance with past practices in connection with the Company's customary employee review process; and (B) may make customary bonus payments and profit sharing payments consistent with past practices and in accordance with existing bonus and profit sharing plans referred to in Part 2.17(a) of the Disclosure Schedule);

               (xv) hire any employee with an annual base salary greater than $100,000, hire any employee with an annual base salary greater than that paid to comparably situated (considering, among other things, title, experience and geographic location of employment) employees of the Company as of the date of this Agreement, hire any employee such that the total number of the Company's employees exceeds 210, promote any employee except in order to fill a position vacated after the date of this Agreement, or, except in the ordinary course of business, terminate the employment of any employee listed on Schedule 6.6 or any employee with an annual base salary greater than $50,000;

               (xvi) except in the ordinary course of business consistent with past practices or as required by applicable Legal Requirements (A) change any of its pricing policies, product return policies, product maintenance polices, service policies, product modification or upgrade policies, personnel policies or other business policies or (B) change any of its methods of accounting or accounting practices in any respect (other than as required by the rules and regulations of the SEC or by U.S. GAAP);

               (xvii) make any material Tax election;

               (xviii) commence or settle any Legal Proceeding, other than routine collection proceedings commenced in the ordinary course of business consistent with past practices and involving less than $200,000 in the aggregate;

               (xix) purchase or renew any liability insurance of any nature;

               (xx) enter into any material transaction or take any other material action outside the ordinary course of business or inconsistent with past practices;

               (xxi) agree or commit to take any of the actions described in clauses "(i)" through "(xx)" of this Section 4.2(b).

          (c) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any event, condition, fact or other circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement to the extent that one or more of the conditions set forth in Section 6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representations or warranties made by the Company in this Agreement and the circumstances giving rise thereto); (ii) the Company obtaining Knowledge of any event, condition, fact or other circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement, to the extent that one or more of the conditions set forth in Section

6.1 would be reasonably likely not to be satisfied as a result of such inaccuracy or the circumstances giving rise to such inaccuracy (considered together with any other inaccuracies in any representations or warranties made by the Company in this Agreement and the circumstances giving rise thereto), if:
(A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or other circumstance; or (B) such event, condition, fact or other circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) the Company obtaining Knowledge of any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or other circumstance that (considered together with any other circumstances) would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely or that (considered together with any other circumstances) has had or would reasonably be expected to have a Company Material Adverse Effect. No notification given to Parent pursuant to this
Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

          (d) The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period, if the applicable repurchase price is less than the Per Share Merger Price. The Company shall use reasonable efforts to notify Parent in writing at least ten days in advance of any such repurchase right or option becoming exercisable.

          4.3 No Solicitation.

          (a) The Company (1) shall not directly or indirectly take or permit to be taken any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence, (2) shall ensure that no officer, director, financial advisor, legal advisor or accounting advisor of or to any of the Acquired Corporations directly or indirectly takes or permits to be taken any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence and (3) shall use reasonable efforts to ensure that no Representative of any of the Acquired Corporations directly or indirectly takes any action referred to in clause "(i)", "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" of this sentence:

               (i) solicit, initiate, encourage, knowingly induce or knowingly facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry;

               (ii) furnish any nonpublic information regarding any of the Acquired Corporations in connection with or in response to an Acquisition Proposal or Acquisition Inquiry;

               (iii) engage in discussions or negotiations with any Person that shall have made, submitted or announced (or on whose behalf there shall have been made, submitted or announced) an Acquisition Proposal or Acquisition Inquiry, or with any of such Person's Representatives, with respect to any such Acquisition Proposal or Acquisition Inquiry;

               (iv) release any Person from, or waive any provision of or right under, any confidentiality, non-solicitation, no hire, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights;

               (v) approve, endorse or recommend any Acquisition Proposal; or

               (vi) execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction (other than confidentiality agreements contemplated by this Section
4.3 and except as expressly permitted by Section 8.1(h));

provided, however, that, notwithstanding anything contained in this Section 4.3(a), prior to the adoption of this Agreement by the Required Stockholder Vote (as defined in Section 2.24 above), the Company may take any of the actions referred to in clauses (ii) and (iii) of this sentence in response to an Acquisition Proposal that has been made by such Person (and not withdrawn) if:
(A) the Company Board of Directors (the "Company Board") determines in good faith, after having consulted with the Company's outside legal counsel and the Financial Advisor, that such Acquisition Proposal constitutes a Superior Offer or is likely to lead to the submission to the Company of a Superior Offer by such Person; (B) such Acquisition Proposal shall not have arisen directly or indirectly from any breach of any of the provisions of this Section 4.3 and neither the Company nor any Representative of any of the Acquired Corporations shall have otherwise breached any of the provisions set forth in this Section
4.3 in connection with such Acquisition Proposal; (C) the Company Board determines in good faith, after having consulted with the Company's outside legal counsel, that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements; (D) at least one business day prior to the earlier of the furnishing of any such nonpublic information to, or the entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person, as the case may be; (E) the Company receives from such Person an executed confidentiality agreement containing provisions at least as favorable to the Company as those contained in the Confidentiality Agreement; and (F) prior to furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent. Without limiting the generality of the foregoing, the Company acknowledges and agrees that, in the event any officer, director, financial advisor, legal advisor or accounting advisor of or to any of the Acquired Corporations (whether or not such Person is purporting to act on behalf of any of the Acquired Corporations) takes any action that, if taken by the Company, would constitute a breach of this Section
4.3 by the Company, the taking of such action by such Person shall be deemed to constitute a breach of this Section 4.3 by the Company for purposes of this Agreement.

          (b) Nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal (except that the Board shall not be permitted to withdraw the Company Board Recommendation or modify the Company Board Recommendation in a manner adverse to Parent except as specifically provided in
Section 5.2(c)).

          (c) If the Company obtains Knowledge of an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than one business day after obtaining such Knowledge) notify Parent of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). The Company shall keep Parent informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any modification or proposed modification thereto.

          (d) The Company shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

          (e) To the extent reasonably requested by Parent, the Company shall enforce or cause to be enforced each confidentiality, non-solicitation, no hire, "standstill" or similar agreement to which any of the Acquired Corporations is a party or under which any of the Acquired Corporations has any rights. The Company shall, promptly following Parent's instruction that the Company do so, instruct each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment to destroy (and certify as to the destruction of) or return to the Acquired Corporations all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations; provided, however, that notwithstanding anything to the contrary contained in this Agreement, prior to the adoption of this Agreement by the Required Stockholder Vote, the Company shall not be required to comply with this Section 4.3(e) if
(1) the Company Board makes a determination in good faith after having consulted with the Company's outside legal counsel and the Financial Advisor that such action is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements and (2) the Company notifies Parent of such determination within 24 hours after the making of such determination.

          4.4 Amendment of Contracts. The Company shall use its best efforts to amend such distribution agreements identified by Parent, on terms reasonably requested by Parent, on or prior to the Closing.

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


SECTION 5.        ADDITIONAL COVENANTS OF THE PARTIES

          5.1 Proxy Statement.

          (a) As promptly as practicable after the date of this Agreement, the Company shall prepare, and Parent shall provide reasonable cooperation to the Company in the preparation of, a proxy statement to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting (the "Proxy Statement"). The Company shall: (i) cause the Proxy Statement to comply with the rules and regulations promulgated by the SEC; (ii) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement;
(iii) promptly cause the Proxy Statement to be filed with the SEC; (iv) promptly provide Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand; (v) promptly notify Parent upon the receipt of any comments or requests from the SEC or its staff with respect to the Proxy Statement; (vi) provide Parent with a reasonable opportunity to review and comment on any subsequent drafts of the Proxy Statement and any related correspondence and filings, and include in the Proxy Statement and in any such correspondence and filings all changes reasonably proposed by Parent; (vii) promptly respond to any comments or requests of the SEC or its staff; and (viii) cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable following the date of this Agreement. To the extent practicable, the Company and its outside counsel shall permit Parent and its outside counsel to participate in all communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, this Agreement or any of the Contemplated Transactions.

          (b) If any event relating to any of the Acquired Corporations occurs, or if the Company becomes aware of any information, that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such event or information and shall, in accordance with the procedures set forth in Section 5.1(a), (i) prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable, and (ii) if appropriate, cause such amendment or supplement to be mailed to the stockholders of the Company. If Parent becomes aware of any information regarding Parent that is required to be disclosed in an amendment or supplement to the Proxy Statement, then Parent shall promptly inform the Company of such information.

          (c) The Company shall ensure that (i) none of the information included or incorporated by reference in the Proxy Statement (other than information relating to Parent included in the Proxy Statement that was provided in writing by Parent to the Company specifically for inclusion in the Proxy Statement) will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement complies as to form in all material respects with the provisions of the Exchange Act and the rules and regulations of the SEC thereunder.

          (d) Parent shall ensure that none of the information relating to Parent that is provided in writing by Parent to the Company specifically for inclusion in the Proxy Statement and that is included in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be included in such information or necessary in order to make the statements included in such information, in the light of the circumstances under which they are made, not misleading.

          5.2 Company Stockholders' Meeting.

          (a) The Company shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption of this Agreement (the "Company Stockholders' Meeting"). The Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the date of this Agreement. The Company shall ensure that all proxies solicited in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Parent shall cause any shares of Company Common Stock owned by Parent to be voted in favor of the adoption of this Agreement.

          (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company (the "Company Board") unanimously recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (such recommendation that the Company's stockholders vote to adopt this Agreement being referred to as the "Company Board Recommendation"); and (ii) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed. For purposes of this Agreement, the Company Board Recommendation shall be deemed to have been modified in a manner adverse to Parent if the recommendation of the Company Board supporting the Company Board Recommendation shall no longer be unanimous, or if any member of the Company Board votes in favor of the withdrawal of the Company Board Recommendation. The Proxy Statement shall include the opinion of the Financial Advisor referred to in Section 2.27.

          (c) Notwithstanding anything to the contrary contained in Section 5.2(b) (but subject to the other provisions of this Agreement), at any time prior to the adoption of this Agreement by the Required Stockholder Vote, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent if: (i) at least three business days prior to any meeting of the Company Board at which the Company Board will consider and determine whether the Company Board Recommendation should be withdrawn or modified in a manner adverse to Parent, the Company delivers to Parent a written notice setting forth the time and date of such meeting and the specific circumstances giving rise to the meeting and giving rise to the Company Board's reconsideration of the Company Board Recommendation, (ii) the Company Board determines in good faith, after having consulted with the Company's outside legal counsel and the Financial Advisor, that the withdrawal or modification of the Company Board Recommendation is required in order for the Company Board to comply with its fiduciary obligations to the Company's stockholders under applicable Legal Requirements,
(iii) there is not pending any Acquisition Proposal that arose or resulted, directly or indirectly, from any breach of any of the provisions set forth in
Section 4.3.

          (d) Subject to the right of the Company to terminate this Agreement in accordance with Section 8.1(h), the Company's obligation to call, give notice of and hold the Company Stockholders' Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal or modification of the Company Board Recommendation.

          5.3 Regulatory Matters. Each party shall use reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters.

          5.4 Stock Options and ESPP.

          (a) Within five business days of the date hereof, the Company shall prepare and submit to Parent for approval and, after approval by Parent, shall promptly cause to be mailed to each holder of a Company Option or other "Award" (as defined in the 2001 Plan), a notice that such holder's Company Option or Award, as applicable, shall become fully vested and terminate at and as of the Effective Time.

          (b) Prior to the Closing, the Company shall take all actions that may be necessary to ensure that: (i) the 2001 Plan is terminated effective as of the Effective Time; (ii) all Company Options and Awards outstanding as of the Effective Time are cancelled and extinguished at the Effective Time without any conversion or assumption thereof; and (iii) holders of Company Options and Awards shall have no rights with respect thereto following the Effective Time.

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

          (c) Prior to the Effective Time, if permitted pursuant to the terms of the ESPP, the Company shall take all actions that may be necessary to: (i) cause the exercise (as of the last business day prior to the Closing Date) of each outstanding purchase right (if any) under the ESPP, and make any pro-rata adjustments that may be necessary to reflect the shortened offering period but otherwise cause such shortened offering period to be treated as a fully effective and completed offering period for all purposes under the ESPP; and
(ii) provide that no further offering period or purchase period shall commence under the ESPP after the Effective Time; provided, however, that any such exercise of outstanding purchase rights, and the cessation of further offering and purchase periods, shall be conditioned upon the consummation of the Merger. On the last business day prior to the Closing Date, the Company shall apply the funds credited as of such date under the ESPP (if any) within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Each share of Company Common Stock purchased under the ESPP as contemplated by the immediately preceding sentence shall be automatically converted into the right to receive the Per Share Merger Price on the same basis as all other shares of Company Common Stock, except that each such share shall be automatically converted into the right to receive the Per Share Merger Price without the issuance of a certificate representing such share. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP.

          5.5 Employees and Employee Benefits.

          (a) Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions and Legal Requirements, and except in the case of a benefit normally covered by an insurance program not being covered by insurance or in the case that any of the following would result in a duplication of benefits: (i) all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in Parent's health, vacation, 401(k) and severance plans, to substantially the same extent as similarly situated, newly-hired employees of Parent; and (ii) for purposes of determining a Continuing Employee's eligibility to participate in such plans, such Continuing Employee shall receive credit under such plans for his or her years of service with the Acquired Corporations prior to the Effective Time. Nothing in this
Section 5.5(a) or elsewhere in this Agreement shall be construed to create a right in any employee of any of the Acquired Corporations to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be "at will" employment. Except for Indemnified Persons (as defined in Section 5.6(a)) to the extent of their respective rights pursuant to Section 5.6, no Company Associate or Continuing Employee shall be deemed to be a third party beneficiary of this Agreement.

          (b) The Company shall not take or permit to be taken any action to terminate any employee benefit plan sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code; provided, however, that if so directed in writing by Parent no later than seven days prior to the Effective Time, the Company shall terminate, effective no later than the day immediately prior to the Effective Time, any such employee benefit plan.

          (c) If the Company obtains knowledge of the possible resignation or other possible termination of employment of any employee of the Company or any of the other Acquired Corporations holding the title of director or above, then the Company shall promptly notify Parent in writing of such possible resignation or other possible termination of employment.

          5.6 Indemnification of Officers and Directors.

          (a) All rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of each individual who is an officer or director of the Company as of the date of this Agreement (each such individual, an "Indemnified Person") for his acts and omissions as a director or officer of the Company occurring at or prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws (as in effect as of the date of this Agreement) or as provided in the Indemnification Contract between the Company and such Indemnified Person (as in effect as of the date of this

Agreement) in the form disclosed by the Company to Parent prior to the date of this Agreement, shall survive the Merger and shall continue in full force and effect (to the fullest extent such rights to indemnification, advancement of expenses and exculpation are available under and are consistent with Delaware law and the law of the jurisdiction in which the Indemnified Person is employed by the applicable Acquired Corporation). Parent shall, or shall cause the Surviving Corporation to, honor and fulfill the obligations of the Surviving Corporation in respect of such rights to indemnification, advancement of expenses and exculpation.

          (b) From the Effective Time until the sixth anniversary of the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers of the Company occurring prior to the Effective Time, the Existing D&O Policies; provided, however, that
(i) Parent or the Surviving Corporation may substitute for the Existing D&O Policies a policy or policies containing terms not materially less advantageous to the Indemnified Persons, and (ii) neither Parent nor the Surviving Corporation shall be required to pay total annual premiums for the Existing D&O Policies (or for any substitute policies) that exceed, in the aggregate, an amount equal to 200% of the annual premiums paid for the Existing D&O Policies for the most recent policy year prior to the Effective Time (the lesser of such amounts being referred to as the "Maximum Premium"). In the event the premiums for the Existing D&O Policies (or any substitute policies) exceed the Maximum Premium in the aggregate, Parent and the Surviving Corporation shall be entitled to reduce the amount of coverage of the Existing D&O Policies (or any substitute policies) to as much coverage as can be obtained for a premium equal to the Maximum Premium. The provisions of this Section 5.6(b) shall be deemed to have been satisfied if Parent or the Surviving Corporation obtains prepaid policies that provide the Indemnified Persons with coverage not materially less advantageous to them than the Existing D&O Policies for an aggregate period of six years with respect to their acts and omissions as officers and directors of the Company occurring prior to the Effective Time.

          (c) Parent shall cause the Surviving Corporation to fulfill its obligations under Sections 5.6(a) and 5.6(b) above. Parent shall not, and shall not permit the Surviving Corporation to, merge into or consolidate with, or sell all or substantially all of its assets to, any other Person unless the resulting, surviving or acquiring (as the case may be) entity or Parent assumes (by operation of law or otherwise) the obligations imposed by this Section 5.6.

         5.7 Additional Agreements.

          (a) Subject to Section 5.7(b), Parent and the Company shall use reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Section 5.7(b), each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. The Company and Parent shall provide each other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give each other a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. The Company and Parent shall each promptly deliver to the other a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose of or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of or transfer any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Intellectual Property or Intellectual Property Right; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations. Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement to contest any Legal Proceeding or any order, writ, injunction, judgment or decree relating to the Merger or any of the other Contemplated Transactions.

          5.8 Disclosure. Without limiting any of the Company's obligations under the Confidentiality Agreement, the Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, issue any press release or make any disclosure (including communications to customers or employees of any of the Acquired Corporations not consistent with content approved for such purposes by Parent) to the public or otherwise regarding the Merger or any of the other Contemplated Transactions unless: (a) Parent shall have approved such press release or disclosure in writing; or (b) the Company shall have received the advice of its outside legal counsel confirming that such disclosure is required by applicable Legal Requirements and, at least 48 hours before such press release or disclosure is issued or made, the Company advises Parent of, and consults with Parent regarding, the text of such press release or disclosure.

SECTION 6.        CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

         The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

          6.1 Accuracy of Representations.

          (a) The representations and warranties of the Company contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate in all respects only as of the specified date); provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a), (A) all materiality qualifications that are contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; (ii) the condition set forth in this Section 6.1(a) shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties (considered collectively) constitute a Company Material Adverse Effect, or would reasonably be expected to have a Company Material Adverse Effect; and (iii) nothing in this Section 6.1(a) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in
Section 6.1(b) in refusing to consummate the Merger or any other transaction.

          (b) Each of the representations and warranties of the Company contained in Sections 2.3(a), 2.3(b), 2.3(c), 2.7(a), 2.22, 2.23, 2.24, 2.26 and
2.27 shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate in all material respects only as of the specified date); provided, however, that:
(i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b), any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) nothing in this Section 6.1(b) shall be deemed to limit the right of Parent to rely independently on the separate condition set forth in Section 6.1(a) in refusing to consummate the Merger or any other transaction.

          6.2 Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.

          6.3 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

          6.4 Dissenting Shares. No more than 10% of the shares of Company Common Stock outstanding as of the Closing Date shall be Dissenting Shares.

          6.5 Agreements and Other Documents. Parent shall have received from the Company, the following agreements and other documents, each of which shall be in full force and effect:

          (a) evidence satisfactory to Parent of the repurchase by the Company of the shares, if any, of Company Common Stock required to be repurchased by the Company pursuant to Section 4.2(d);

          (b) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of each of the Acquired Corporations; and

          (c) a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer certifying that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9, 6.10 and 6.11 have been duly satisfied.

          6.6 Employees. None of the individuals on Schedule 6.6 shall be Departing Employees For purposes of this Section 6.6, an individual shall be deemed to be a "Departing Employee" if such individual (i) shall have ceased to be employed by the Company or any Subsidiary of the Company, (ii) shall have expressed an intention to decline to accept employment with Parent, (iii) shall have expressed an intention to discontinue (prior to, at or after the Closing) his or her employment with Parent or any Acquired Corporation or (iv) shall not have countersigned an offer letter from Parent, or shall have countersigned an offer letter from Parent but shall have failed to reaffirm his or her acceptance of such offer letter if requested to do so by Parent (which request may be made by Parent on not more than one occasion with respect to any particular individual)
..

          6.7 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events that shall have occurred since the date of this Agreement, or circumstances that may exist since the date of this Agreement, would reasonably be expected to have a Company Material Adverse Effect.

          6.8 Regulatory Matters. Any Governmental Authorization required to be obtained in order to consummate the Merger or any of the other Contemplated Transactions under any Legal Requirement shall have been obtained and shall remain in full force and effect, and no such Governmental Authorization or other Consent obtained by Parent or any of the Acquired Corporations shall impose or contain any term, limitation, condition or restriction that Parent determines in good faith to be materially burdensome.

          6.9 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

          6.10 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be pending, and there shall not have been threatened, any Legal Proceeding in which a Governmental Body is or has threatened to become a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) relating to the Merger or any of the other Contemplated Transactions and seeking to obtain from Parent or any of the Acquired Corporations any damages or other relief that may be material to Parent or the Acquired Corporations; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; (d) that could materially and adversely affect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (e) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets.

          6.11 Sarbanes-Oxley Certifications. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. ss.1350.

SECTION 7.        CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

         The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

          7.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been accurate in all respects as of the date of this Agreement and shall be accurate as of the Closing Date as if made on and as of the Closing Date (except for representations and warranties expressly made only as of a specified date, which need be accurate only as of the specified date); provided, however, that (i) in determining the accuracy of such representations and warranties for purposes of this Section 7.1, all materiality qualifications that are contained in such representations and warranties shall be disregarded and (ii) the condition set forth in this Section 7.1 shall be deemed satisfied unless the circumstances giving rise to all inaccuracies in such representations and warranties has a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          7.2 Performance of Covenants. The covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects, except where the failure to so comply or perform would not reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger.

          7.3 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.

          7.4 Certificate. The Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.

          7.5 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.

SECTION 8.        TERMINATION

          8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Stockholder Vote):

          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by April 2, 2006 (the "End Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;

          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and the Company's stockholders shall have taken a vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders' Meeting (or shall not have been adopted and approved at any adjournment or postponement thereof, as the case may be) by the Required Stockholder Vote; provided, however, that: (A) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted and approved by the Required Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time; and (B) the Company shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) unless the Company shall have made any payment required to be made to Parent pursuant to
Section 8.3(a) or shall have paid to Parent any fee required to be paid to Parent pursuant to Section 8.3(c);

          (e) by Parent if a Triggering Event shall have occurred;

          (f) by Parent if: (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1(a) or Section 6.1(b) would not be satisfied (it being understood that (A) in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f), any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded and (B) in determining the accuracy of such representations and warranties as of the date of this Agreement or any subsequent date for purposes of determining whether the condition set forth in Section 6.1(a) would be satisfied, all materiality qualifications that are contained in such representations and warranties shall be disregarded); or (ii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in
Section 6.2(a) would not be satisfied; provided, however, that if an inaccuracy in any of the Company's representations and warranties or a breach of a covenant or obligation by the Company is curable by the Company within 20 days after the date on which the Company receives notice of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach shall have been cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of the Company;

          (g) by the Company if: (i) any of Parent's or Merger Sub's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(g), all materiality qualifications that are contained in such representations and warranties shall be disregarded); or (ii) any of Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in
Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent's representations and warranties or a breach of a covenant or obligation by Parent is curable by Parent within 20 days after the date of the on which Parent receives notice of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the 20-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such 20-day period if such inaccuracy or breach shall have been fully cured during such 20-day period in a manner that does not result in a breach of any covenant or obligation of Parent; or

          (h) by the Company (at any time prior to the adoption of this Agreement by the Required Stockholder Vote), in order to accept a Superior Offer and enter into the Specified Definitive Acquisition Agreement (as defined below) relating to such Superior Offer, if (i) such Superior Offer shall not have arisen directly or indirectly from any breach of any of the provisions of
Section 4.3 and none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, shall have breached any of the provisions set forth in Section 4.3 in connection with such Superior Offer, (ii) the Company Board, after satisfying all of the requirements set forth in Section 5.2(c) in connection with such Superior Offer, shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the "Specified Definitive Acquisition Agreement"), (iii) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Definitive Acquisition Agreement as an attachment) containing the Company's representation and warranty that (A) the Specified Definitive Acquisition Agreement has been duly executed and delivered to the Company by the other party thereto and the offer thereby made by such other party cannot be withdrawn by such other party at any time during the period of five business days commencing on the date of Parent's receipt of such notice, (B) the Company Board has authorized the execution and delivery of the Specified Definitive Acquisition Agreement on behalf of the Company and the termination of this Agreement pursuant to this Section 8.1(h) and (C) the Company intends to enter into the Specified Definitive Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 8.1(h), (iv) a period of at least five business days shall have elapsed since the receipt by Parent of such notice, and the Company shall have made its Representatives available during such period for the purpose of engaging in negotiations with Parent regarding a possible amendment to this Agreement or a possible alternative transaction, (v) the Company shall have immediately advised Parent of any modification proposed to be made to the Specified Definitive Acquisition Agreement by the other party thereto (which shall result in a recommencement of the five business day period set forth in clause "(iv)" above), (vi) any written proposal by Parent to amend this Agreement or enter into an alternative transaction shall have been considered by the Company Board in good faith, and the Company Board shall have determined in good faith (after having consulted with the Financial Advisor) that the terms of the proposed amended agreement of merger (or other alternative transaction) are not as favorable to the Company's stockholders, from a financial point of view, as the terms of the transaction contemplated by the Specified Definitive Acquisition Agreement, as it may have been modified to make such terms more favorable to the Company, (vii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(d), and (viii) on the date five business days after Parent receives the written notice referred to in clause "(iii)" of this Section 8.1(h), the Company shall have executed and delivered to the other party thereto the Specified Definitive Acquisition Agreement (as it may have been modified to make it more favorable to the Company), and the Specified Definitive Acquisition Agreement (as it may have been so modified) shall have thereupon become fully binding and effective (it being understood that if the Company validly terminates this Agreement pursuant to this Section 8.1(h) by satisfying all of the conditions set forth in clauses "(i)" through "(viii)" of this Section 8.1(h), then the termination of this Agreement shall be deemed to occur contemporaneously with the execution and delivery of the Specified Acquisition Agreement by the Company).

Notwithstanding anything to the contrary contained in this Agreement, the Company may not terminate this Agreement pursuant to any subsection of this
Section 8.1 unless the Company Board shall have adopted a resolution specifically recommending the termination of this Agreement pursuant to such subsection.

          8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and
Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (ii) the termination of this Agreement shall not relieve any party from any liability for any inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

          8.3 Expenses; Termination Fee.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that if this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall make a nonrefundable cash payment to Parent, at the time specified in the next sentence, in an amount equal to the lesser of (i) $150,000 or (ii) the aggregate amount of all fees and expenses (including all attorneys' fees, accountants' fees and filing fees) that have been paid or that may become payable by or on behalf of Parent in connection with the preparation and negotiation of this Agreement and otherwise in connection with the Merger and the other Contemplated Transactions. In the case of termination of this Agreement by the Company, any nonrefundable payment required to be made pursuant to the proviso to the preceding sentence shall be made by the Company prior to the time of such termination, and in the case of termination of this Agreement by Parent, any nonrefundable payment required to be made pursuant to the proviso to the preceding sentence shall be made by the Company within two business days after such termination.

          (b) If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b); (ii) at or prior to the time of the termination of this Agreement either (A) the Company Stockholders' Meeting shall not have been held and completed or (B) an Acquisition Proposal shall have been commenced, submitted or made; and (iii) on or prior to the day 180 days following the date of the termination of this Agreement, an Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, then the Company shall pay to Parent, in cash at the time such Acquisition Transaction is consummated, a nonrefundable fee in the amount of $500,000 (the "Termination Fee").

          (c) If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and at or prior to the time of the termination of this Agreement (i) the commencement, submission or making of an Acquisition Proposal shall have been publicly disclosed or announced, (ii) such Acquisition Proposal shall not have been publicly withdrawn as of the date five business days prior to the date of the Company Stockholders' Meeting (as it may have been adjourned or postponed) and (iii) on or prior to the day 180 days following the date of the termination of this Agreement, an Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed; then the Company shall pay to Parent, in cash at the earlier of the time the Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, the Termination Fee, provided, however, that if Parent shall have previously received a nonrefundable payment from the Company pursuant to Section 8.3(a), then the amount of the Termination Fee payable pursuant to this sentence shall be reduced by the amount of such nonrefundable payment.

          (d) If this Agreement is terminated by Parent pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(h), then the Company shall pay to Parent, in cash at the time specified in the next sentence, the Termination Fee. In the case of termination of this Agreement by Parent pursuant to Section 8.1(e), the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination, and in the case of termination of this Agreement by the Company pursuant to Section 8.1(h), the fee referred to in the preceding sentence shall be paid by the Company at or prior to the time of such termination.

          (e) If the Company fails to pay when due any amount payable under this
Section 8.3, then (i) the Company shall reimburse Parent for all reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at an annual rate two percentage points above the "prime rate" (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid.

SECTION 9.        MISCELLANEOUS PROVISIONS

          9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the Required Stockholder Vote has been obtained); provided, however, that after the Required Stockholder Vote has been obtained, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9.2 Waiver.

          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          9.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Merger.

          9.4 Entire Agreement; Counterparts. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded by this Agreement and shall remain in full force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

          9.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery (or to the extent such court does not have subject matter jurisdiction, other state courts) located in the State of Delaware.

          9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in
Section 2. The information disclosed in any numbered or lettered part of the Disclosure Schedule shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty; provided, however, that if it is readily apparent, upon a reading of such information without any independent knowledge on the part of the reader regarding such information, that such information qualifies, and constitutes an exception to, another representation and warranty contained in Section 2, then such information shall also be deemed to qualify such other representation and warranty. For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Section 2.

          9.7 Attorneys' Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any rights under this Agreement may be assigned by any party without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by a party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any employee or creditor of any Acquired Corporation, or any other Person (other than (i) the parties hereto and (ii) the Indemnified Persons (and their respective heirs and personal representatives) to the extent of such Indemnified Persons' respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature.

          9.9 Notices. All notices, requests, instructions or other documents or communications to be given or delivered under this Agreement shall be in writing and shall be deemed given or delivered (i) when sent if sent by facsimile (provided that the fax is promptly confirmed by telephone confirmation thereof),
(ii) when delivered, if delivered personally to the intended recipient and (iii) one business day following sending by overnight delivery via a national courier service, and in each case, addressed to a party at the following address or facsimile telephone number for such party (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Parent or Merger Sub:

                           Synopsys, Inc.
                           700 East Middlefield Road
                           Mountain View, CA  94043
                           Attention:  General Counsel
                           Facsimile:  (650) 965-8637

                  with a copy to:

                           Cooley Godward LLP
                           Five Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, CA  94306-2155
                           Attention:  Timothy J. Moore, Esq.
                           Facsimile:  (650) 849-7400

                  if to the Company:

                           HPL Technologies, Inc.
                           2033 Gateway Place, Suite 400
                           San Jose, California  95110
                           Attention:  Chief Executive Officer
                           Facsimile:  (408) 501-9299

                  with a copy to:

                           Heller Ehrman LLP
                           4350 La Jolla Village Drive, 7th Floor
                           San Diego, CA  92122-1246
                           Attention:  Alan Jacobs, Esq.
                           Facsimile: (858) 450-8499

          9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions.

          9.11 Non-Exclusivity. The respective rights and remedies of the Company and Parent under this Agreement are not exclusive of or limited by any other rights or remedies that they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the respective rights, remedies, obligations and liabilities of the Company and Parent under this Agreement are in addition to their respective rights, remedies, obligations and liabilities under all applicable Legal Requirements.

          9.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

          9.13 Construction.

          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

          (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

          (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

          (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.


                           SYNOPSYS, INC.



                           By: /s/ Rex S. Jackson
                           -----------------------------------

                           Print Name: Rex S. Jackson

                           Print Title:   Sr. Vice President, General Counsel
                                          and Acting Chief Financial Officer





                            SNAP ACQUISITION, INC.



                            By: /s/ Rex S. Jackson
                            ----------------------------------

                            Print Name: Rex S. Jackson

                            Print Title: President and CEO




                            HPL TECHNOLOGIES, INC.



                            By: /s/ Cary D. Vandenberg
                            --------------------------

                            Print Name: Cary D. Vandenberg


                            Print Title: President and Chief Executive Officer

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

         For purposes of the Agreement (including this Exhibit A):

         Acquired Corporations. "Acquired Corporations" shall mean the Company and its Subsidiaries and the respective predecessors of the Company and its Subsidiaries (including any Entity that shall have merged into the Company or any Subsidiary of the Company).

         Acquisition Inquiry. "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that would reasonably be expected to lead to an Acquisition Proposal.

         Acquisition Proposal. "Acquisition Proposal" shall mean any offer, proposal or indication of interest (other than an offer, proposal or indication of interest made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction (it being understood that for the sole purpose of Section 8.3(b) of the Agreement, the references to "15%" in the definition of "Acquisition Transaction" shall be deemed instead to refer to "40%").

         Acquisition Transaction. "Acquisition Transaction" shall mean any transaction or series of transactions (other than the Merger and the Contemplated Transactions) involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or
         (ii) in which any Acquired Corporation issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Acquired Corporation (other than a transaction in which one or more Acquired Corporations issues securities to another Entity that is an Acquired Corporation immediately prior to the issuance of such securities); or

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for (i) 15% or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations or (ii) 15% or more of the fair market value of the assets of the Acquired Corporations;

provided, however, that, for the sole purpose of Section 8.3(b) and 8.3(c)of the Agreement, the references to "15%" in this definition of "Acquisition Transaction" shall be deemed instead to refer to "40%".

         Agreement. "Agreement" shall mean the Agreement of Merger to which this Exhibit A is attached, as it may be amended from time to time.

         COBRA. "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         Company Affiliate. "Company Affiliate" shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.

         Company Associate. "Company Associate" shall mean any current or former employee, independent contractor, officer or director of any of the Acquired Corporations or any Company Affiliate.

         Company Benefit Agreement. "Company Benefit Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Corporations or any Company Affiliate and any Company Associate, other than any such Contract with a Company Associate that is terminable "at will" without any material obligation on the part of the applicable Acquired Corporation or Company Affiliate to make any payments or provide any benefits in connection with such termination, except for any payments of benefits accrued before such termination.

         Company Benefit Plan. "Company Benefit Plan" shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, program, agreement or commitment and each other employee benefit plan or arrangement, whether funded or unfunded, including each Foreign Plan and each "employee benefit plan," within the meaning of Section 3(3) of ERISA, sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any Company Associate or with respect to which any of the Acquired Corporations has or could incur any liability or obligation.

         Company Common Stock. "Company Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company.

         Company Contract. "Company Contract" shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         Company IP. "Company IP" shall mean (a) all Intellectual Property Rights in the Company Software (including the Company Source Code) and (b) all Intellectual Property Rights in which any of the Acquired Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

         Company IP Contract. "Company IP Contract" shall mean any Contract to which any of the Acquired Corporations is or was a party, or by which any of the Acquired Corporations is or was bound or to which any Company IP is or was subject, that contains any assignment or license of, or any covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with or for any of the Acquired Corporations.

         Company Material Adverse Effect. "Company Material Adverse Effect" shall mean any effect, change, event or circumstance (or any series or group of related effects, changes, events and circumstances) that has or would reasonably be expected to have a material adverse effect on (a) the business, financial condition, capitalization, net assets (as defined in the next sentence), operations or financial performance of the Acquired Corporations taken as a whole, (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or (c) Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation; provided, however, that any effects resulting from (i) changes after the date of this Agreement in the U.S. or global economy or capital markets in general that do not have a materially disproportionate effect on the Acquired Corporations, (ii) changes after the date of this Agreement that affect generally the industries in which the Company participates but that do not have a materially disproportionate effect on the Acquired Corporations, (iii) changes after the date of this Agreement in applicable law or in U.S. GAAP, (iv) any decline in customer orders, or any resignation of any employees (other than the employees listed on Schedule 6.6), that is attributable to the announcement of the Merger, (v) changes in the market price or trading volume of the Company Common Stock (provided that the underlying causes of such changes may qualify as "Company Material Adverse Effects"), (vi) failure(s) by the Company to meet internal operating projections or forecasts, or published revenue or earnings predictions (provided that shortfalls in financial results which result in such missed projections or forecasts and the underlying causes of such shortfalls may qualify as "Company Material Adverse Effects"), and (vii) any effects resulting from any Legal Proceeding against the Company by the stockholders of the Company challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions, shall not constitute a Company Material Adverse Effect. For purposes of the preceding sentence, "net assets" means the aggregate fair market value of the assets (including cash, cash equivalents, short-term investments and Intellectual Property) of the Acquired Corporations minus the amount of the liabilities (accrued, contingent or otherwise) of the Acquired Corporations.

         Company Software. "Company Software" shall mean any software (including firmware and other software embedded in hardware devices) owned, developed (or currently being developed), marketed, distributed, licensed or sold by any of the Acquired Corporations at any time (other than (a) third-party software licensed to any of the Acquired Corporations solely for internal use on a non-exclusive basis and (b) third-party software resold by any Acquired Corporation without any change or modification by any Acquired Corporation that is not incorporated into any software owned or developed (or currently being developed) by any Acquired Corporation) and shall include each version of the software products known as Odyssey, Cell Designer, YIELD Projector, Testchip, Testchip Advantage, Recipe Management and Editing, YIELDirector and DSSA Sentry.

         Company Source Code. "Company Source Code" shall mean the human-readable source code version of any Company Software, including all calculation formulae embodied in the Company Software, descriptions or details of any algorithms embodied in the Company Software and all annotations, commentary, instructions, specifications (including design, functional and other technical specifications), programmer notes (technical or otherwise), logic diagrams, flowcharts, input and output layouts, field descriptions, sort sequences, data dictionaries and file layouts relating to any Company Software.

         Confidentiality Agreement. "Confidentiality Agreement" shall mean the Nondisclosure Agreement dated April 6, 2005 between the Company and Parent.

         Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

         Contemplated Transactions. "Contemplated Transactions" shall mean the Merger and the other transactions and actions contemplated by this Agreement.

         Contract. "Contract" shall mean any legally binding written, oral or implied agreement, contract, subcontract, lease, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

         Disclosure Schedule. "Disclosure Schedule" shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

         DOL. "DOL" shall mean the United States Department of Labor.

         Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, restriction or other encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

         ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         Foreign Plan. "Foreign Plan" shall mean (a) any plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability, (b) any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States and (c) any Company Benefit Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

         Governmental Authorization. "Governmental Authorization" shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

         Intellectual Property. "Intellectual Property" shall mean algorithms, application programmers' interfaces (APIs), apparatus, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

         Intellectual Property Rights. "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) Trademark and trade name rights and similar rights; (c) trade secret rights; (d) Patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

         IRS. "IRS" shall mean the United States Internal Revenue Service.

         Knowledge. "Knowledge" shall mean, when used with respect to the Company, the actual knowledge of any officer or director of the Company; and, when used with respect to Parent, the actual knowledge of any officer or director of Parent.

         Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought or conducted or heard by or before any court or other Governmental Body or any arbitrator or arbitration panel.

         Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ National Market).

         Made Available. "Made Available" shall mean that the information referred to (i) has been actually delivered to Parent or to its outside legal counsel or presented for review to Parent or legal counsel at the offices of the Company or (ii) with respect to any information expressly contemplated by this Agreement to be delivered or actually delivered to Parent or to its outside legal counsel during the Pre-Closing Period only.

         Malicious Code. "Malicious Code" shall mean any "back door," "drop dead device," "time bomb," "Trojan horse," "virus," or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user's consent. For avoidance of doubt, "bugs" and other unintentional defects or errors in a software program are not considered Malicious Code and features of a software program that allow the user thereof to intentionally interrupt, suspend or cease the operation of the program (e.g., the "Esc" key or simultaneously pressing the "Ctrl", "Alt" and "Delete" keys) are not considered Malicious Code.

         Merger Consideration. "Merger Consideration" shall mean the cash consideration that a holder of shares of Company Common Stock who does not perfect his, her or its appraisal rights under the DGCL is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5.

         Parent Common Stock. "Parent Common Stock" shall mean the Common Stock, $0.01 par value per share, of Parent.

         Patents. "Patents" shall mean patents and patent applications in any jurisdiction in the world.

         Person. "Person" shall mean any individual, Entity or Governmental
Body.

         Permitted Encumbrance. "Permitted Encumbrance" shall mean (A) statutory liens for taxes that are not yet due and payable or liens for taxes being contested in good faith by any appropriate proceedings for which adequate reserves have been established on the Year-End Balance Sheet; (B) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have not been breached; (C) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (D) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (E) liens in favor of customs and revenue authorities arising as a matter of Legal Requirements to secure payments of customs duties in connection with the importation of goods; (F) non-exclusive object code licenses of software by the any Acquired Corporation or any reseller or distributor of any Acquired Corporation in the ordinary course of its business consistent with past practice; and (G) Encumbrances set forth in that certain Loan and Security Agreement dated July 21, 2005 by and between the Company and Silicon Valley Bank; and (H) Encumbrances that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property subject thereto.

         Registered IP. "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued by, with or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered Trademarks and all applications for any of the foregoing.

         Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

         Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

         Subsidiary. An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity, beneficial or financial interests or such Entity.

         Superior Offer. "Superior Offer" shall mean an unsolicited, bona fide written offer made by a third party to purchase at least 75% of the outstanding shares of Company Common Stock or assets of the Acquired Corporations, taken as a whole, on terms that the Company Board determines, in its good faith judgment, after having consulted with the Financial Advisor, to be (a) more favorable to the Company's stockholders from a financial point of view than the terms of the Merger and (b) reasonably likely to be consummated if such offer were to be accepted by the Company; provided, however, that any such offer shall not be deemed to be a "Superior Offer" if any financing is required to consummate the transaction contemplated by such offer and either (i) such financing is not committed or (ii) the Company Board has not determined that such financing is likely to be obtained by such third party.

         Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         Trademarks. "Trademarks" shall mean trademarks and service marks (whether registered or unregistered), including applications therefor, in any jurisdiction in the world.

         Triggering Event. A "Triggering Event" shall be deemed to have occurred if: (i) the Company Board shall have failed to recommend unanimously that the Company's stockholders vote to adopt the Agreement or the Company Board shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (ii) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation or a statement to the effect that the Company has determined and believes that the Merger is advisable and fair to and in the best interests of the Company's stockholders; (iii) the Company Board fail to reaffirm publicly the Company Board Recommendation, or fails to reaffirm its determination that the Merger is advisable and fair to and in the best interests of the Company's stockholders, in each case within five business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the Company Board or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have executed any letter of intent, memorandum of understanding or similar document or Contract relating to any Acquisition Proposal other than as expressly permitted in Section 4.3(a) of the Agreement; (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) an Acquisition Proposal has arisen directly or indirectly from any breach of any of the provisions of Section 4.3, or any of the Acquired Corporations or any Representative of any of the Acquired Corporations shall have otherwise materially and willfully breached any of the provisions set forth in Section 4.3 in connection with an Acquisition Proposal.

                                     ANNEX B
                             Opinion of SVB Alliant
























                                       i.

Board of Directors
HPL Technologies, Inc.
2033 Gateway Place, Suite 400
San Jose, California 95110



Ladies and Gentlemen:

We understand that Synopsys, Inc., a Delaware corporation ("Buyer"), Snap Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("Merger Sub") and HPL Technologies, Inc., a Delaware corporation ("HPL") propose to enter into an Agreement of Merger, substantially in the form of the draft dated September 28, 2005 (the "Agreement"), whereby, among other things, Merger Sub shall be merged with and into the Company (the "Transaction"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation.

The Agreement provides that, at the effective time of the Transaction, each issued and outstanding share of common stock, $0.001 par value, of HPL (collectively, the "Shares") (other than shares owned by Buyer, Merger Sub or any other wholly-owned subsidiary of Buyer or shares which are held by stockholders exercising dissenters' rights pursuant to Section 262 of the Delaware General Corporations Law) will be converted into the right to receive $0.30 in cash (the "Purchase Price"). We also understand that the terms and conditions of the Transaction are more fully detailed in the Agreement.

You have requested our opinion as to whether the Purchase Price is fair, from a financial point of view, to the HPL stockholders. For purposes of the opinion set forth herein, we have:

(a) Discussed the past and current operations, financial condition, and prospects for HPL with senior executives of HPL;

(b) Discussed with the senior executives of HPL the strategic objectives of the Transaction;

(c) Reviewed certain financial statements and other financial and operating data concerning HPL prepared by HPL management and its representatives;

(d) Analyzed certain financial projections for HPL prepared by HPL management;

(e) Compared the financial performance of HPL with that of certain other comparable publicly-traded companies and the prices paid for securities of those publicly-traded companies;

(f) Reviewed the financial terms, to the extent publicly available, of certain merger and acquisition transactions involving companies we believe to be comparable in whole or in part to HPL;

(g) Assessed the value of HPL using a discounted cash flow analysis of projected future cash flows and rejected the use of that analysis;

(h)    Reviewed HPL's trading history and relative stock price performance;

(i) Reviewed the Agreement and certain related documents and discussed the proposed terms of the Transaction with senior executives of HPL;

(j) Reviewed with HPL management HPL's anticipated operating expenses, the potential for default under HPL's third-party secured line of credit, other cash needs and liquidity constraints, including the ability of HPL to secure alternative sources of financing; and

(k) Performed such other financial studies, analyses and investigations and reviewed such other information and factors as we have deemed appropriate.

In our review and analysis and in formulating our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information publicly available or furnished or otherwise communicated to us. With respect to the financial projections of HPL, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of HPL. The financial and other information regarding HPL reviewed by or discussed with SVB Alliant in connection with the rendering of this opinion was limited to publicly available information and that provided by HPL's management, and certain discussions with HPL regarding HPL's financial condition and future prospects as well as the strategic objectives of the Transaction, respectively.

We have assumed that the Transaction will be consummated in a timely fashion in accordance with the terms set forth in the Agreement. We have not made any independent valuation or appraisal of any of HPL's assets or liabilities (including any derivative or off-balance sheet assets or liabilities), nor have we been furnished with any such appraisals. We have relied on HPL and its legal counsel as to all legal and tax matters. Our opinion is necessarily based on the economic, market, and other conditions in effect on, and the information made available to us as of, the date hereof. Any change in such conditions or information would require a reevaluation of this opinion. SVB Alliant has not assumed any obligation or responsibility to update, revise, or reaffirm this opinion based on such changes occurring after the date hereof. We express no opinion as to the price at which HPL common stock will trade at any time.

In formulating our opinion and without limiting the generality of the foregoing, SVB Alliant also relied on (i) the fact that HPL's decision to enter into the Agreement was preceded by (a) a nine month engagement to discuss financing opportunities and (b) a concurrent five month process during which merger and financing proposals were solicited by or on behalf of HPL from potential parties which included parties that HPL believed were logical merger partners or minority investors, and (ii) HPL's assessment that the Transaction represents the only currently available transaction to HPL that would provide the cash necessary to enable HPL to fund its ongoing operations to avoid foreclosure on its assets by existing creditors.

In formulating our opinion and without limiting the generality of the foregoing, SVB Alliant has assumed that (i) HPL would be unable to secure alternative financing in sufficient time to provide working capital to continue operations and avoid actions that would severely impair its future prospects, (ii) HPL would not be able to pay its obligations as they became due or continue its operations in the absence of consummation of the Transaction and (iii) even with drastic measures there would be no assurance that such measures would provide anything more than a temporary solution to HPL's working capital deficit leading HPL ultimately to seek protection from creditors pursuant to a bankruptcy proceeding, a reasonably possible outcome of which would produce no value to HPL's stockholders.

Our opinion addresses only the fairness of the Purchase Price, from a financial point of view, and we do not express any views on any other terms of the proposed Transaction or the business or economic bases underlying the Agreement.

SVB Alliant has acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the transaction. In addition, HPL has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion. As part of SVB Alliant's investment banking services, we are regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, divestitures, and private placements. We have been engaged to render the financial opinion expressed herein and we will earn a fee upon delivery of this opinion. SVB Alliant and its affiliates have provided, and may in the future provide, financial advisory and financing services for HPL for which we have received or would expect to receive customary fees for the rendering of these services. As of the date hereof, Silicon Valley Bank, a subsidiary of Silicon Valley Financial Group, parent company of SVB Alliant, has a loan in the amount of $3.0 million, of which $2.0 million is drawn, extended to HPL. It is our understanding that proceeds from the Transaction would be used in part to pay off any then-outstanding amounts of such loan.

SVB Alliant's advisory services and this opinion are provided for the information and assistance of the Board of Directors of HPL in connection with its consideration of the Transaction contemplated by the Agreement. This opinion is not intended to be and does not constitute a recommendation to any HPL stockholder as to how such stockholder should vote with respect to the Transaction.

Based upon and subject to the foregoing, we are of the opinion that the Purchase Price is fair, from a financial point of view, to the HPL stockholders.




         Very truly yours,


         /s/ Richard T. Dalton
         ---------------------

         SVB Alliant

                                     ANNEX C
                            Form of Voting Agreement
































                                       i.

                                VOTING AGREEMENT


          THIS VOTING AGREEMENT ("Agreement") is entered into as of October 2, 2005, by and between SYNOPSYS, INC., a Delaware corporation ("Parent"), and ____________________ ("Stockholder").

                                    RECITALS

          A. Stockholder is a holder of record and the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of certain shares of common stock of HPL Technologies, Inc., a Delaware corporation (the "Company").

          B. Parent, Snap Acquisition, Inc., a Delaware corporation ("Acquisition Sub"), and the Company are entering into an Agreement of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of Acquisition Sub into the Company (the "Merger").

          C. In the Merger, each outstanding share of common stock of the Company is to be converted into the right to receive $0.30 in cash.

          D. Stockholder is entering into this Agreement in order to induce Parent to enter into the Merger Agreement.

                                    AGREEMENT

         The parties to this Agreement, intending to be legally bound, agree as follows:


SECTION 1. CERTAIN DEFINITIONS

         For purposes of this Agreement:

          (a) "Company Common Stock" shall mean the common stock, par value $0.001 per share, of the Company.

          (b) Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

          (c) "Person" shall mean any (i) individual, (ii) corporation, limited liability company, partnership or other entity, or (iii) governmental authority.

          (d) "Proxy Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the date upon which the Merger becomes effective.

          (e) "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date.

          (f) "Subject Shares" shall mean: (i) all shares of Company Common Stock Owned by Stockholder as of the date of this Agreement; (ii) all additional shares of Company Common Stock of which Stockholder acquires Ownership during the period from the date of this Agreement through the Proxy Expiration Date; and (iii) all securities into which any of the shares of Company Common Stock described in clause "(i)" or clause "(ii)" above are exchanged or converted.

          (g) A Person shall be deemed to have a effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Parent; or
(iii) reduces such Person's beneficial ownership of, interest in or risk relating to such security. The exercise of an option to purchase shares of Company Common Stock is not a Transfer for purposes of this Agreement.

          (h) Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.

SECTION 2.  TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

          2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

          2.2 Restriction on Transfer of Voting Rights. During the period from the date of this Agreement through the Proxy Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

          2.3 Permitted Transfers. Section 2.1 shall not prohibit a transfer of Subject Securities by Stockholder (a) if Stockholder is an individual (i) to any member of Stockholder's immediate family, or to a trust for the benefit of Stockholder or any member of Stockholder's immediate family, or (ii) upon the death of Stockholder, or (b) if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated corporation under common control with Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.


SECTION 3. VOTING OF SHARES

          3.1 Voting Covenant. Stockholder hereby agrees that, prior to the Proxy Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

               (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

               (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

               (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and (G) any other action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

Prior to the Proxy Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with clause "(a)", clause "(b)" or clause "(c)" of the preceding sentence.


     3.2 PROXY; FURTHER ASSURANCES.

          (a) Contemporaneously with the execution of this Agreement: (i) Stockholder shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times prior to the Proxy Expiration Date) with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by Stockholder.

          (b) Stockholder shall not enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to the Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of Stockholder's obligations hereunder or the transactions contemplated hereby.


SECTION 4. WAIVER OF APPRAISAL RIGHTS

         Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of, or with respect to, any shares of Company Common Stock Owned by Stockholder.


SECTION 5. EPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

          Stockholder hereby represents and warrants to Parent as follows:

          5.1 Authorization, etc. Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Proxy and to perform Stockholder's obligations hereunder and thereunder. This Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is a corporation, then Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a general or limited partnership, then Stockholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized. If Stockholder is a limited liability company, then Stockholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized.

          5.2 No Conflicts or Consents.

               (a) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder; or (ii) result in either
(A) any breach of or default under any Contract to which Stockholder is a party or (B) the creation of any encumbrance or restriction on any of the Subject Securities, in either case, which would prevent Stockholder from complying with the obligations set forth in Section 3.1.

               (b) The execution and delivery of this Agreement and the Proxy by Stockholder do not, and the performance of this Agreement and the Proxy by

Stockholder will not, require any consent or approval of any Person. The execution and delivery of any additional proxy pursuant to Section 3.2(a)(ii) with respect to any shares of Company Common Stock that are owned beneficially but not of record by Stockholder do not, and the performance of any such additional proxy will not, require any consent or approval of any Person.

          5.3 Title to Securities. As of the date of this Agreement: (a) Stockholder holds of record (free and clear of any encumbrances or restrictions) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder holds (free and clear of any encumbrances or restrictions) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options and Other Rights" on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

          5.4 Accuracy of Representations. The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement, and will be accurate in all respects at all times through and including the Proxy Expiration Date as if made as of any such time or date.


SECTION 6.  ADDITIONAL COVENANTS OF STOCKHOLDER

          6.1 Stockholder Information. Stockholder hereby agrees to permit the Company, Parent and Acquisition Sub to publish and disclose in the Proxy Statement Stockholder's identity and ownership of shares of Company Common Stock and the nature of Stockholder's commitments, arrangements and understandings under this Agreement.

          6.2 Further Assurances. From time to time and without additional consideration, Stockholder shall (at Stockholder's sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at Stockholder's sole expense) take such further actions, as Parent may request for the purpose of carrying out and furthering the intent of this Agreement.


SECTION 7. MISCELLANEOUS


          7.1 Survival of Representations, Warranties and Agreements. All representations, warranties, covenants and agreements made by Stockholder in this Agreement shall survive the Proxy Expiration Date.

          7.2 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

          7.3 Notices. Any notice or other communication required or permitted to be delivered to either party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when received at the address or facsimile telephone number set forth beneath the name of such party below (or at such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party):


        if to Stockholder:

               at the address set forth on the signature page hereof; and

        if to Parent:

        Synopsys, Inc.
        700 East Middlefield Road
        Mountain View, CA  94043
        Attn:   General Counsel
        Fax:     (650) 965-8637

          7.4 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

          7.5 Entire Agreement. This Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon either party unless made in writing and signed by both parties.

          7.6 Assignment; Binding Effect. Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and Stockholder's heirs, estate, executors and personal representatives (as applicable) and Stockholder's successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or Section 5.1 or elsewhere in this Agreement, this Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

          7.7 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Agreement shall be construed as independent of any other agreement or arrangement between Stockholder, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by Stockholder against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder.

          7.8 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.8, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          7.9 Non-Exclusivity. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of Stockholder under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any Affiliate Agreement between Parent and Stockholder; and nothing in any such Affiliate Agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Agreement.

          7.10 Governing Law; Jurisdiction; Waiver of Jury Trial.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in the Northern District of California and the State of Delaware.

               (b) STOCKHOLDER IRREVOCABLY WAIVES THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS AGREEMENT OR THE PROXY.

          7.11 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          7.12 Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          7.13 Attorneys' Fees. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against Stockholder, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

          7.14 Waiver. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Agreement, or any power, right, privilege or remedy of Parent under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          7.15 Termination. This Agreement shall terminate on the Proxy Expiration Date.

          7.16 Construction.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

               (b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

         IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be executed as of the date first written above.



                          SYNOPSYS, INC.



                           ____________________________________________________
                           By


                           ____________________________________________________
                           Title




                           STOCKHOLDER


                           ____________________________________________________
                           Signature


                           ____________________________________________________
                           Printed Name


                            Address:     ___________________________

                                         ___________________________

                                         ___________________________

                            Facsimile:   ___________________________



                                                        Additional Securities
Shares Held of Record     Options and Other Rights       Beneficially Owned
---------------------     -----------------------       ----------------------

                                    EXHIBIT A
                            FORM OF IRREVOCABLE PROXY

         The undersigned stockholder (the "Stockholder") of HPL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes REX S. JACKSON, RANDY TINSLEY and SYNOPSYS, INC., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder's rights with respect to
(i) the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified on the final page of this proxy, and (ii) any and all other shares of capital stock of the Company which the Stockholder may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies will be given with respect to any of the Shares.

         This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, between Parent and the Stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement of Merger, dated as of the date hereof, among Parent, Snap Acquisition, Inc. a wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). This proxy will terminate on the Proxy Expiration Date (as defined in the Voting Agreement).

         The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the valid termination of the Merger Agreement or the effective time of the merger contemplated thereby (the "Merger") at any meeting of the stockholders of the Company, however called, and in connection with any written action by consent of stockholders of the Company:

                  (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing; and

                  (ii) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

                  (iii) against the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any subsidiary of the Company; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of the Company or any subsidiary of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company or any subsidiary of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's certificate of incorporation or bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; and
         (G) any other action which is intended, or would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreement.

         The Stockholder may vote the Shares on all other matters not referred to in this proxy, and the attorneys and proxies named above may not exercise this proxy with respect to such other matters.

         This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

         Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Stockholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Dated:  October 2, 2005

                                    STOCKHOLDER


                                    -------------------------------------------
                                    Signature


                                    -------------------------------------------
                                    Printed Name


                                    Number of shares of
                                    common stock of the
                                    Company owned of
                                    record as of the
                                    date of this proxy:


                                    -------------------------------------------

                                     ANNEX D
                                Appraisal Rights






















































                                       i.

                        DELAWARE GENERAL CORPORATION LAW
                                   SECTION 262
                                APPRAISAL RIGHTS

         ss. 262. Appraisal rights.

                  (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

                  (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g) of this title), ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of this title:

                    (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

                    (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                         a. Shares of stock of the corporation surviving or
resulting from such merger or consolidation, or depository receipts in respect thereof;

                         b. Shares of stock of any other corporation, or
depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                         c. Cash in lieu of fractional shares or fractional
depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                         d. Any combination of the shares of stock, depository
receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                    (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

                  (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

                  (d) Appraisal rights shall be perfected as follows:

                    (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                    (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

                  (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

                  (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

                  (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

                  (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

                  (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

                  (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

                  (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

                  (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PROXY CARD


                             HPL Technologies, Inc.


                    Proxy Solicited by the Board of Directors
                     for the Special Meeting of Stockholders
                           to be Held December 6, 2005


The undersigned hereby appoints Cary D. Vandenberg and Michael P. Scarpelli or any one of them with full power of substitution, proxies to vote at the Special Meeting of Stockholders (the "Special Meeting") of HPL Technologies, Inc. (the "Company") to be held on December 6, 2005, at 10:00 a.m. PST, at the Doubletree Hotel, 2050 Gateway Place, San Jose, California 95110, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting. If no choice is specified, the proxy will be voted (i) for adoption of the Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition, Inc. and the Company, as it may be amended from time to time, as set forth in proposal 1; (ii) for the discretion to vote to adjourn the Special Meeting, if necessary, to another time or place for the purpose of soliciting additional proxies, as set forth in proposal 2; and (iii) according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL MATTERS SET FORTH BELOW.


    1. To adopt the Agreement of Merger, dated as of October 2, 2005, by and among Synopsys, Inc., Snap Acquisition, Inc. and HPL Technologies, Inc., as it may be amended from time to time.



___  For                      ___  Against                  ___  Abstain



    2. To approve the discretion to vote to adjourn the Special Meeting, if necessary, to another time or place for the purpose of soliciting additional proxies.



___  For                       ___  Against                  ___  Abstain



    3. IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MY PROPERLY COME BEFORE THE MEETING AND ADJOURNMENT(S) THEREOF.


         The Board recommends that you vote "FOR" the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                        Signature(s) of Stockholder(s)

                                  Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

                                   Date:___________, 2005



                    PLEASE COMPLETE, DATE AND SIGN THIS PROXY
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.